                                                                    EXHIBIT 10.1



                               CREDIT AGREEMENT

                                 relating to a

             $30,000,000 Senior Secured Revolving Credit Facility

                                     among

                            OLD AMERICA STORE, INC.
                                  as Borrower

                                      and

                           OLD AMERICA STORES, INC.
                                      and
                          OLD AMERICA WHOLESALE, INC.
                                 as Guarantors

                                      and

                            NATIONAL BANK OF CANADA
                                      and
                                 COMPASS BANK,
                                  as Lenders

                                      and

                            NATIONAL BANK OF CANADA
                                   as Agent

                                  dated as of

                                 May 31, 1996

                               TABLE OF CONTENTS

ARTICLE 1 - Definitions                                                                1
     Section 1.1        Definitions                                                    1
     Section 1.2        Other Definitional Provisions                                 21
     Section 1.3        Accounting Terms and Determinations                           22
     Section 1.4        Financial Covenants and Reporting                             22

ARTICLE 2 - Loans                                                                     22
     Section 2.1        Commitments                                                   22
     Section 2.2        Notes                                                         23
     Section 2.3        Repayment of Loans                                            23
     Section 2.4        Interest                                                      23
     Section 2.5        Borrowing Procedure                                           24
     Section 2.6        Optional Prepayments, Conversions and Continuations of Loans  24
     Section 2.7        Mandatory Prepayments                                         24
     Section 2.8        Minimum Amounts                                               25
     Section 2.9        Certain Notices                                               25
     Section 2.10       Use of Proceeds                                               26
     Section 2.11       Fees                                                          26
     Section 2.12       Computations                                                  26
     Section 2.13       Termination or Reduction of Loans Commitments                 27
     Section 2.14       Letters of Credit                                             27

ARTICLE 3 - Payments                                                                  30
     Section 3.1        Method of Payment; Settlement Procedures                      30
     Section 3.2        Pro Rata Treatment                                            30
     Section 3.3        Sharing of Payments, Etc                                      31
     Section 3.4        Non-Receipt of Funds by Agent                                 31
     Section 3.5        Withholding Taxes                                             31
     Section 3.6        Withholding Tax Exemption                                     33
     Section 3.7        Weekly Settlement Procedure                                   33

ARTICLE 4 - Yield Protection and Illegality                                           34
     Section 4.1        Additional Costs                                              34
     Section 4.2        Limitation on Types of Loans                                  35
     Section 4.3        Illegality                                                    35
     Section 4.4        Treatment of Affected Loans                                   36
     Section 4.5        Compensation                                                  36
     Section 4.6        Capital Adequacy                                              37
     Section 4.7        Additional Interest on Eurodollar Loans                       37

ARTICLE 5 - Security                                                                  37
     Section 5.1        Collateral                                                    37


     Section 5.2        Guarantees                                                    38
     Section 5.3        New Subsidiaries                                              38
     Section 5.4        Setoff                                                        39
     Section 5.5        Conditions to Release of Capital Stock                        39

ARTICLE 6 - Conditions Precedent                                                      39
     Section 6.1        Initial Extension of Credit                                   39
     Section 6.2        All Extensions of Credit                                      43
     Section 6.3        Closing Certificate                                           43

ARTICLE 7 - Representations and Warranties                                            44
     Section 7.1        Corporate Existence                                           44
     Section 7.2        Financial Statements                                          44
     Section 7.3        Corporate and other Entity Action; No Breach                  44
     Section 7.4        Operation of Business                                         45
     Section 7.5        Intellectual Property                                         45
     Section 7.6        Litigation and Judgments                                      45
     Section 7.7        Rights in Properties; Liens                                   45
     Section 7.8        Enforceability                                                46
     Section 7.9        Approvals                                                     46
     Section 7.10       Debt                                                          46
     Section 7.11       Taxes                                                         46
     Section 7.12       Margin Securities                                             46
     Section 7.13       ERISA                                                         47
     Section 7.14       Disclosure                                                    47
     Section 7.15       Capitalization                                                47
     Section 7.16       Agreements                                                    48
     Section 7.17       Compliance with Laws                                          48
     Section 7.18       Investment Company Act                                        48
     Section 7.19       Public Utility Holding Company Act                            48
     Section 7.20       Environmental Matters                                         48
     Section 7.21       Labor Disputes and Acts of God                                49
     Section 7.22       Material Contracts                                            50
     Section 7.23       Bank Accounts                                                 50
     Section 7.24       Outstanding Securities                                        50
     Section 7.25       Solvency                                                      50
     Section 7.26       Employee Matters                                              50
     Section 7.27       Insurance                                                     50

ARTICLE 8 - Affirmative Covenants                                                     51
     Section 8.1        Reporting Requirements                                        51
     Section 8.2        Maintenance of Existence; Conduct of Business                 54
     Section 8.3        Maintenance of Properties                                     54
     Section 8.4        Taxes and Claims                                              55
     Section 8.5        Insurance                                                     55
     Section 8.6        Inspection Rights                                             56



     Section 8.7        Keeping Books and Records                                     57
     Section 8.8        Compliance with Laws                                          57
     Section 8.9        Compliance with Agreements                                    57
     Section 8.10       Further Assurances                                            57
     Section 8.11       ERISA                                                         57
     Section 8.12       Collection and Application of Proceeds                        58
     Section 8.13       Landlord Waiver                                               58

ARTICLE 9 - Negative Covenants                                                        59
     Section 9.1        Debt                                                          59
     Section 9.2        Limitation on Liens                                           60
     Section 9.3        Mergers, Acquisitions, Etc                                    60
     Section 9.4        Restricted Payments                                           60
     Section 9.5        Investments                                                   60
     Section 9.6        Limitation on Issuance of Capital Stock                       61
     Section 9.7        Transactions with Affiliates                                  61
     Section 9.8        Disposition of Property                                       62
     Section 9.9        Sale and Leaseback                                            62
     Section 9.10       Lines of Business                                             62
     Section 9.11       Environmental Protection                                      62
     Section 9.12       Intercompany Transactions                                     63
     Section 9.13       Management Fees                                               63
     Section 9.14       Modification of Documents and Agreements                      63
     Section 9.15       Bank Accounts                                                 63
     Section 9.16       ERISA                                                         63

ARTICLE 10 - Financial Covenants                                                      64
     Section 10.1       Consolidated Current Ratio                                    64
     Section 10.2       Consolidated Interest Coverage Ratio                          64
     Section 10.3       Leverage Ratio                                                64
     Section 10.4       Capital Expenditures                                          64
     Section 10.5       Consolidated Net Income                                       64

ARTICLE 11 - Default                                                                  64
     Section 11.1       Events of Default                                             64
     Section 11.2       Remedies                                                      67
     Section 11.3       Cash Collateral                                               67
     Section 11.4       Performance by Agent                                          68

ARTICLE 12 - Agent                                                                    68
     Section 12.1       Appointment, Powers and Immunities                            68
     Section 12.2       Rights of Agent as a Lender                                   69
     Section 12.3       Defaults                                                      69
     Section 12.4       INDEMNIFICATION                                               69
     Section 12.5       Independent Credit Decisions                                  70
     Section 12.6       Several Commitments                                           71


     Section 12.7       Successor Agent                                               71

ARTICLE 13 - Miscellaneous                                                            71
     Section 13.1       Expenses                                                      71
     Section 13.2       INDEMNIFICATION                                               72
     Section 13.3       LIMITATION OF LIABILITY                                       73
     Section 13.4       No Duty                                                       73
     Section 13.5       No Fiduciary Relationship                                     73
     Section 13.6       Equitable Relief                                              74
     Section 13.7       No Waiver; Cumulative Remedies                                74
     Section 13.8       Successors and Assigns                                        74
     Section 13.9       Survival                                                      77
     Section 13.10      ENTIRE AGREEMENT                                              77
     Section 13.11      Amendments                                                    77
     Section 13.12      Maximum Interest Rate                                         78
     Section 13.13      Notices                                                       79
     Section 13.14      GOVERNING LAW; SUBMISSION TO JURISDICTION;
                        SERVICE OF PROCESS                                            79
     Section 13.15      Counterparts                                                  80
     Section 13.16      Severability                                                  80
     Section 13.17      Headings                                                      80
     Section 13.18      Construction                                                  80
     Section 13.19      Independence of Covenants                                     80
     Section 13.20      Confidentiality                                               80
     Section 13.21      WAIVER OF JURY TRIAL                                          80
     Section 13.22      Approvals and Consent                                         81

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                             Description of Exhibit            Section
-------                             ----------------------            -------

    A                            Form of Assignment and Acceptance       1.1
    B                            Form of Borrowing Base Report           1.1
    C                            Form of Compliance Certificate      1.1 and 2.2
    D                            Form of Note                        1.1 and 2.2
    E                            Form of Notice of Borrowings,
                                 Conversions, Continuations or
                                   Prepayments                           2.9

                               INDEX TO SCHEDULES
                               ------------------

Schedule          Description of Schedule
--------          -----------------------
 1.1(a)      Permitted Liens
 1.1(b)      Projections
 7.4         Permits, Franchises, Licenses and Authorizations
 7.5         Intellectual Property
 7.6         Litigation and Judgments
 7.10        Existing Debt
 7.11        Taxes
 7.13        Plans
 7.15        Stock Options, Etc.
 7.22        Material Contracts
 7.23        Bank Accounts
 7.26        Employee Matters
 7.27        Insurance
 9.5         Existing Investments

                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT, dated as of May 31, 1996, is by and among OLD AMERICA STORE, INC., a Texas corporation ("Borrower"), OLD AMERICA STORES, INC., a Delaware corporation ("Holdings"), OLD AMERICA WHOLESALE, INC., a Delaware corporation ("Wholesale"), NATIONAL BANK OF CANADA, a Canadian chartered banking association ("NBC"), COMPASS BANK, an Alabama chartered banking association, each of the other lending institutions (if any) which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto or any permitted successor or assignee thereof permitted pursuant to Section 13.8 (including NBC, individually a "Lender" and collectively "Lenders") and NATIONAL BANK OF CANADA, a Canadian chartered banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity pursuant to Section 12.7, "Agent").

                                   RECITALS:
                                   ---------

     Borrower has requested that Lenders extend a $30,000,000 senior secured revolving credit facility, with a sublimit of $5,000,000 for letters of credit, to Borrower for the purposes of refinancing the Debt owed by Borrower to its existing lenders, financing permitted acquisitions and capital expenditures and providing working capital, and Lenders have agreed to provide such funds upon and subject to the terms and conditions set forth in this Agreement and the other Loan Documents.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                  I. ARTICLE

                                  Definitions

A.        Section   Definitions  .  As used in this Agreement, the following
terms have the following meanings:

     "Accounts" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of Borrower or any other Loan Party in respect of Inventory sold and shipped or services rendered by Borrower or such Loan Party and includes, without limitation, each and every "account" as such term is defined in the UCC.

     "ACH Agreement" means the certain ACH Agreement dated on or before the Closing Date between Borrower and Agent.

     "Additional Costs" means as specified in Section 4.1(a).

     "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1.00%) determined by Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting securities of such Person; or (c) ten percent or more of the voting securities of which is directly or indirectly beneficially owned or held by the Person in question.
The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that in no event shall Agent or any Lender be deemed an Affiliate of Borrower or any of its Subsidiaries.

     "Agent" means as specified in the introductory paragraph of this Agreement.

     "Agent's Letter" means the letter agreement dated as of the Closing Date (and accepted by Borrower as of the Closing Date) between Borrower and Agent.

     "Agreement" means this Credit Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

     "Applicable Lending Office" means for each Lender and each Type of Loan, the Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Borrower and Agent as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means -0-% with respect to Prime Rate Loans and 2.00% with respect to Eurodollar Loans; provided, however, that, at any time after the first anniversary of the Closing Date, the Applicable Margin with respect to Eurodollar Loans shall be reduced to 1.75% commencing with the first day of the next succeeding fiscal quarter after which Agent, based upon the financial statements of Holdings contained in its quarterly or annual (as applicable) reports filed with the Securities and Exchange Commission as delivered to Agent, determines that the ratio of the Outstanding Credit to EBITDA for the four consecutive fiscal quarters of Borrower then ended is less than 1.25 to 1.00 and continuing thereafter through the last day of each succeeding fiscal quarter for which such ratio is determined by Agent (based upon timely delivery of the aforesaid financial statements pursuant to Section 8.1) to be less than 1.25 to 1.00, i.e., continuing until such ratio is equal to or greater than 1.25 to 1.00 or until the aforesaid financial statements are not timely delivered to Agent as required by Section 8.1, whereupon the Applicable Margin with respect to Eurodollar Loans shall be promptly increased to 2.00% effective as of the first day of the next succeeding fiscal quarter after the last day of the fiscal quarter for which such ratio is equal to or greater than 1.25 to 1.00 (notwithstanding that such ratio may be determined after such last day) or for which the aforesaid financial statements were not timely delivered to Agent as required by Section 8.1 and shall thereafter remain at 2.00% (until the same may again be subsequently reduced to 1.75% as provided herein).

     "Assignment and Acceptance" means an assignment and acceptance entered into by NBC and its Assignee and accepted by Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

     "Assignee" means as specified in Section 13.8(b).

     "Assigning Lender" means as specified in Section 13.8(b).

     "Bankruptcy Code" means as specified in Section 11.1(e).

     "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

     "Boatmen's" means The Boatmen's National Bank of St. Louis.

     "Borrower" means as specified in the introductory paragraph of this Agreement.

     "Borrower Security Agreement" means a Security Agreement in form and substance satisfactory to Agent dated the Closing Date to be executed by Borrower in favor of Agent for the benefit of Agent and Lenders pursuant to which Borrower grants Liens in and to its personal Property as security for the payment and performance of the Obligations, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Borrowing Base" means, at any time of determination by Agent, an amount determined by Agent equal to the remainder of (a) 50% of Eligible Inventory, minus (b) the Reserve Amount; provided, however, that if at any time (i) Borrower's Inventory contained in departments related to floral, framing and seasonal activities is less than 30% of Borrower's total Inventory based upon the values of such inventory as carried on Borrower's balance sheet prepared on a basis consistent with GAAP or the net sales from the sale of such floral, framing and seasonal Inventory is less than 50% of Borrower's total net sales for any fiscal quarter or (ii) a Default has occurred, then Agent may, at any such time and continuing thereafter in its discretion, change the percentage referred to in clause (a) preceding to any percentage(s) that Agent may desire; provided, further, however, that the percentage referred to in clause (a) preceding shall again be 50% commencing immediately after (A) the circumstance referred to in clause (i) preceding does not exist for a period of 56 consecutive days and (B) any Default referred to in clause (ii) preceding has remained cured for a period of 56 consecutive days and continuing thereafter unless and until the circumstance referred to in clause (i) preceding or a Default referred to in clause (ii) preceding again occurs. The Borrowing Base shall be redetermined concurrently with each date upon which Borrower is obligated to deliver a Borrowing Base Report to Agent pursuant to Section 8.1(e) (whether or not such a report is actually or timely delivered) based upon Borrower's Eligible Inventory as of the end of each fiscal month or week (as applicable) specified in Section 8.1(e).

     "Borrowing Base Report" means a report in substantially the form of Exhibit B attached hereto properly completed and certified by a Responsible Officer of Borrower which specifies the Borrowing Base as calculated and proposed by Borrower.

     "Business Day" means (a) any day on which commercial banks are not authorized or required to close in New York, New York (or, if the required funding is into a Texas bank, then in Dallas, Texas) and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by Borrower, Holdings or Wholesale or any of its Subsidiaries to acquire or construct fixed assets, fixtures, plant or equipment (including renewals, improvements or replacements, but excluding repairs) during such period and which, in accordance with GAAP, are classified as capital expenditures.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Stock" means corporate stock and any and all shares, partnership interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock issued by any entity (whether a corporation, partnership, limited liability company or another entity).

     "Cash Management Agreement" means that certain Cash Management Agreement dated on or before the Closing Date between Borrower and Agent.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Collateral" means all Property of any nature whatsoever upon which a Lien in favor of Agent (for and on behalf of Lenders) is created or purported to be created by any Loan Document.

     "Collection Accounts" means special accounts established by Borrower with depository banks into which Proceeds are deposited.

     "Collection Account Agreements" means Collection Account Agreements among the depository banks at which Collection Accounts are maintained (one for each such depository bank), Borrower and Agent, in form and substance satisfactory to Agent, pursuant to which Proceeds in Collection Accounts are transferred on a daily basis to the Concentration Account.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2, and "Commitments" means such obligations of all Lenders.

     "Commitment Letter" means that certain Commitment Letter dated April 25, 1996, from NBC to Holdings as agreed to and accepted by Holdings on April 30, 1996, and the Term Sheet attached thereto.

     "Commitment Percentage" means, as to any Lender and as to its Commitment, the percentage equivalent of a fraction, the numerator of which is the amount of the Commitment of such Lender and the denominator of which is the aggregate amount of the Commitments of all of Lenders, as adjusted from time to time in accordance with Section 13.8.

     "Compliance Certificate" means a certificate in substantially the form of Exhibit C attached hereto properly completed and certified by a Responsible Officer of Borrower.

     "Concentration Account" means deposit account no. 6042310001 styled "Old America Store, Inc. COF" established by Borrower with NBC pursuant to Section
8.13 and controlled by Agent in which Proceeds shall be deposited.

     "Consolidated Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Holdings and its Subsidiaries.

     "Consolidated Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Holdings and its Subsidiaries, less, in connection with any calculation of Consolidated Current Liabilities during the 12-month period immediately preceding the Maturity Date, the outstanding principal amount of the Loans.

     "Consolidated Current Ratio" means, at any particular time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

     "Consolidated Interest Coverage Ratio" means, for any period, the ratio of
(a) EBITDA of Holdings and its Subsidiaries for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" means, for any period, all consolidated interest on Debt of Holdings and its Subsidiaries paid or accrued during such period, including the interest portion of payments under Capital Lease Obligations.

     "Consolidated Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of Holdings and its Subsidiaries.

     "Consolidated Net Income" means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Holdings and its Subsidiaries; provided, however, that the following shall be excluded for purposes of determining Consolidated Tangible Net Worth: (a) any amount at which shares of Capital Stock of Holdings appear as an asset on Holdings' balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto,
(c) patents, trademarks, trade names, copyrights and other Intellectual Property, (d) loans to and advances to any stockholder, director, officer or employee of Borrower, Holdings or Wholesale or any Affiliate of such Loan Party, and (e) all other assets which are properly classified as intangible assets in accordance with GAAP.

     "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

     "Contract Rate" means as specified in Section 13.12.

     "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

     "Credit Card Agreement" means that certain Credit Card Agreement dated as of the Closing Date among Processor, Borrower and Agent, in form and substance satisfactory to Agent, pursuant to which Proceeds consisting of credit card receipts are transferred on a daily basis to the Concentration Account, and includes any similar agreement in form and substance satisfactory to Agent with a credit card processor acceptable to Agent.

     "Current Date" means a date occurring no more than 30 days prior to the Closing Date or such earlier date which is reasonably acceptable to Agent.

     "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities or obligations of such Person for borrowed money, (b) all indebtedness, liabilities or obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness, liabilities or obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable and accrued liabilities of such Person arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person, (e) all Debt of others Guaranteed by such Person,
(f) all indebtedness, liabilities or obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (h) all obligations of such Person to redeem or retire shares of Capital Stock of such Person, (i) all obligations and liabilities of such Person under Interest Rate Protection Agreements, and (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise, but after giving effect to any applicable grace period if and to the extent provided in Section 2.4(c)), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent plus the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans.

     "Deposit Agreement" means that certain Deposit Agreement dated on or before the Closing Date between Borrower and NBC.

     "Disbursement Account" means deposit account no. 6042640001 styled "Old America Store, Inc." established by Borrower with NBC into which all Loan proceeds, other than Loan proceeds to pay the Debt owed by Borrower to Prior Lenders, shall be disbursed.

     "Dollars" and "$" mean lawful money of the U.S.

     "EBITDA" means, for any period, without duplication, the sum of the following for Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP: (a) Consolidated Net Income, plus
(b) Consolidated Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Consolidated Net Income, plus (d) depreciation and amortization expense and other non-cash items to the extent deducted in determining Consolidated Net Income, minus (e) non-cash income to the extent included in determining Consolidated Net Income.

     "Eligible Assignee" means (a) any Lender, (b) any 51% (whether owned, controlled or under common control) or greater Affiliate of a Lender or (c) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution acceptable to Agent and consented to by Borrower (which consent shall not be unreasonably withheld, conditioned or delayed).

     "Eligible Inventory" means, at any date of determination, the value of all Inventory of Borrower used or consumed in the ordinary course of business of Borrower then owned by (and in the possession or under the control of) Borrower, in which Agent has a perfected, first priority security interest pursuant to the Security Documents, valued at the lower of cost or fair market value, determined in accordance with GAAP. Notwithstanding anything to the contrary contained in this Agreement, however, Eligible Inventory shall not include (without duplication): (a) Inventory that is located at any location other than a store or other facility leased or owned by Borrower; (b) Inventory with respect to which a claim exists disputing Borrower's title to or right to possession of such Inventory; (c) Inventory that is not in good condition or does not comply with any Governmental Requirement with respect to its manufacture, use or sale;
(d) Inventory that is located outside of the U.S. (other than Inventory which is in transit to a location of Borrower in the U.S. and for which the purchase price is fully secured by an outstanding Letter of Credit); (e) Inventory produced in violation of the Fair Labor Standards Act; (f) Inventory that is evidenced by a negotiable or non-negotiable document of title; (g) Inventory that has become obsolete, is slow-moving or has been damaged or is not saleable in its present state for the use for which it was manufactured or purchased; (h) work in process; (i) packaging materials and spare parts; and (j) any Inventory reserves established by Borrower.

     "Environmental Law" means any Governmental Requirement relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. (S) 6901 et seq., the Occupational

Safety and Health Act, 29 U S.C. (S) 651 et seq., the Clean Air Act, 42 U.S.C.
(S) 7401 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S) 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136 et seq., and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., and any state or local counterparts.

     "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Loans" means Loans that bear interest at rates based upon the Eurodollar Rate and the Adjusted Eurodollar Rate.

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1.00%) quoted by the Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Lender to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Reference Lender to which such Interest Period relates. If the Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor (whether as a result of Section 4.4 or for any other reason), the Eurodollar Rate and the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Lender would have made had it been participating in such Loans.

     "Event of Default" has the meaning specified in Section 11.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1.00%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate which would be charged to the Reference Lender on such day on transactions from federal funds brokers as reasonably determined by Agent.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial or other political subdivision thereof and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any Governmental Authority.

     "Guarantee" by any Person means any indebtedness, liability or obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as reasonably determined.

     "Guaranty Agreement" means the Holdings Guaranty, the Wholesale Guaranty or any Subsidiary Guaranty, and "Guaranty Agreements" means all of such guaranty agreements.

     "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent or material which is or becomes listed, regulated or addressed as such under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

     "Holdings " means as specified in the introduction paragraph of this Agreement.

     "Holdings Guaranty" means the Guaranty Agreement in form and substance satisfactory to Agent dated as of the Closing Date to be executed by Holdings to and in favor of Agent for the benefit of Agent and Lenders pursuant to which Holdings guarantees the payment and performance of the Obligations, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Holdings Security Agreement" means the Security Agreement in form and substance satisfactory to Agent dated as of the Closing Date to be executed by Holdings to and in favor of Agent for the benefit of Agent and Lenders pursuant to which Holdings grants Liens in and to its personal Property as security for the payment and performance of the Obligations, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Insurance Recovery" means, with respect to any Property of any Loan Party or any of its Subsidiaries and any single occurrence or related occurrences with respect thereto, the receipt or voluntary constructive receipt by such Loan Party or any of its Subsidiaries, or the payment by an insurance company to Agent, of proceeds of any Property or casualty insurance (but excluding business interruption insurance).

     "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, assembly and test data drawings or royalty rights.

     "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from a Prime Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as Borrower may select as provided in Section 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar , on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond an applicable Maturity Date shall end on such Maturity Date; (c) no more than four Interest Periods for Eurodollar Loans shall be in effect at the same time; and (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

     "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more Lenders or other Persons providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

     "Inventory" means all inventory now owned or hereafter acquired by Borrower or any other Loan Party, wherever located and whether or not in transit, which is or may at any time be held for sale or lease, or furnished under any contract (exclusive of leases of real Property) for service or held as raw materials, work in process, or supplies or materials used or consumed in the business of Borrower or any other Loan Party and includes, without limitation, all "inventory" as such term is defined in the UCC.

     "Investments" means as specified in Section 9.5.

     "Issuing Bank" means NBC or, if NBC is not acceptable to an intended beneficiary of a Letter of Credit as the issuer of such Letter of Credit, such other Lender as Agent and Borrower may designate from time to time which agrees to be the issuer of such Letter of Credit.

     "Lender" and "Lenders" means as specified in the introductory paragraph of this Agreement.

     "Letter of Credit" means any standby or documentary letter of credit approved and issued by the Issuing Bank for the account of Borrower pursuant to this Agreement.

     "Letter of Credit Application" means Issuing Bank's standard form application and agreement for the issuance of, and reimbursement of indebtedness with respect to, Letters of Credit as then in effect (which application and agreement is contemplated to incorporate, without limitation, reimbursement obligations of Borrower) to be executed by Borrower in favor of Issuing Bank.

     "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

     "License" means the royalty-free license granted by Wholesale, Borrower and Holdings to and in favor of Agent, for the benefit of itself and Lenders, pursuant to the License Agreement.

     "License Agreement" means that certain License Agreement in form and substance satisfactory to Agent, dated the Closing Date, executed by Wholesale, Borrower and Holdings to and in favor of Agent pursuant to which Agent, for the benefit of itself and Lenders, is granted a nonexclusive license to use certain Intellectual Property of Wholesale, Borrower and Holdings in connection with any exercise of any right or remedy of Agent and Lenders under the Loan Documents.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

     "Loans" means as specified in Section 2.1(a).

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Agent's Letter, the Letters of Credit, the ACH Agreement, the Cash Management Agreement, the agreement(s) evidencing or governing the Concentration Account, the Deposit Agreement, the agreement(s) evidencing or governing the Disbursement Account, the Transmission Agreement, the Collection Account Agreements, the Transition Collection Account Agreement, the Credit Card Agreement, the Letter of Credit Applications, any Interest Rate Protection Agreement between Borrower and any Lender and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof; provided, however, that such term shall not include the Commitment Letter.

     "Loan Party" means Borrower, Holdings, Wholesale, each of the Subsidiaries of Borrower, Holdings or Wholesale and any other Person who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

     "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that has or would reasonably be expected to have a material adverse effect, on (a) the prospects, business or financial condition or performance of Borrower on an individual basis or of Holdings and its Subsidiaries, taken as a whole, (b) the ability of Borrower to pay and perform the Obligations when due, or (c) the validity or enforceability of (i) any of this Agreement, any Note or any Security Document,
(ii) any Lien created or purported to be created by any of the Security Documents or the required priority of any such Lien, or (iii) the rights or remedies of Agent or any Lender under this Agreement, any Note or any Security Document.

     "Material Contracts" means, as to any Person, any written supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, such Person or any of its Subsidiaries party to such agreement or contract, or by which such Person or any of its Subsidiaries or any of their respective Properties are otherwise bound, during any fiscal year of Borrower exceeds $500,000 and that is not cancelable by such Person or its Subsidiary without liability greater than $500,000 on less than six months' notice, and any and all amendments, modifications, supplements, renewals or restatements thereof.

     "Maturity Date" means May 31, 1999.

     "Maximum Rate" means, with respect to any Lender, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law (if and to the extent that such law is applicable), the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes or any successor or replacement statute; provided, however, that, to the extent permitted by applicable law, Agent shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

     "Monthly Payment Date" means the last Business Day of each month of each year.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by or are required from any Loan Party or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

     "NBC" means as specified in the introductory paragraph of this Agreement.

     "Notes" means the promissory notes made by Borrower evidencing the Loans in the form of Exhibit D hereto, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by Borrower pursuant to Section 13.8), and "Note" means any of such promissory notes.

     "Obligations" means any and all (a) indebtedness, liabilities and obligations of Borrower, Holdings, Wholesale and any other Loan Party, or any of them, to Agent, Issuing Bank and Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Loan Parties to pay, and the indebtedness evidenced by, the Loans, the Letter of Credit Liabilities and the Reimbursement Obligations, interest accrued on the Loans, the Letter of Credit Liabilities and the Reimbursement Obligations (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing to the maximum extent permitted by law or a court of competent jurisdiction) and all fees, indemnities, costs and expenses (including reasonable attorneys' fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans, the Letter of Credit Liabilities, the Reimbursement Obligations and such fees, indemnities, costs and expenses, and
(b) indebtedness, liabilities and obligations of Borrower, Holdings, Wholesale or any other Loan Party under any and all Interest Rate Protection Agreements that it may enter into with any Lender and that may be approved by Agent as a part of the Obligations.

     "Operating Lease" means, with respect to any Person, any lease, rental or other agreement for the use by that Person of any Property which is not a Capital Lease Obligation.

     "Outstanding Credit" means, at any particular time, the sum of (a) the outstanding principal amount of the Loans and (b) the Letter of Credit Liabilities.

     "Payor" means as specified in Section 3.4.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by Borrower or any ERISA Affiliate for employees of Borrower or any ERISA Affiliate.

     "Peril" means as specified in Section 8.5(a).

     "Permit" means any permit, certificate, approval, order, license or other authorization.

     "Permitted Acquisition" means acquisitions of Property (including, without limitation, Capital Stock) by Borrower as to which the aggregate purchase price, in any form (including, without limitation, in the form of the assumption of liabilities), paid or payable is less than $1,000,000 per annum.

     "Permitted Liens" means:

          (a) Liens disclosed on Schedule 1.1(a) hereto;

          (b) Liens in favor of Agent for the benefit of itself and Lenders pursuant to the Loan Documents;

          (c) Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property or imperfections to title of real Property that do not, and would not reasonably be expected to, have a Material Adverse Effect;

          (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established;

          (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established;

          (f) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt, accounts payable or other indebtedness) or leases, all in the ordinary course of business;

          (g) Purchase-money Liens on any Property hereafter acquired or the assumption after the Closing Date of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred after the Closing Date in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

               (i) any Property subject to the foregoing is acquired by Holdings or any of its Subsidiaries in the ordinary course of its respective business and the Lien on the Property attaches concurrently or within 90 days after the acquisition thereof;

               (ii) the Debt secured by any Lien so created, assumed or existing shall not exceed the lesser of the cost or fair market value (including or increased by the interest component of such Debt) at the time of acquisition of the Property covered thereby; and

               (iii) each such Lien shall attach only to the Property so acquired and the proceeds thereof;

          (h) Any extension, renewal or replacement of any of the foregoing, provided that Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or Property;

          (i) with respect to stores leased by Borrower as lessee, subleases of such stores in the ordinary course of Borrower's business;

          (j) Liens not to exceed $500,000 in aggregate amount at any time outstanding for judgments incidental to the ordinary course of business of Borrower that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established in accordance with GAAP;

          (k) Liens in favor of Processor permitted by Paragraph 3 of the Credit Card Agreement, provided that such Liens may only exist, attach or relate to Borrower's funds held in the possession of Processor, may not exist, attach or relate to any other Property of Borrower and, without limiting the generality of the foregoing, may not exist, attach or relate to any funds of Borrower transferred by Processor to Borrower or Agent (whether to the Concentration Account or otherwise); and

          (l) Liens in favor of Boatmen's permitted by Paragraph 3 of the Transaction Collection Account Agreement, provided that such Liens may only exist, attach or relate to Borrower's funds held in the possession of Boatmen's, may not exist, attach or relate to any other Property of Borrower and, without limiting the generality of the foregoing, may not exist, attach or relate to any funds of Borrower transferred by Boatmen's to Borrower or Agent (whether to the Concentration Account or otherwise);

provided, however, that (A) none of the Permitted Liens (except those in favor of Agent) may attach or relate to the Capital Stock of or any other ownership interest in Borrower or Wholesale or any of its Subsidiaries, (B) none of the Permitted Liens referred to in clause (a), (c), (e), (f), (g), (h), (i) or (j) preceding may have a priority equal or prior to the Liens in favor of Agent as security for the Obligations, and (C) none of the Permitted Liens shall in any way restrict or otherwise affect the License.

     "Person" means any individual, corporation, partnership, limited liability company, trust, association, company, partnership, joint venture, Governmental Authority or other entity.

     "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

     "Prime Rate" means, at any time, the rate of interest per annum then most recently established by NBC in the U.S. as its prime rate for commercial loans, which rate may not be the lowest or best rate of interest charged by NBC to its commercial borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to Borrower at the time of such change in the Prime Rate.

     "Prime Rate Loans" means Loans that bear interest at rates based upon the Prime Rate.

     "Principal Office" means the principal office of Agent in New York, New York, presently located at 125 W. 55th Street, New York, New York 10019.

     "Prior Lenders " means The Boatmen's National Bank of St. Louis and First Interstate Bank of Texas, N.A.

     "Proceeds" means all collections and proceeds, in whatever form, of all Accounts and Inventory of Borrower.

     "Processor" means First Financial Bank and National Bankcard Corporation and includes any successor or other Person which performs authorization, processing or settlement services with respect to Borrower's credit card receipts.

     "Proforma" means a consolidated balance sheet of Holdings and its Subsidiaries dated as of the date of the consummation of any Permitted Acquisition prepared in reasonable detail which gives proforma effect to such Permitted Acquisition.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Projections" means Holdings' projected consolidated (a) balance sheets,
(b) income statements, and (c) cash flow statements, together with appropriate supporting details and a statement of underlying assumptions, prepared on or about the Closing Date for the period through the Maturity Date, all of which are attached hereto as Schedule 1.1(b).

     "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

     "Reference Lender" means NBC.

     "Register" means as specified in Section 13.8(d).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any U.S. federal or state or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

     "Reimbursement Obligation" means the obligation of Borrower to reimburse Issuing Bank for any drawing under a Letter of Credit.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

     "Remedial Action" means all actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

     "Required Lenders" means, at any date of determination, Lenders having in the aggregate at least 66 2/3% (in dollar amount as to any one or more of the following) of the aggregate outstanding Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities).

     "Required Payment" means as specified in Section 3.4.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Repurchases" means as specified in Section 9.4(b).

     "Reserve Amount" means the sum of (a) all personal property taxes assessed by Governmental Authorities of or located in the State of Texas, or of or located in any other jurisdiction as to which Borrower has been notified by Agent, that are (as of any date of determination) unpaid and which, if not paid when due, will result in a Lien against Inventory of Borrower which would have priority over the Lien against Inventory of Borrower in favor of Agent, (b) the greater of the amount of any escrow account maintained, or the amount of any escrow account required to be maintained, with Processor in accordance with the National Bankcard Agreement dated as of March 12, 1996, among Processor and Borrower or any successor or replacement agreement between Borrower and Processor, (c) subject to the proviso in this sentence below, as to each leased (or subleased) store or facility (an "ineligible store") with respect to which the landlord, and any landlord(s) of Borrower's landlord(s) thereof, has not executed and delivered to Agent a waiver or subordination of such landlord's Liens, if any, in the Inventory of Borrower and an agreement providing Agent's access to the Collateral located on such leased (or subleased) premises in form and substance reasonably satisfactory to Agent, an amount equal to Borrower's lease payments, real estate taxes and common area maintenance costs and expenses attributable to such leased (or subleased) store or facility for the then succeeding 12-month period as determined (or, to the extent that information is not available, estimated) by Agent in good faith (but in all cases, including cases in which Borrower is a sublessee, based upon such amounts payable by Borrower under its lease of such store or facility), and (d) if a Default has then occurred and is continuing, all reserves which Agent in its discretion deems necessary or appropriate to maintain with respect to the Loans to Borrower; provided, however, that, with respect to clause (c) preceding, (i) the amount referred to in such clause (c) shall not be included in the Reserve Amount until July 31, 1996, (ii) if, as of July 31, 1996, waiver or subordination and access agreements in form and substance reasonably satisfactory to Agent are not received by Agent from all landlords (including all landlord(s) of Borrower's landlord(s)) with respect to 75% or more of the total number of stores and facilities leased (or subleased) by Borrower, then, during the period from August 1, 1996, through August 31, 1996, the amount referred to in such clause (c) shall be included in the Reserve Amount only to the extent provided in the last sentence of this paragraph, (iii) if, as of July 31, 1996, landlord waivers or subordination and access agreements in form and substance reasonably satisfactory to Agent are received by Agent from all landlords (including all landlord(s) of Borrower's landlord(s)) with respect to 75% or more of the total number of stores and facilities leases (or subleased) by Borrower, then the amount referred to in such clause (c) shall be included in the Reserve Amount only on and after August 31, 1996, and (iv) with respect to leases which are not subleases to Borrower and as to which no amount payable thereunder is 60 days or more past due, the reference to "12-month period" shall be deemed to mean and refer to "three-month period". As of the Closing Date, the Reserve Amount is $-0-. The amount includable in the Reserve Amount pursuant to clause (ii) of the first sentence of this paragraph shall be equal to the product of (x) the per store average amount determined pursuant to clause (c) of the first sentence of this paragraph for all "ineligible stores" multiplied by (y) the total number of Borrower's leased (or subleased) stores or facilities, multiplied by (z) the remainder of 75% less the percentage of Borrower's leased (or subleased) stores and facilities that do not constitute "ineligible stores".

     "Reserve Requirement" means, for any Eurodollar Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

     "Responsible Officer" means, as to any Loan Party, the chief financial officer, the chief executive officer, the president or a senior vice president of such Person.

     "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of Borrower, Holdings or Wholesale or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock of the same issuer to the holders of that class; (b) any redemption, conversion (other than a conversion into Capital Stock of the same issuer), exchange (other than an exchange for Capital Stock of the same issuer), retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower, Holdings or Wholesale or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion (other than a conversion into Capital Stock of the same issuer), exchange (other than an exchange for Capital Stock of the same issuer), purchase, retirement for value or defeasance of, or payment with respect to, any Debt of any Loan Party which is subordinated to payment of the Loans; (d) any loan, advance or payment (pursuant to a tax sharing agreement or otherwise) by Borrower, Holdings or Wholesale or any of its Subsidiaries to any Affiliate of Borrower, Holdings or Wholesale (other than customary officers' and directors' fees and compensation paid in the ordinary course of business consistent with past practices); and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower, Holdings or Wholesale or any of its Subsidiaries now or hereafter outstanding.

     "Security Agreement" means the Borrower Security Agreement, the Holdings Security Agreement, the Wholesale Security Agreement or any Subsidiary Security Agreement, and "Security Agreements" means all of such security agreements.

     "Security Documents" means the Security Agreements, the License Agreement, the Transition Collection Account Agreement, the Collection Account Agreements, the Credit Card Agreement and the Guaranty Agreements, as they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Starting Cash" means cash held at any retail store or facility of Borrower for use in the operation of such store or facility in the ordinary course of business.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "Subsidiary Guaranty" means a guaranty agreement in form and substance satisfactory to Agent executed by a Subsidiary of Borrower, Holdings or Wholesale pursuant to Section 5.3 hereof, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Subsidiary Security Agreement" means a security agreement executed in form and substance satisfactory to Agent by a Subsidiary of Borrower, Holdings or Wholesale pursuant to Section 5.3 hereof, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Transmission Agreement" means that certain letter agreement dated on or before the Closing Date between Borrower and NBC relating to telex and facsimile transmissions.

     "Transition Collection Account Agreement" means that certain Transition Collection Account Agreement dated as of the Closing Date among Boatmen's, Borrower and Agent pursuant to which Proceeds are transferred on a daily basis to the Concentration Account.

     "Type" means any type of Loan (i.e., a Prime Rate Loan or Eurodollar Loan).

     "UCC" means the Uniform Commercial Code as in effect in the State of New York and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

     "UCP" means as specified in Section 2.14(b).

     "U.S." means the United States of America.

     "Wholesale" means as specified in the introductory paragraph of this Agreement.

     "Wholesale Guaranty" means the Guaranty Agreement in form and substance satisfactory to Agent dated as of the Closing Date to be executed by Holdings to and in favor of Agent for the benefit of Agent and Lenders pursuant to which Wholesale guarantees the payment and performance of the Obligations, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Wholesale Security Agreement" means the Security Agreement in form and substance satisfactory to Agent dated as of the Closing Date to be executed by Wholesale to and in favor of Agent for the benefit of Agent and Lenders pursuant to which Wholesale grants Liens in and to its personal Property as security for the payment and performance of the Obligations, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

A.        Section   Other Definitional Provisions.  All definitions contained
in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

B.        Section   Accounting Terms and Determinations.

1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such accounting principles applied in the preparation of the audited financial statements referred to in
Section 7.2(a).  All financial information delivered to the Agent pursuant to
Section 8.1 shall be prepared in accordance with GAAP (except as may be otherwise provided in Section 8.1) applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a) or in accordance with Section 8.7.

1. Borrower shall deliver to Lenders at the same time as the delivery of any annual, quarterly or monthly financial statement under Section
8.1 (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the immediately prior annual, quarterly or monthly financial statements and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

1. To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including Article 10 hereof), Borrower will not change the last day of its fiscal year from January 31st. For purposes of this Agreement, a fiscal month shall be deemed to mean one of Borrower's 13 periods of approximately four consecutive weeks during each fiscal year as utilized by Borrower for financial accounting purposes.

A.        Section   Financial Covenants and Reporting.  The financial
covenants contained in Article 10 shall be calculated on a consolidated basis for Holdings and its consolidated Subsidiaries (including, without limitation, Borrower and Wholesale) in accordance with GAAP.

                                 I.   ARTICLE

                                     Loans

A.        Section   Commitments.

1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more revolving credit loans to Borrower from time to time from and including the Closing Date to but excluding the Maturity Date up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the Outstanding Credit shall not at any time exceed the Borrowing Base. (Such revolving credit loans referred to in this Section 2.1(a) made by Lenders to Borrower from and including and after the Closing Date are hereinafter collectively called the "Loans"). Subject to the foregoing limitations and the other terms and conditions of this Agreement, Borrower may borrow, repay and reborrow the Loans hereunder.

1. Continuation and Conversion of Loans. Subject to the terms and conditions of this Agreement, Borrower may borrow the Loans as Prime Rate Loans or Eurodollar Loans and, until the Maturity Date, Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type.

1. Lending Offices. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

A. Section Notes. The Loans made by each Lender shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit D hereto, dated the Closing Date, payable to the order of such Lender in a principal amount equal to its Commitment as originally in effect and otherwise duly completed. Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) attached to the Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to Borrower hereunder and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or this Agreement in respect of such Loan.

A. Section Repayment of Loans. Borrower shall pay to Agent for the account of each applicable Lender the outstanding principal of the Loans (and the outstanding principal of the Loans shall be due and payable) on the Maturity Date.

A.             Section  Interest.

1. Interest Rate. Borrower shall pay to Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

        a) during the periods such Loan is a Prime Rate Loan, the lesser of (A) the Prime Rate plus the Applicable Margin or (B) the maximum Rate; and

        a) during the periods such Loan is a Eurodollar Loan, the lesser of (A) the Eurodollar Rate plus the Applicable Margin or (B) the Maximum Rate.

1. Payment Dates. Interest accrued on the Loans shall be due and payable as follows:

        a)      in the case of Prime Rate Loans, on each Monthly Payment Date;

        a) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than one month, at one-month intervals after the first day of such Interest Period;

        a) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

        a)      on the Maturity Date for such Loan.

1. Default Interest. Notwithstanding the foregoing, Borrower will pay to Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender, any Reimbursement Obligation and (to the fullest extent permitted by law) any other amount (excluding interest except to the maximum extent permitted by law or a court of competent jurisdiction) payable by Borrower under this Agreement or any other Loan Document to or for the account of such Lender, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; provided, however, that, if and to the extent that the failure to pay any such amount constitutes an Event of Default only upon the lapse of a specified grace period, then such amount shall commence accruing interest at the applicable Default Rate only upon the lapse of such grace period. Interest payable at the Default Rate shall be payable from time to time on demand by Agent.

A. Section Borrowing Procedure. Borrower shall give Agent notice of each requested borrowing hereunder in accordance with Section 2.9, and Agent shall give each Lender notice of each requested borrowing hereunder if Section
3.7 does not apply. Agent at its option may accept telephonic requests for Loans, provided that such acceptance shall not constitute a waiver of Agent's right to require delivery of a notice of borrowing in accordance with Section
2.9 in connection with subsequent Loans. If requested by Agent, any telephonic request for a Loan by Borrower shall be promptly confirmed by submission of a properly completed written notice of borrowing to Agent. Subject to Section 3.7 and unless otherwise agreed between Agent and such Lender, not later than 1:00 p.m. (New York, New York time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to Agent, at the Principal Office, in immediately available funds, for the account of Borrower; provided, however, that such Lender shall have received notice from Agent of each requested Prime Rate Loan not later than 12:00 noon (New York, New York time) on the date specified for such borrowing and of each requested Eurodollar Loan not later than 12:00 noon (New York, New York time) on the third Business Day prior to the date specified for such borrowing. The amount so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, into the Disbursement Account no later than 2:00 p.m. (New York, New York time).

A. Section Optional Prepayments, Conversions and Continuations of Loans. Subject to Section 2.7, Borrower shall have the right from time to time to prepay the Loans, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that: (a) Borrower shall give Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b) Eurodollar Loans may only be Converted on the last day of the Interest Period, and (c) except for Conversions of Eurodollar Loans into Prime Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

A.             Section  Mandatory Prepayments.

1. Borrowing Base. If at any time the Outstanding Credit exceeds an amount equal to the lesser of (i) the Borrowing Base or (ii) the Commitments at such time, within one Business Day after the occurrence thereof Borrower shall pay to Agent the amount of such excess as a prepayment of the Loans (or, if the Loans have been paid in full, to reduce or to provide cash collateral to secure the outstanding Letter of Credit Liabilities, as Agent may determine).

1. Revolving Credit Loans. Borrower shall, prior to 12:00 noon (New York, New York time) on each Business Day and in accordance with the procedures set forth in Section 8.12 of this Agreement, make mandatory prepayments of the Loans in an aggregate amount equal to the aggregate amount of collected funds on deposit in the Concentration Account at such time, which amount shall, on the date received, be applied by Agent as follows: (i) if no Event of Default shall have occurred and be continuing, first as a repayment of the outstanding principal amount of the Loans, second as a payment of accrued and unpaid interest under the Loans, third to the payment of any other outstanding Obligations (in such order as Agent may desire) which are then due and payable, and fourth (after all such outstanding Obligations are paid in full) to the Disbursement Account, and (ii) if an Event of Default shall have occurred and be continuing, to the payment of the Obligations in such order and manner as Agent may elect in its sole discretion.

A.             Section   Minimum Amounts. Except for Conversions and prepayments
pursuant to Section 2.7, Article 4 and Section 8.12, each borrowing, each Conversion into and each prepayment of principal of Eurodollar Loans shall be in an amount at least equal to $500,000 or an integral multiple of $500,000 in excess thereof (borrowings or prepayments of, or Conversions into, Eurodollar Loans having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Interest Period).

A.             Section   Certain Notices.  Notices by Borrower to Agent of
terminations or reductions of Commitments, of borrowings, Conversions and Continuations of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Agent not later than 11:30 a.m. (New York, New York time) on the Business Day prior to (or, with respect to borrowings of Loans which are Prime Rate Loans, on the same day as) the date of the relevant termination, reduction, borrowing, Conversion or Continuation or the first day of such Interest Period specified below:

                                                    Number of
                                                     Business
Notice                                              Days Prior
------                                              ----------

Termination or Reductions of Commitments                3

Borrowing of Loans which are Prime Rate Loans      0 (same day)

Borrowing of Loans which are Eurodollar Loans           3

Conversions or Continuations of Loans                   3


Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion or Continuation shall specify the Loans to be borrowed, Converted or Continued and the amount (subject to Section 2.8 hereof) and Type of the Loans to be borrowed, Converted or Continued (and, in the case of a Conversion, the Type of Loans to result from such

Conversion) and the date of borrowing, Conversion or Continuation (which shall be a Business Day). Notices of borrowings, Conversions or Continuations shall be in the form of Exhibit E hereto, appropriately completed as applicable. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Agent shall promptly notify Lenders of the contents of each such notice. In the event Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Prime Rate Loan on the last day of preceding Interest Period for such Loan or (if outstanding as a Prime Rate Loan) will remain as, or (if not then outstanding) will be made as, a Prime Rate Loan. Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

A.        Section   Use of Proceeds.

1. The proceeds of the Loans to be made on the Closing Date shall be used by Borrower to pay in full the Debt owed by Borrower to Prior Lenders and to any other Person to whom Borrower, Holdings or Wholesale owes Debt that is not permitted pursuant to Section 9.1 or who holds a Lien on any Property of Borrower, Holdings or Wholesale which is not a Permitted Lien and for any of the other permitted purposes specified in this Section 2.10(a). The proceeds of the Loans may also be used by Borrower to finance permitted Capital Expenditures and Permitted Acquisitions and to provide working capital for Borrower in the ordinary course of business.

1. None of the proceeds of any Loan have been or will be used to purchase or carry "margin stock" (as such term is defined in regulations of the Board of Governors of the Federal Reserve System) or to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

A.        Section   Fees.

1. Borrower agrees to pay to Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment, for the period from and including the Closing Date to and including the Maturity Date, at the rate of three-eights of one percent (0.375%) per annum. Accrued commitment fees shall be payable in arrears on each Monthly Payment Date beginning on June 30, 1996, and on the Maturity Date.

1. Borrower agrees to pay to Agent for the account of each Lender, concurrently with the closing on the Closing Date, a closing fee in the amount of $150,000.

1. Borrower agrees to pay to Agent for the account of Agent such additional fees as are specified in the Agent's Letter, which fees shall be payable in such amounts and on such dates as are specified therein.

A. Section Computations. Interest and fees payable by Borrower hereunder and under the other Loan Documents on all Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. For the purpose of calculating the aggregate principal balance of outstanding Loans in order to determine the availability to Borrower of additional Loans, such outstanding Loans shall be deemed to be paid by 12:00 noon (New York, New York time) on the Business Day that cash or checks are deposited in the Concentration Account, provided, however, for the purpose of calculating interest payable by Borrower with respect to the Loans, payments from any source other than a wire transfer of immediately available funds shall be deemed to be applied upon receipt of such payments in good funds by Agent, and the amount of interest payable will be adjusted by Agent from time to time accordingly, unless such calculation would result in an interest rate in excess of the Maximum Rate. Notwithstanding any other provision of this Agreement, if any item presented for collection by Agent is not honored, Agent may reverse any provisional credit which has been given for the item and make appropriate adjustments to the amount of interest and principal due.

A.             Section   Termination or Reduction of Loans Commitments. Borrower
shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that (a) Borrower shall give notice of each such termination or reduction as provided in Section 2.9 and
(b) each partial reduction shall be in an aggregate amount at least equal to $100,000 or an integral of $100,000 in excess thereof. The Commitments may not be reinstated after they have been terminated or reduced.

A.             Section   Letters of Credit.

1. Subject to the terms and conditions of this Agreement, Borrower may utilize the Commitments by requesting that Issuing Bank issue Letters of Credit; provided, however, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $5,000,000. Upon the date of issuance of each Letter of Credit, Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from Issuing Bank, a participation to the extent of such Lender's Commitment Percentage of such Letter of Credit.

1. Borrower shall give Issuing Bank (with a copy to Agent) at least three Business Days (other than for Letters of Credit issued on the Closing
Date) irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice Issuing Bank shall promptly notify each Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of the proposed Letter of Credit. Each

Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance and that does not extend beyond the Maturity Date, shall be payable in Dollars, shall support a transaction entered into in the ordinary course of Borrower's business, shall be satisfactory in form and substance to Issuing Bank and shall be issued pursuant to such agreements, documents and instruments (including a letter of credit application and reimbursement agreement) as Issuing Bank may reasonably require, none of which shall be inconsistent with this Section 2.14. Each Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary in accordance with the terms thereof, when such drafts are accompanied by the documents (if any) described in the Letter of Credit and (ii) to the extent not inconsistent with the terms hereof or any applicable letter of credit application, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by Issuing Bank, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

1. Borrower agrees to pay to Agent for the account of each Lender a nonrefundable letter of credit fee with respect to each standby Letter of Credit issued in an amount equal to two percent (2.00%) per annum of the face amount of such Letter of Credit for the period during which such Letter of Credit will remain outstanding, and Borrower agrees to pay to Issuing Bank for its own account a non-refundable letter of credit fee with respect to each Standby Letter of Credit issued in an amount equal to one-quarter of one percent (0.25%) per annum of the face amount of such Letter of Credit for the period during which such Letter of Credit will remain outstanding. In addition to the foregoing fees, Borrower shall pay or reimburse Issuing Bank for such normal and customary fees, costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

1. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, Issuing Bank shall promptly notify Borrower and each Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Lender will pay to Issuing Bank, immediately upon Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by Borrower but subject to Section 3.7, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate.

1. Borrower shall be irrevocably and unconditionally obligated to immediately reimburse Issuing Bank for any amounts paid by Issuing Bank upon any drawing under any Letter of Credit, without presentment (other than notice given to

Borrower of the fact of such drawing under any standby Letter of Credit), demand, protest or other formalities of any kind. Agent may cause Lenders to advance funds under the Loans in the amount necessary to fully reimburse Issuing Bank for such Reimbursement Obligation or other amounts, notwithstanding that any condition precedent to an advance under the Loans set forth in Article 6 may not be satisfied. Agent is also authorized to debit the Concentration Account for all amounts necessary to reimburse Issuing Bank for any Reimbursement Obligation and any other amounts from time to time owed by Borrower to Issuing Bank in respect of any Letter of Credit or pursuant to any Letter of Credit Application executed by Borrower. Issuing Bank will pay to each such Lender such Lender's Commitment Percentage of all amounts received from or on behalf of Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Issuing Bank in respect of such Letter of Credit. Outstanding Reimbursement Obligations shall bear interest at the Default Rate and such interest shall be payable on demand by Agent.

1. The Reimbursement Obligations of Borrower under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

        a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

        a) Any amendment or waiver of or any consent to departure from any Loan Document;

        a) The existence of any claim, setoff, counterclaim, defense or other right which any Loan Party or other Person may have at any time against any beneficiary of any Letter of Credit, Agent, Issuing Bank, Lenders or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

        a) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever (except if and to the extent that the applicable Letter of Credit Application shall expressly provide to the contrary);

        a) Payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, that such payment shall not have constituted gross negligence or willful misconduct of Issuing Bank; and

        a) Any other circumstance whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of Issuing Bank.

1. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither Agent, Issuing Bank, Lenders nor any of their respective officers or directors shall have any responsibility or liability to Borrower or any other Person for (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (b) errors, omissions, interruptions or delays in transmission or delivery of any messages,
(c) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit; provided, however, that, notwithstanding the foregoing, Borrower shall have a claim against Issuing Bank, and Issuing Bank shall be liable to Borrower, to the extent of any direct, but not indirect or consequential, damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by
(i) Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                 I.   ARTICLE

                                   Payments


A. Section Method of Payment; Settlement Procedures. All payments of principal, interest and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 1:00 p.m. (New York, New York time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day); provided, however, that all Reimbursement Obligations and other payments to be made by Borrower to Issuing Bank with respect to any Letter of Credit shall be made to Issuing Bank in accordance with the applicable Letter of Credit Application. Agent may (but shall not be obligated to) withdraw the amount of any such payment which is not made by such time from the Concentration Account. Borrower shall, at the time of making each such payment, specify to Agent the sums payable by Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Agent may apply such payment to the Obligations in such order and manner as Agent may elect, subject to Section 3.2). Subject to Section 8.12, upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral, and all funds from time to time on deposit in the Concentration Account, may be applied by Agent to the Obligations in such order and manner as Agent may elect, subject to Section 3.2. Notwithstanding the foregoing, however, if an Event of Default has occurred and is continuing, Agent and Lenders agree among themselves that all such payments, proceeds and funds shall be applied pro rata to the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit (based upon the outstanding principal amount of the Loans and the aggregate unreimbursed drawings under Letters of Credit as a percentage of the sum of the aggregate outstanding principal amount of all of the Loans plus the aggregate unreimbursed drawings under all of the Letters of Credit). Subject to Section 8.12, each payment received by Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

A. Section Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by Lenders under Section 2.1, each payment of commitment fees under Section 2.11(a) shall be made for the account of Lenders and each termination or reduction of the Commitments under
Section 2.13 shall be applied to the appropriate Commitments of Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among Lenders holding Loans of such Type according to the amounts of their respective appropriate Commitments; (c) each payment and prepayment by Borrower of principal of or interest on Loans of a particular Type shall be made to Agent for the account of Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (d) Interest Periods for Loans of a particular Type shall be allocated among Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders; and (e) Lenders (other than Issuing Bank) shall purchase participations in the Letters of Credit pro rata in accordance with their Commitment Percentages of the aggregate Commitments.

A. Section Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time, as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of Borrower.

A. Section Non-Receipt of Funds by Agent. Subject to Section 3.7, unless Agent shall have been notified by a Lender or Borrower ("Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

A. Section Withholding Taxes. (a) All payments by Borrower of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on the overall net income of Agent or any Lender imposed by the jurisdiction under the laws of which Agent or such Lender, as the case may be, is organized or is or should be qualified to do business or any political subdivision thereof). If any such taxes, levies, duties, imposts, assessments or other charges are so levied or imposed, Borrower will: (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction, provided that Borrower shall have no obligation to pay such additional amounts to any Lender to the extent that such taxes, levies, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6; (ii) make such withholding or deduction; and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, Borrower will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, levies, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by Borrower under or with respect to the Loans and the Letter of Credit Liabilities, other than such taxes, levies, duties, imports, assessments and other charges previously withheld or deducted by Borrower which have previously resulted in the payment of the required additional amount to such Lender, and (B) such taxes, levies, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans and the Letter of Credit Liabilities) after such reimbursement will not be less than the net amount such Lender would have received if such taxes, levies, duties, assessments and other charges on such reimbursement had not been levied or imposed. Borrower shall promptly furnish to Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

     (b) Borrower will, within ten days after any demand therefor, indemnify Agent and each Lender (without duplication) against, and reimburse Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected) as a result of payments under the Loan Documents, excluding, however, any taxes imposed on the overall net income of Agent or such Lender by any jurisdiction under the laws of Agent or such Lender, as the case may be, is organized or is or should be qualified to do business or any political subdivision thereof, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

     (c) Without prejudice to the survival of any other term or provision of the Agreement, the obligations of Borrower under this Section 3.5 shall survive the repayment of the Loans, Letter of Credit Liabilities and other Obligations and termination of the Commitments.

A.        Section   Withholding Tax Exemption.  Each Lender that is not
incorporated under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it becomes a party to this Agreement, deliver to Borrower and Agent two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to Borrower and Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.


A.        Section   Weekly Settlement Procedure.  Notwithstanding anything to
the contrary contained in Section 2.5, Section 3.1 or any other term or provision of this Agreement, Agent may at any time and from time to time, in lieu of requesting each Lender to advance its pro rata share of each Loan to be advanced to Borrower in accordance with Section 2.5 and in lieu of paying to Lender its pro rata share of any payment received by Agent under this Agreement or any other Loan Document in accordance with Section 3.1, implement and utilize a weekly settlement procedure amongst Lenders pursuant to which, inter alia, Agent may advance all Loans to be advanced to Borrower otherwise in accordance with Section 2.5. During such time as such weekly settlement procedure is in effect, on or before 11:00 a.m. (New York, New York time) on the day of each week determined by Agent in its discretion prior to the termination of this Agreement (a "Settlement Date"), Agent shall notify each Lender by telephone, which notice shall be promptly confirmed in writing, of the Loans and unreimbursed drawings under Letters of Credit outstanding at the time of such notice and the amount of such Lender's pro rata share thereof (a "Settlement Notice"). If the aggregate of the Loans and unreimbursed drawings under Letters of Credit as of the date of the Settlement Notice exceeds the aggregate of the Loans and unreimbursed drawings under Letters of Credit as of the date of the immediately preceding Settlement Notice, then each Lender shall, prior to 12:00 noon (New York, New York time) on such Settlement Date, pay to Agent, at the Principal Office, the amount of such Lender's pro rata share of such increased aggregate amount in immediately available funds. If the aggregate of the Loans and unreimbursed drawings under Letters of Credit as of the date of the Settlement Notice is less than the aggregate of the Loans and unreimbursed drawings under Letters of Credit as of the date of the immediately preceding Settlement Notice, then Agent shall, prior to 12:00 noon (New York, New York time) on such Settlement Date, pay to each Lender, at its Applicable Lending Office, the amount of such Lender's pro rata share of such reduced aggregate amount in immediately available funds. This Section 3.7 shall not, as between Borrower and any Lender, affect the obligation of such Lender to fund Loans or participate in the issuance of Letters of Credit to Borrower in accordance with its Commitment.

                                 II.  ARTICLE

                        Yield Protection and Illegality

A.        Section   Additional Costs.

1. Borrower shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

        a) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

        a) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section
        1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

        a) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

Each Lender will notify Borrower (with a copy to Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1 (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower) will designate a different Applicable Lending Office for the Eurodollar Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the U.S.
Each Lender will furnish Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

1.             Without limiting the effect of the foregoing provisions of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs (exclusive of reserves required under Regulation D to the extent such Lender is compensated for the increased cost attributable to such reserves pursuant to Section 4.7) based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold (exclusive of reserves required under Regulation D to the extent such Lender is compensated for the increased cost attributable to such reserves pursuant to Section 4.7), then, if such Lender so elects by notice to Borrower (with a copy to Agent), the obligation of such Lender to make or Continue making, or Convert Prime Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

1.             Determinations and allocations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

A.        Section   Limitation on Types of Loans.  Anything herein to the
contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

               1. Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

               1. Required Lenders determine (which determination shall be conclusive absent manifest error) and notify Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to Lenders of making or maintaining such Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof and, so long as such condition remains in effect, Lenders shall be under no obligation to make Eurodollar Loans or to Convert Prime Rate Loans into Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with the terms of this Agreement.

A.        Section   Illegality.  Notwithstanding any other provision of this
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or maintain Eurodollar Loans and to Convert Prime Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

A.        Section   Treatment of Affected Loans.  If the obligation of any
Lender to make or Continue, or to Convert Prime Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

               1. To the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Prime Rate Loans; and

               1. All Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Prime Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Prime Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

A.        Section   Compensation.  Borrower shall pay to Agent for the account of each Lender, promptly upon the request of such Lender through Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

               1. Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or

               1. Any failure by Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

A.        Section   Capital Adequacy.  If, after the Closing Date, any Lender
shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

A.        Section   Additional Interest on Eurodollar Loans.  Borrower shall
pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to such Eurodollar Loan. Each payment of additional interest pursuant to this
Section 4.7 shall be payable by Borrower on each date upon which interest is payable on such Eurodollar Loan pursuant to Section 2.4(b); provided, however, that Borrower shall not be obligated to make any such payment of additional interest until the first Business Day after the date when Borrower has been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time Borrower shall be obligated to make all such payments of additional interest, including, without limitation, such payments of additional interest that otherwise would have been payable by Borrower on or prior to such time had Borrower been earlier informed).

                                 I.   ARTICLE

                                   Security

A.        Section   Collateral.  To secure the full and complete payment and
performance of the Obligations, each of Borrower, Holdings and Wholesale will grant to Agent for the benefit of itself and Lenders a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of Agent) on all of its right, title and interest in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents:

               1. subject to Section 5.5, all Capital Stock of Borrower and Wholesale and all Capital Stock of each other Subsidiary of Holdings, Borrower or Wholesale;

               1. all of the following Property (as such Property is more specifically described in the Security Documents) of Borrower, Holdings and Wholesale and any Subsidiary of Borrower, Holdings or Wholesale: all

               Investments (including certificates of deposit) existing at any time and from time to time and all Accounts, Inventory, deposit accounts (including, without limitation, all Collection Accounts, the Concentration Account and the Disbursement Account), contract rights (exclusive of contract rights which do not in any way relate to any other Collateral specified herein), general intangibles, cash registers, scanning systems, books and records (including, without limitation, records, disks, tapes and other media on which any information relating to Inventory, Inventory control systems or Accounts is stored or recorded), computer software, management information systems and other systems, information, lists and copies of any kind relating to any Inventory or Accounts, customer lists, instruments, chattel paper (exclusive of chattel paper which does not in any way relate to any other Collateral specified herein) and Permits (exclusive of Permits which do not in any way relate to any other Collateral specified herein) now owned or hereafter acquired, but excluding interests in real Property.

In addition, Wholesale, Borrower and Holdings shall (a) grant the License to and in favor of Agent for the benefit of itself and Lenders and (b) shall further grant to and in favor of Agent for the benefit of itself and Lenders, from time to time upon request of Agent, a license to use such other Intellectual Property of any Loan Party as Agent may reasonably require in order to ensure that Agent has the power and authority to exercise all rights and remedies with respect to any Collateral, all of which further licenses shall be in form and substance satisfactory to Agent.

A.        Section   Guarantees.  Holdings and Wholesale shall, and Borrower,
Holdings and Wholesale shall cause each of its Subsidiaries in existence on the Closing Date to, guaranty the payment and performance of the Obligations pursuant to a Guaranty.

A.        Section   New Subsidiaries.  Contemporaneously with the creation or
acquisition of any Subsidiary of Holdings, Borrower or Wholesale after the Closing Date, Holdings, Borrower and/or Wholesale (as applicable) shall:

               1. subject to Section 5.5, grant or cause to be granted to Agent, for the benefit of itself and Lenders, a perfected, first priority security interest in all Capital Stock or other ownership interests in such Subsidiary owned by Holdings, Borrower or Wholesale or owned by any Subsidiary of Holdings, Borrower or Wholesale (to the extent such Capital Stock or other ownership interests are already not so pledged to Agent);

               1. cause each such Subsidiary to guaranty the payment and performance of the Obligations by executing and delivering to Agent a Subsidiary Guaranty; and

               1. cause each such Subsidiary to execute and deliver to Agent a Subsidiary Security Agreement and such other Security Documents as Agent may reasonably request to grant Agent, for the benefit of itself and Lenders, a perfected, first priority Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of Agent) on all Property of the type or description referred to in Section 5.1 owned by such Subsidiary, excluding interests in real Property and intangibles prohibiting Liens.

A.        Section   Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being hereby expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement, any of such Lender's Notes or any other Loan Document, irrespective of whether or not Agent or such Lender shall have made any demand under this Agreement, any of such Lender's Note or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower (with a copy to Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

A.        Section   Conditions to Release of Capital Stock.  Notwithstanding
anything to the contrary contained in this Agreement, if Agent receives landlord waivers or subordinations and access agreements in form and substance reasonably satisfactory to Agent from all landlords (including all landlord(s) of Borrower's landlord(s)) with respect to 90% or more of the total number of stores and facilities leased (or subleased) by Borrower, then the Loan Parties shall not be required to thereafter pledge any shares of Capital Stock of Borrower or Wholesale as Collateral and Agent shall promptly release its Lien on all shares of Capital Stock of Borrower and Wholesale.

                                 I.   ARTICLE

                             Conditions Precedent

A.        Section   Initial Extension of Credit.  The obligation of each
Lender to make its initial Loan and the obligation of Issuing Bank to issue the initial Letter of Credit are subject to the conditions precedent that Agent shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of Agent:

               1. Resolutions. Resolutions of the Board of Directors of each Loan Party certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

               1. Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Loan Party certifying the name of each officer of such Loan Party (i) who is authorized to sign the Loan Documents to which such Loan Party is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer, and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

               1. Articles or Certificates of Incorporation. The articles or certificates of incorporation of each Loan Party certified by the Secretary of State of the state of incorporation of such Loan Party and dated as of a Current Date;

               1. Bylaws. The bylaws of each Loan Party certified by the Secretary or an Assistant Secretary of such Loan Party;

               1. Governmental Certificates. Certificates of appropriate officials as to the existence and good standing of each Loan Party in their respective jurisdictions of incorporation and any and all jurisdictions where such Loan Party is qualified to do business as a foreign corporation, each such certificate to be dated as of a Current Date;

               1. Notes. The Notes duly completed and executed by Borrower;

               1. Borrower Security Agreement, Bank Agreements and Bank Accounts, License, etc. The Borrower Security Agreement, the ACH Agreement, the Cash Management Agreement, the Deposit Agreement, the Transmission Agreement executed by Borrower, the Transition Collection Account Agreement executed by Boatmen's and Borrower, the Credit Card Agreement executed by Processor and Borrower and the establishment of the Concentration Account, the Disbursement Account and the Collection Accounts, and the License Agreement executed by Wholesale, Borrower and Holdings;

               1. Holdings Guaranty and Security Agreement. The Holdings Guaranty and the Holdings Security Agreement executed by Holdings;

               1. Wholesale Guaranty and Security Agreement. The Wholesale Guaranty and the Wholesale Security Agreement executed by Wholesale;

               1. Subsidiary Security Agreements. A Subsidiary Security Agreement executed by each of the Subsidiaries of Holdings, Borrower or Wholesale other than Borrower and Wholesale;

               1. Subsidiary Guaranties. A Subsidiary Guaranty executed by each of the Subsidiaries of Holdings, Borrower or Wholesale other than Borrower and Wholesale;

               1. Stock Certificates. The stock certificates representing all of the issued and outstanding Capital Stock of Borrower, Wholesale and each other Subsidiary of Holdings, Borrower or Wholesale required to be pledged as security for the Obligations, in each case accompanied by appropriate stock powers executed in blank;

               1. Financing Statements. UCC-1 financing statements and all other requisite filing documents executed by the Loan Parties necessary to perfect the Liens created pursuant to the Security Documents;

               1.             Payoff Letter; Payment of Prior Lenders' Debt;
               Lien Releases. A payoff letter from Prior Lenders specifying the amount of the Debt owed by Borrower to Boatmen's as of the Closing Date, payment of such Debt in full and a release executed by Boatmen's evidencing such payment, and duly executed releases or assignments of Liens and UCC-3 financing statements, in recordable form, as may be necessary to reflect that the Liens created by the Security Documents are first priority Liens (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of Agent);

               1. Landlord Waivers. To the extent required by Agent, agreements of landlords pursuant to which they waive any and all Liens (whether contractual or otherwise) affecting the Property of any Loan Party located on the premises leased by such landlords;

               1. UCC and Lien Searches. UCC and Lien searches in the name of Borrower, Holdings, Wholesale and each other Subsidiary of Holdings, Borrower or Wholesale (if any) (and in the name of all other corporate or other entity names under which such Person has done business within the last five years) in each jurisdiction where each such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record except for Permitted Liens;

               1. Insurance Policies. Copies of all insurance policies required by this Agreement and the other Loan Documents, together with loss payable endorsements naming Agent (for the benefit of itself and Lenders) as loss payee under all such casualty insurance policies and Agent (for the benefit of itself and Lenders) as an additional insured party under all such liability policies;

               1. Consents. Copies of all material consents necessary for the execution, delivery and performance by each of the Loan Parties of the Loan

               Documents to which it is a party, including, without limitation, any consents or waivers in connection with the grant of a security interest in each Material Contract, which consents shall be certified by a Responsible Officer of Borrower as true and correct copies of such consents as of the Closing Date;

               1. Permits. Copies of all material Permits affecting Borrower, Holdings, Wholesale or any other Subsidiary of any Loan Party (if any) in connection with its businesses or any of the Properties owned or leased by any of them; and evidence satisfactory to Agent that Borrower, Holdings, Wholesale and each other Subsidiary of any Loan Party (if any) have taken appropriate action to ensure that they are able to conduct their businesses with the use of such Permits in full force and effect;

               1. Payment of Interest, Fees and Expenses. Borrower shall have paid all fees due on or before the Closing Date as specified in this Agreement or in Agent's Letter and all fees and expenses of or incurred by Agent and its counsel to the extent billed on or before the Closing Date and payable pursuant to this Agreement;

               1. Regulatory Approvals. Evidence satisfactory to Agent that all filings, consents or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by the Loan Documents have been obtained ;

               1. Compliance with Laws. On the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied in all material respects with all Governmental Requirements necessary or appropriate to consummate the transactions contemplated by this Agreement and the other Loan Documents;

               1. No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect the consummation of the transactions contemplated by this Agreement and the other Loan Documents or otherwise have a Material Adverse Effect;

               1. No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the financial condition or performance, businesses, operations, capitalization, liabilities or prospects of (i) Borrower or (ii) Holdings and its Subsidiaries taken as a whole, in each case since January 31, 1996, and Agent shall have received evidence in the form of the quarterly financial statements for the fiscal quarter ending April 22, 1996 indicating that the economic performance of Borrower and of Holdings and its Subsidiaries taken as a whole to such date is not materially different from the economic projections for Borrower and for Holdings and its Subsidiaries taken as a whole for the first fiscal quarter of 1996 that were previously submitted to Agent;

               1. Loan Disbursement. Loan disbursement instructions from Borrower to Agent with respect to the disbursement of the proceeds of the Loans on the Closing Date, which instructions shall provide that the proceeds thereof necessary to pay the existing creditors and lienholders in full, as contemplated by
               Section 2.10(a), shall be disbursed directly to such creditors and lienholders;

               1. Letter of Credit Applications. In connection with the issuance of each Letter of Credit, the Letter of Credit Application therefor executed by Borrower;

               1. Financial Statements. True and correct copies of each of the financial statements referred to in Section 7.2;

               1. Opinions of Counsel. Favorable opinions of O'Sullivan Graev & Karabell, LLP, counsel for the Loan Parties, and Haynes & Boone, LLP, special Texas counsel for the Loan Parties, in form and substance satisfactory to Agent; and

               1. Proceedings Satisfactory. All matters and proceedings taken in connection with this Agreement and the other Loan Documents shall be reasonably satisfactory to Agent and its counsel.

Borrower shall deliver, or cause to be delivered, to Agent sufficient counterparts of each document to be received by Agent under this Section 6.1 to permit Agent to distribute a copy of each such document to each Lender.

A.        Section   All Extensions of Credit.  The obligation of each Lender
to make any Loan (including the initial Loan) and the obligation of Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) are subject to the continued satisfaction of each of the conditions precedent set forth in Section 6.1 and the following additional conditions precedent:

               1. No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

               1. Representations and Warranties. All of the representations and warranties of Borrower and the other Loan Parties contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date;

               1. No Material Adverse Effect. No Material Adverse Effect shall have occurred; and

               1. Additional Documentation. Agent shall have received such additional approvals, opinions, agreements, documents and instruments as Agent may reasonably request consistent with the terms and provisions of this Agreement.

Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a representation and warranty by Borrower that the conditions precedent set forth in Sections 6.2(a), (b) and (c) have been satisfied (both as of the date of such notice and, unless Borrower otherwise notifies Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit). After the occurrence and during the continuation of a Default consisting of nonpayment of principal or interest on the Loans or of Commitment fees, the violation of a financial covenant contained in Article 10, a fraudulent misrepresentation or any Event of Default under Sections 11.1(e) or 11.1(f), each Lender agrees that it will not, without the prior written consent of Required Lenders, make any Loans or issue any Letter of Credit.

A.        Section   Closing Certificate.  Borrower, Holdings and Wholesale
shall, concurrently with the Closing Date, execute and deliver to Agent a closing certificate in form and substance satisfactory to Agent certifying as to the satisfaction of each of the conditions precedent set forth in Sections 6.1 and 6.2 which are required to be satisfied on or before the Closing Date.

                                 I.   ARTICLE

                        Representations and Warranties

     Each of Borrower, Holdings and Wholesale hereby represents and warrants to Agent and Lenders that the following statements are and, after giving effect to the Loans, will be true, correct and complete:

A.        Section   Corporate Existence.  Each Loan Party (a) is a corporation
(or, with respect to an entity acquired pursuant to a Permitted Acquisition, the applicable entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other (as applicable) power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could have a Material Adverse Effect. Each Loan Party has the corporate or other entity (as applicable) power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party.

A.        Section   Financial Statements.

1. Borrower has delivered to Agent and Lenders (i) consolidated and consolidating audited balance sheets and statements of income, retained earnings and cash flow of Holdings, Borrower and Wholesale as of and for the fiscal years ended January 31, 1995 and 1996, as audited by Deloitte & Touche LLP and (ii) unaudited quarterly financial statements of Holdings, Borrower and Wholesale as of and for the fiscal quarter ended April 22, 1996. To each Loan Party's knowledge, such financial statements are true and correct, have been prepared in accordance with GAAP (with respect to such quarterly financial statements, subject to year-end audit adjustments) and fairly and accurately present the financial condition of Holdings, Borrower and Wholesale as of the respective dates indicated therein and the results of operations of Holdings, Borrower and Wholesale for the respective periods indicated therein. There has not been, as of the Closing Date, any material adverse change in the business, condition (financial or otherwise), performance (financial or otherwise), operations, prospects or Properties of any Loan Party since the effective date of the most recent audited financial statements referred to in this Section 7.2(a).

1. The Projections were prepared by Borrower on a basis substantially consistent with the financial statements referred to in Section
7.2(a).   The Projections represent, as of the Closing Date, the good faith estimate of the Loan Parties and their senior management concerning the probable financial condition and performance of the Loan Parties based on assumptions believed to be reasonable at the time made and as of the Closing Date (it being understood that, as estimates of future financial condition and performance, such Projections will differ from the actual future financial condition and performance of the Loan Parties). Except as expressly stated in this Section 7.2(b), Borrower makes no representation as to the validity or accuracy of the Projections.

A. Section Corporate and other Entity Action; No Breach. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate or other entity (as applicable) action on the part of the Loan Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificates of incorporation, bylaws or other constitutive document of any Loan Party, (ii) any Governmental Requirement or any order, writ, injunction or decree of any Governmental Authority or arbitrator, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except under the Security Documents as provided in Article 5) upon any of the revenues or Property of any Loan Party.

A. Section Operation of Business. The Loan Parties possess ll Permits, franchises, licenses and authorizations necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, except where the failure to possess such Permits, franchises, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect. All of such Permits, franchises, licenses and authorizations are disclosed on Schedule 7.4.

A. Section Intellectual Property. The Loan Parties own or possess (or will be licensed or have the full right to use) all Intellectual Property which is necessary or appropriate for the operation of their respective businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons. No product of the Loan Parties infringes upon any Intellectual Property owned by any other Person, and no claim or litigation is pending or, to the knowledge of any Loan Party, threatened against any Loan Party contesting its right to use any product, material or Intellectual Property which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Loan Party with respect to any material Intellectual Property owned or used by such Loan Party, except where such violation would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all Intellectual Property of the Loan Parties is disclosed on Schedule 7.5 hereto.

A. Section Litigation and Judgments. Each material action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party as of the Closing Date is disclosed on Schedule 7.6 hereto. None of such actions, suits, investigations or proceedings, if adversely determined, would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there are no outstanding judgments against any Loan Party. No Loan Party is exposed to any potential liability or adverse event or circumstance that would reasonably be expected to have a Material Adverse Effect.

A. Section Rights in Properties; Liens. Each of the Loan Parties has good and indefeasible title to, or valid leasehold interests in, its Properties and assets, real and personal, including the Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2(a), and none of the Properties or leasehold interests of any Loan Party or any of its Subsidiaries is subject to any Lien, except Permitted Liens.

A. Section Enforceability. The Loan Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto and constitute the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

A. Section Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect and the filing of financing statements. None of the Loan Parties has failed to obtain any material governmental consent, approval, license, Permit, franchise or other governmental authorization necessary or appropriate for the ownership of any of its Properties or the conduct of its business.

A. Section Debt. As of the Closing Date (and after giving effect to the Loans made on the Closing Date and the use of proceeds thereof), Borrower has no Debt except for (a) the Obligations and (b) the Debt (if any) disclosed on Schedule 7.10 hereto.

A. Section Taxes. As of the date hereof, the Loan Parties have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and, except as may be disclosed on Schedule 7.11 with respect to taxes being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP, have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable. None of the Loan Parties is aware of any pending investigation of any Loan Party by any taxing authority or of any pending but unassessed tax liability of any Loan Party other than with respect to (a) ad valorem or other real property taxes not in excess of $10,000 as to any such Person and (b) other taxes in an aggregate amount as to any such Person which would not, if an adverse determination were made with respect to such taxes, reasonably be expected to have a Material Adverse Effect, which (as to each of clauses (a) and (b) preceding) are currently being contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Person and as to which, if required by GAAP, such Person has established adequate reserves. No tax Liens have been filed and, except as may be disclosed on Schedule 7.11, no claims are being asserted against any Loan Party with respect to any taxes. Except as may be disclosed on Schedule 7.11 hereto, as of the Closing Date, none of the income tax returns of any Loan Party is under audit. The charges, accruals and reserves on the books of the Loan Parties in respect of taxes or other governmental charges are in accordance with GAAP.

A. Section Margin Securities. None of the Loan Parties or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

A. Section ERISA. Neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan other than the Pension Plans identified on Schedule 7.13. Each Plan of each Loan Party is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings. Neither any of the Loan Parties nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each ERISA Affiliate have met their minimum funding requirements under ERISA and the Code with respect to all of their Plans subject to such requirements, and, as of the Closing Date except as specified on Schedule 7.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer Plan) does not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. Neither any of the Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. No litigation is pending or threatened concerning or involving any Plan. There are no unfunded or unreserved liabilities relating to any Plan that could, individually or in the aggregate, have a Material Adverse Effect if such Loan Party were required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been requested or granted under Section 412 of the Code with respect to any Plan. As of the Closing Date, no unfunded or unreserved liability for benefits under any Plan or Plans (exclusive of any Multiemployer Plans) exceeds $250,000 with respect to any such Plan or $500,000 with respect to all such Plans in the aggregate.

A. Section Disclosure. No written statement, information, report, representation or warranty made by any Loan Party in any Loan Document or furnished to Agent or any Lender by any Loan Party in connection with the Loan Documents or any transaction contemplated hereby or thereby, when considered in the context in which the same is made or furnished, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party which has had a Material Adverse Effect, and there is no fact known to any Loan Party which in the future would reasonably be expected to have a Material Adverse Effect.

A.             Section  Capitalization.

1. On and as of the Closing Date, the authorized Capital Stock of Holdings consists of 6,000,000 shares of common stock, par value $0.01 per share, of which 3,505,699 shares are issued and outstanding, and 1,500,000 shares of nonvoting common stock, par value $0.01 per share, of which 1,012,842 shares are issued and outstanding. On and as of the Closing Date, the authorized Capital Stock of Borrower consists of 100,000 shares of common stock, par value $1.00 per share, of which 20,000 shares are issued and outstanding.
On and as of the Closing Date, the authorized Capital Stock of Wholesale consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. Holdings owns (both legally and beneficially) all of the issued and outstanding shares of Capital Stock of Borrower, and Borrower owns (both legally and beneficially) all of the issued and outstanding shares of Capital Stock of Wholesale.

1. On and as of the Closing Date, Holdings has no Subsidiaries other than Borrower and Wholesale, and Borrower has no subsidiaries other than Wholesale.

1. All of the outstanding Capital Stock of each Loan Party has been validly issued and is fully paid and is nonassessable. Except as may be described on Schedule 7.15, there are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of Borrower or Wholesale.

A. Section Agreements. None of the Loan Parties is a party to any indenture, loan, credit agreement, stock purchase agreement or any lease or other agreement, document or instrument, or subject to any charter or corporate restriction, that would reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

A. Section Compliance with Laws. None of the Loan Parties is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

A. Section Investment Company Act. None of the Loan Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

A. Section Public Utility Holding Company Act. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company" or an

"affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

A.             Section  Environmental Matters.

1. Except for instances of noncompliance with or exceptions to any of the following representations and warranties that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

               a) The Loan Parties and all of their respective Properties and operations are in compliance with all Environmental Laws. None of the Loan Parties is aware of, nor has any Loan Party received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Loan Party with all Environmental Laws;

               a) The Loan Parties have obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

               a) No Hazardous Materials exist on, about or within or have been (to any Loan Party's knowledge) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of the Loan Parties except in compliance with applicable Environmental Laws. The use which the Loan Parties make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties except in compliance with applicable Environmental Laws;

               a) Neither the Loan Parties nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to any Loan Party's knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

               a) There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of any Loan Party that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities. None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that any of the Loan Parties is or will be subject to, any Environmental Liabilities;

               a) None of the Properties of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated onsite and the treatment of liquid wastes subject to the Clean Water Act), storage facility (except for temporary storage of Hazardous Materials generated onsite prior to their disposal offsite) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., regulations thereunder or any comparable provision of state law. The Loan Parties and their Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws; and

               a) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

1. No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any Loan Party.

A. Section Labor Disputes and Acts of God. Neither the business nor the Properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or would reasonably be expected to have a Material Adverse Effect.

A. Section Material Contracts. Attached hereto as Schedule 7.22 is a complete list, as of the Closing Date, of all Material Contracts of any Loan Party, other than the Loan Documents, and the names and addresses of all lessors of any real Property leased by Borrower (and, if such lessors are not owners of the fee interests in the real Property being leased, the names and addresses of all other lessors and lessees of such real Property to the extent known by Borrower). All of the Material Contracts are in full force and effect as to such Loan Party and none of the Loan Parties is in default under any Material Contract in any respect that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of each Loan Party, no other Person that is a party thereto is in default under any Material Contract in any respect that would reasonably be expected to have a Material Adverse Effect. None of the Material Contracts prohibit the transactions contemplated under the Loan Documents. Borrower has provided to Agent access to a complete and current copy of each Material Contract (other than purchase orders entered into in the ordinary course of business) existing on the Closing Date and, with respect to each Material Contract (other than purchase orders entered into in the ordinary course of business) to be entered into after the Closing Date, will deliver to Agent a complete and current copy of such Material Contract in a reasonably prompt fashion after the creation thereof.

A. Section Bank Accounts. As of the Closing Date, Schedule 7.23 sets forth the account numbers and location of all bank accounts (including lock box and special accounts) of Borrower, Holdings and Wholesale.

A. Section Outstanding Securities. As of the Closing Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of Borrower have been offered, issued, sold and delivered in compliance with all applicable Governmental Requirements.

A. Section Solvency. Holdings and each of its Subsidiaries, as separate corporate entities and on a consolidated basis, are Solvent, both before and after giving effect to the Loans and the other transactions contemplated by the Loan Documents.

A.             Section  Employee Matters.  Except as may be set forth on
Schedule 7.26, as of the Closing Date (a) none of the Loan Parties, or any of their respective employees, is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party, and no union or collection bargaining unit has sought such certification or recognition with respect to the employees of any of the Loan Parties. There are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of each Loan Party, threatened against, any of the Loan Parties or their respective employees which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as may be set forth on Schedule 7.26 and rights of employees under applicable Governmental Requirements, as of the Closing Date none of the Loan Parties or any of their Subsidiaries is subject to an employment contract.

A. Section Insurance. Schedule 7.27 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower, Holdings and Wholesale. To the extent such policies have not been replaced, no notice of cancellation has been received for such policies, and each Loan Party is in compliance with all of the terms and conditions of such policies.

                                 I.   ARTICLE

                             Affirmative Covenants

     Each of Borrower, Holdings and Wholesale hereby covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, such Loan Party will perform and observe, or cause to be performed and observed, the following covenants:

A.        Section   Reporting Requirements.  Borrower will furnish to Agent
and each Lender:

               1. Annual Financial Statements. As soon as available, and in any event within 100 days after the end of each fiscal year of Borrower, beginning with the fiscal year ending January 31, 1997, (i) a copy of the annual audit report on Form 10-K of Holdings and its consolidated Subsidiaries (including, without limitation, Borrower and Wholesale) as of the end of and for such fiscal year then ended containing, on a consolidated basis and with unaudited consolidating schedules attached, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Deloitte & Touche LLP or other independent certified public accountants of recognized standing acceptable to Agent, to the effect that such report has been prepared in accordance with GAAP and (ii) a certificate of such independent certified public accountants to Agent stating that, to their knowledge, no Default has occurred and is continuing or, if in their opinion a Default has occurred and is continuing, stating the nature thereof;

               1. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of Borrower, beginning with the fiscal quarter ending April 22, 1996, a copy of an unaudited financial report on Form 10-Q of Holdings and its consolidated Subsidiaries (including, without limitation, Borrower and Wholesale) as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments and without all necessary footnotes required under GAAP) the financial condition and results of operations of Holdings and its consolidated Subsidiaries (including, without limitation, Borrower and Wholesale), on a consolidated basis, at the date and for the periods indicated therein;

               1. Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each fiscal month, beginning with the fiscal month ending May 21, 1996, a copy of an unaudited financial report of Holdings and its consolidated Subsidiaries (including, without limitation, Borrower and Wholesale) as of the end of such fiscal month and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of Borrower to have been prepared in accordance with GAAP (subject to year-end audit adjustments and without all necessary footnotes required under GAAP) and to fairly and accurately present (subject to year-end audit adjustments and without all necessary footnotes required under
               GAAP) the financial condition and results of operations of Holdings and its consolidated Subsidiaries (including, without limitation, Borrower and Wholesale), on a consolidated basis, at the date and for the periods indicated therein;

               1. Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), a Compliance Certificate of a Responsible Officer of each of Borrower and Holdings (i) stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto, and
               (ii) showing in reasonable detail the calculations demonstrating compliance with Article 10;

               1.             Borrowing Base Reports.   Within 15 days after
               the end of each fiscal month or, in the event that a Default has occurred and is continuing and Agent so requests, weekly on each Tuesday immediately following the end of each week (or, if such reporting on a weekly basis is not feasible without the incurrence of significant additional expense, as often as is feasible), (i) a Borrowing Base Report duly completed and (ii) a detailed schedule of all Inventory of Holdings and its Subsidiaries (including, without limitation, Borrower and Wholesale) and the identities of the owners and the locations thereof;

               1. Budget. As soon as available and in any event before the beginning of each fiscal year of Borrower, a copy of the budget of Holdings and its Subsidiaries (including, without limitation, Borrower and Wholesale) for such fiscal year (segregated by entity and month and setting forth all material assumptions);

               1. Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to any Loan Party by independent certified public accountants with respect to the business, condition (financial or otherwise), performance (financial or otherwise) operations, prospects or Properties of any such Person;

               1. Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting any Loan Party which, if determined adversely to any such Person, would reasonably be expected to have a Material Adverse Effect;

               1. Notice of Default. Promptly upon any Loan Party's knowledge of the occurrence of any Default, a written notice from Borrower setting forth the details of such Default and the action that any Loan Party has taken and proposes to take with respect thereto;

               2. ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Loan Party or any of its ERISA Affiliates files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five days after any such Person knows or has reason to know that any

               Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, or that the PBGC, any Loan Party or any ERISA Affiliate has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of Borrower setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction or termination and the action that any Loan Party has taken and proposes to take with respect thereto;

               1. Reports to Other Creditors. Promptly after the furnishing thereof, a copy of any statement or report furnished by any Loan Party to any other party pursuant to the terms of any promissory note, indenture, loan, stock purchase or credit or similar agreement and not otherwise required to be furnished to Agent and Lenders pursuant to any other subsection of this
               Section 8.1;

               1. Notice of Material Adverse Effect. Within five Business Days after any Loan Party becomes aware thereof, written notice of any matter that would reasonably be expected to have a Material Adverse Effect;

               1. Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by any Loan Party to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by any Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made by any Loan Party to the public concerning material developments in the business of any Loan Party;

               1.             Notice of New Properties and Subsidiaries.
               Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a), 8.1(b) and 8.1(c), notice of (i) any additional patents, copyrights and trademarks of a material nature, and any other Intellectual Property of a material nature, of which Agent should be aware in order to ensure it has a license to use all Intellectual Property that Agent may reasonably desire to use in connection with the exercise of any right or remedy with respect to any Collateral, acquired by any Loan Party, (ii) any leases or subleases of real Property entered into subsequent to the Closing Date, (iii) the consummation or anticipated consummation of any Permitted Acquisition not previously reported to Agent and information relating thereto in reasonable detail, and (iv) the creation or acquisition of any Subsidiary by any Loan Party after the Closing Date and not previously reported to Agent;

               1. Appraisals. From time to time if Agent reasonably determines that such appraisals are required to comply with applicable Governmental Requirements or to syndicate the Loans or if Agent, in its discretion, believes that there has or may have occurred any material adverse change affecting any Loan Party or its prospects, business or financial condition or performance, appraisals of the Inventory reasonably satisfactory in form and substance to Agent (such appraisals to be at the expense of Borrower);

               1. Insurance. Within 60 days prior to the end of each fiscal year of Borrower, a report in form and substance reasonably satisfactory to Agent summarizing all material insurance coverage maintained by each Loan Party as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

               1. Plan Information. From time to time as may be requested by Agent, such books, records and other documents relating to any Pension Plan as Agent may request; prior to any termination, partial termination or merger of a Pension Plan covering employees of any Loan Party or any ERISA Affiliate, or a transfer of assets of a Pension Plan covering employees of any Loan Party or any ERISA Affiliate, written notification thereof; promptly upon any Loan Party's receipt thereof, a copy of any determination letter or advisory opinion regarding any Pension Plan received from any Governmental Authority and any amendment or modification thereto as may be necessary as a condition to obtaining a favorable determination letter or advisory opinion; and promptly upon the occurrence thereof, written notification of any action requested by any Governmental Authority to be taken as a condition to any such determination letter or advisory opinion;

               1. Tax Liens. Promptly upon the creation thereof, in formation in reasonable detail regarding any Liens exceeding $100,000 in aggregate amount for taxes, assessments or governmental charges affecting any Property of any Loan Party, whether or not the same are being contested; and

               1. General Information. Promptly, such other information concerning the Loan Parties and their respective Subsidiaries, the creditworthiness of the Loan Parties and their respective Subsidiaries or the Collateral as Agent or any Lender may from time to time reasonably request.

A. Section Maintenance of Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, preserve and maintain its corporate and other entity existence (except for mergers of Subsidiaries permitted by Section 9.3) and all of its material leases, privileges, licenses, Permits, franchises, qualifications, Intellectual Property, intangible Property and rights that are necessary or appropriate in the ordinary conduct of its business. Each of the Loan Parties will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices. Wholesale will not, without the prior written consent of Agent and Required Lenders, engage in any business other than its ownership and licensing of certain Intellectual Property used by Borrower and Holdings.

A. Section Maintenance of Properties. Each of the Loan Parties will, and will cause each of its Subsidiaries to, maintain, keep and preserve all of its material

Properties necessary or appropriate in the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments and improvements thereof. Holdings will, at all times, own (of record and beneficially) all issued and outstanding shares of Capital Stock of Borrower, and Borrower will, at all times, own (of record and beneficially) all issued and outstanding shares of Capital Stock of Wholesale.

A. Section Taxes and Claims. Each of the Loan Parties will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment or governmental charge or claim for labor, material or supplies whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

1. Section Insurance. Each of the Loan Parties will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible corporations or other entities engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or other entities and carry such other insurance as is usually carried by such corporations or other entities, provided that in any event each Loan Party will (if and to the extent applicable) maintain:

a) Property Insurance -- Insurance against loss or damage covering substantially all of the tangible real and personal Property and improvements of such Loan Party and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be satisfactory to Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy (other than customary deductibles), but in any event in such amounts as are reasonably available as determined by Borrower's independent insurance broker reasonably acceptable to Agent.

a) Automobile Liability Insurance for Bodily Injury and Property Damage -- Insurance in respect of all vehicles (whether owned, hired or rented by such Loan Party or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

a) Comprehensive General Liability Insurance -- Insurance against claims for bodily injury, death or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks and waterways) of such Loan Party and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

a) Worker's Compensation Insurance -- Worker's compensation insurance (including employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

a) Business Interruption Insurance -- Insurance against loss of operating income earned from the operation of the Properties of such Loan Party and its Subsidiaries, by reason of any Peril (to the extent reasonably available) affecting the operation thereof, and insurance against any other insurable loss of operating income by reason of any business interruption affecting such Loan Party or any of its Subsidiaries to the extent covered by standard business interruption policies in the applicable states.

Such insurance shall be written by financially responsible companies selected by Borrower and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to Agent. Each policy referred to in this Section 8.5 shall name Agent (for the benefit of itself and Lenders) as loss payee (with respect to casualty insurance policies) and additional insured (with respect to liability insurance policies) and shall provide that it will not be canceled, amended or reduced except after not less than 30 days' prior written notice to Agent and shall also provide that the interests of Agent and Lenders shall not be invalidated by any act or negligence of any Loan Party or any Subsidiary. Borrower will advise Agent promptly of any policy cancellation, reduction or amendment. For purposes hereof, the term "Peril" shall mean, collectively, perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of each Loan Party and its Subsidiaries are located.

1. Borrower will cause each Insurance Recovery consisting of Proceeds of any Collateral to be deposited promptly to the Concentration Account for application against the Obligations.

1. If an Event of Default or a payment Default shall have occurred and be continuing, Borrower will cause all proceeds of insurance paid on account of the loss of or damage to any Property of any Loan Party or any of its Subsidiaries and all awards of compensation for any Property of any Loan Party or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to Agent to be applied against or held as security for the Obligations, at the election of Agent with the consent of Required Lenders.

A.        Section   Inspection Rights.  Each Loan Party will, and will cause
each of its Subsidiaries to, permit representatives and agents of Agent and each Lender, during normal business hours and upon reasonable notice to Borrower, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. Each Loan Party will authorize its accountants in writing (with a copy to Agent) to comply with this Section 8.6. Without limiting the generality of the foregoing, as often as Agent shall reasonably require, and in any event not less frequently than twice during each of Borrower's fiscal years, each Loan Party will permit Agent (accompanied by representatives of Lenders if such Lenders desire) and, after the occurrence of any Default consisting of nonpayment of principal of or interest on the Loans or the Commitment fees, the violation of a financial covenant in Article 10, a fraudulent misrepresentation or an Event of Default under Section 11.1(e) or 11.1(f), Compass Bank as a Lender (so long as it has, or would have but for such Default, a Commitment amount, or an aggregate outstanding principal amount of Loans and Letter of Credit Liabilities, of at least 40% of the total amount thereof) to conduct a collateral audit and field examination of all of its books and records, including, without limitation, those books and records described in Section 8.7, such field examination to include (without limitation) verification of Inventory and the amounts due and owing on such Loan Party's Accounts.

A. Section Keeping Books and Records. Each Loan Party will, and will cause each of its Subsidiaries to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by any Loan Party or any of its Subsidiaries with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 8.1 or Article 10 or any other provision of this Agreement, the Loan Parties and Required Lenders agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating such Loan Party's or such Subsidiaries' financial condition shall be the same after such changes in GAAP as if such changes in GAAP had not been made; provided that, until any necessary amendments have been made, the certificate required to be delivered under Section 8.1(d) hereof demonstrating compliance with Article 10 shall include calculations setting forth the adjustments from the relevant items as shown in the current financial statements based on the changes to GAAP to the corresponding items based on GAAP as used in the financial statements referenced in Section 7.2(a), in order to demonstrate how such financial covenant compliance was derived from the current financial statements. Each Loan Party will, and will cause each of its Subsidiaries to, ensure that Agent and Lenders have full access to all information pertaining to its Inventory, Accounts, books and records (including, without limitation, records, disks, tapes and other media on which any information relating to Inventory, Inventory control systems or Accounts is stored or recorded) and all other Collateral and, without limiting the generality of the foregoing, will ensure such full access notwithstanding the amendment, modification or termination of any lease pertaining to any computer system, computer software, management information system or other system.

A. Section Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Governmental Requirements, including, but not limited to, all Environmental Laws, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

A. Section Compliance with Agreements. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all agreements, contracts and instruments binding on it or affecting its Properties or business, except for instances of noncompliance that could not have, individually or in the aggregate, a Material Adverse Effect.

A. Section Further Assurances. Each Loan Party will, and will cause each of its Subsidiaries to, execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of Agent for the benefit of itself and Lenders in and to the Collateral and the required priority of such Liens.

A. Section ERISA. Borrower will, and will cause each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

B. Section Collection and Application of Proceeds. Borrower will deposit or cause to be deposited all Proceeds, promptly upon receipt on a daily basis, into a Collection Account and thereafter cause such Proceeds to be transferred into the Concentration Account on a daily basis; provided, however, that (a) Borrower may retain Starting Cash on a daily basis at each of its retail stores or facilities and (b) with respect to Proceeds consisting of credit card receipts processed by Processor, Borrower will cause all such Proceeds to be paid by Processor directly into the Concentration Account on a daily basis pursuant to the Credit Card Agreement. On or before June 30, 1996, Borrower will, and will cause each depository bank which holds a Collection Account to, execute and deliver to Agent a Collection Account Agreement in form and substance satisfactory to Agent pursuant to which (inter alia) Proceeds are, on a daily basis, transferred into the Concentration Account and such depository bank waives any Lien it may otherwise have with respect to any Proceeds, and Borrower will cause Collection Account Agreements governing Collection Accounts into which Proceeds may be deposited in accordance with this Section 8.12 to remain in effect throughout the term of this Agreement. On or before the Closing Date, Borrower will, and will cause Processor to, execute and deliver to Agent a Credit Card Agreement in form and substance satisfactory to Agent pursuant to which all Proceeds of credit card receipts are, on a daily basis, transferred into the Concentration Account, and Borrower will cause the Credit Card Agreement (or a similar agreement in form and substance satisfactory to Agent with a credit card processor acceptable to Agent) to remain in effect throughout the term of this Agreement; provided, however, that, on or before the Closing Date, Borrower will, and will cause Boatmen's to, execute and deliver to Agent the Transition Collection Account Agreement. All Proceeds, and any income received with respect thereto, whether or not on deposit in any Collection Account, the Concentration Account or the Disbursement Account or elsewhere and no matter where or how held or located, shall be subject to an express trust for the benefit of Agent and Lenders. All collected funds from Proceeds from time to time on deposit in the Concentration Account, and any income received with respect thereto, shall be applied, on a daily basis, directly to the Loans. Borrower will not use, dispose, withhold or otherwise exercise dominion over any Proceeds. In the event Borrower at any time receives any Proceeds, Borrower shall promptly, on the date received, deliver the same to the Agent in the form received or to the depository bank in the form received, with any necessary endorsement to the order of Agent or Borrower, respectively, for deposit into the Concentration Account or a Collection Account, respectively. Borrower agrees that it will not commingle Proceeds with any other funds, and that no deposits will be made to the Concentration Account or any Collection Account other than Proceeds. Borrower shall have no right of withdrawal, transfer or access to the Concentration Account or any Collection Account, and all amounts from time to time deposited in the Concentration Account and the Collection Accounts shall remain subject to Agent's security interest under the Borrower Security Agreement.

A. Section Landlord Waiver. Borrower shall use all commercially reasonably efforts to promptly cause each landlord, and each landlord of Borrower's landlord, with respect to each leased (or subleased) store or facility of Borrower (including, without limitation, each new landlord who acquires the fee interest in any real Property leased by Borrower) to execute and deliver to Agent a waiver of such landlord's Liens in the personal property of Borrower in form and substance reasonably satisfactory to Agent (provided, however, that Borrower shall not be obligated to pay any additional compensation to such landlord as consideration for such a waiver, although the failure to obtain such a waiver will result in ineligibility of the Inventory affected thereby under the definition of Eligible Inventory).


                                  II. ARTICLE

                              Negative Covenants

     Each of Borrower, Holdings and Wholesale hereby covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, such Loan Party will perform and observe, or cause to be performed and observed, the following covenants:

A.        Section   Debt.  Each of Borrower, Holdings and Wholesale will not,
and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Debt, except:

       1. Debt of the Loan Parties to Agent and Lenders pursuant to the Loan Documents;

       1. existing unsecured (unless otherwise expressly stated to the contrary on Schedule 7.10) Debt described on Schedule 7.10 hereto and renewals, extensions or refinancings of such Debt which do not increase the outstanding principal amount of such Debt and the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the Closing Date;

       1. purchase money Debt secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of clause (g) of the definition of Permitted Liens contained in Section 1.1;

       1. unsecured Debt under Interest Rate Protection Agreements approved by Agent, provided that each counterparty shall be either a Lender or rated in one of the two highest rating categories of Standard and Poors Corporation or Moody's Investors Service, Inc.;

       1. liabilities of Borrower in respect of unfunded vested benefits under any Plan if and to the extent that the existence of such liabilities will not constitute, cause or result in a Default;

       1. Debt in the form of Capital Lease Obligations in an aggregate amount not to exceed $5,000,000 from and after the Closing Date (irrespective of the amount of such Debt outstanding from time to time); and

       1. unsecured Debt of Borrower owed to Wholesale in an aggregate amount at any time outstanding not to exceed the amount of the royalty fees, which royalty fees shall not exceed four percent of net sales, and interest on unsecured Debt paid by Borrower to Wholesale, which loans shall bear interest at rates not to exceed market rates in effect at the relevant times.

A. Section Limitation on Liens. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, incur, create, assume or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens.

A. Section Mergers, Acquisitions, Etc. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, become a party to a merger or consolidation, or wind-up, dissolve or liquidate itself; provided, that so long as no Default exists at such time or would result therefrom any of Borrower's Subsidiaries may merge or consolidate with any of its other Subsidiaries if a Wholly-Owned Subsidiary of Borrower is the surviving entity. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, purchase or acquire all or a substantial part of the business, Capital Stock or Properties of any Person; provided, however, that Borrower may purchase or acquire all or a substantial part of the business, Capital Stock or Properties of a Person pursuant to a Permitted Acquisition if a Default does not exist at the time of consummation of such Permitted Acquisition and would not, and could not be reasonably expected to, result therefrom and subject to compliance with Section 8.12.

A. Section Restricted Payments. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, make any Restricted Payments, except that (a) the Subsidiaries of Borrower may make Restricted Payments to Borrower or to Wholly-Owned Subsidiaries of Borrower to the extent permitted by applicable law and (b) Borrower may make payments to or on behalf of Holdings and Wholesale, not to exceed the sum of (i) the amount of the unsecured Debt (including accrued interest) referred to in Section 9.1(g) plus (ii) the tax and franchise liabilities of Holdings and Wholesale incurred in the ordinary course of business; provided, however, that no Restricted Payments may be made pursuant to this Section 9.4 preceding if a Default exists at the time of such Restricted Payment or would result therefrom. Notwithstanding the foregoing, Restricted Payments which would otherwise be allowed under this Section 9.4 preceding but are not made because a Default then exists may be made once the Default has been cured to Agent's satisfaction.

A. Section Investments. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such transactions being herein called "Investments"), except:

               1. Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Loan Party or any of its Subsidiaries;

1.             Existing Investments identified on Schedule 9.5 hereto;

               1. Investments in securities issued or guaranteed by the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

               1. Investments in certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight Lender deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

               1. Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) preceding with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000;

               1. Investments in commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition;

               1. Permitted Acquisitions permitted to be consummated pursuant to Section 9.3; and

               1. intercompany loans made by Wholesale to Borrower in an amount equal to the royalty fees and interest on unsecured Debt paid by Borrower to Wholesale.

Borrower will not organize, create, own, acquire or otherwise allow to exist any Subsidiary of Borrower other than Wholesale without the prior written consent of Agent and Required Lenders.

A. Section Limitation on Issuance of Capital Stock. Borrower will not permit any of its Subsidiaries to at any time issue, sell, assign or otherwise dispose of (a) any of the Capital Stock of such Subsidiary, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any Capital Stock of such Subsidiary, or (c) any option, warrant or other right to acquire any Capital Stock of such Subsidiary; provided, however, that, if and to the extent not otherwise prohibited by this Agreement or the other Loan Documents any Subsidiary of Borrower may issue additional shares of its Capital Stock to Borrower (subject to the limitations of Section 9.5) or another Subsidiary of Borrower; provided, further, however, that all of such additional shares of Capital Stock shall be pledged to Agent, for the benefit of itself and Lenders, as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to Agent.

A. Section Transactions with Affiliates. Except for (a) the payment of salaries and bonuses in the ordinary course of business consistent with prudent business practices, (b) the furnishing of employment benefits in the ordinary course of business consistent with prudent business practices, and
(c) the transactions permitted by Section 9.13, each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of such Loan Party or such Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of such Loan Party or such Subsidiary; provided, however, that transactions which are more favorable to Borrower, and transactions not involving Borrower which are more favorable to Holdings, than would be obtained in a comparable arms-length transaction with a

Person not an Affiliate of Borrower and Holdings, respectively, are not prohibited by this Section 9.7.

A. Section Disposition of Property. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except:

        1. dispositions of Inventory in the ordinary course of business;

        1. dispositions of equipment in the ordinary course of business or consistent with prudent business practices in exchange for, or in connection with the acquisition of, other equipment of a similar nature; and

        1. dispositions of Property no longer used or useful in the ordinary course of business for fair consideration.

Without limiting the generality of the foregoing, and except for the License granted by Wholesale, Borrower and Holdings to Agent in accordance with this Agreement and transfers between or among Borrower, Holdings and/or Wholesale which are expressly made subject to the License, none of Borrower, Holdings or Wholesale will grant, sell, lease, assign, transfer or otherwise dispose of, or incur, create, assume or permit to exist any Lien upon, any trademark, trade name, service mark, brand name, logo or other trade designation (including any unregistered name or mark), trademark or service mark registration or application or any license, royalty right or other right or interest relating thereto or any other Intellectual Property.

A. Section Sale and Leaseback. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person; provided, however, that sale and leaseback transactions involving equipment and real estate of Borrower are not prohibited by this Section 9.9 if and to the extent that such transactions involve full and fair consideration payable to Borrower and are otherwise consistent with prudent business practices.

A. Section Lines of Business. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and lines of business reasonably related thereto.

A. Section Environmental Protection. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material in violation of any applicable Environmental Law, (b) generate any Hazardous Material in violation of any applicable Environmental Law, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any applicable Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which any Loan Party or any of its Subsidiaries would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

B. Section Intercompany Transactions. Except as may be expressly permitted or required by the Loan Documents, each of Holdings, Borrower and Wholesale will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions to such Loan Party or any of its Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to such Loan Party or any of its Subsidiaries, (c) make any loan or advance to such Loan Party or any of its Subsidiaries, or (d) sell, lease or transfer any of its Property to such Loan Party or any of its Subsidiaries.

A. Section Management Fees. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees (excluding directors' fees) to any Affiliate of such Loan Party or to any director, officer or employee of such Loan Party or any Affiliate of such Loan Party in excess of $50,000 in aggregate amount (as to Borrower, Holdings, Wholesale and their Subsidiaries collectively) from and after the Closing Date.

A. Section Modification of Documents and Agreements. Each of Borrower, Holdings and Wholesale will not, and will not permit any of Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate of incorporation or bylaws of such Loan Party or any of its Subsidiaries if the same could have a Material Adverse Effect or could adversely affect any right or remedy of Agent or any Lender, the validity or enforceability of any Lien or the value or benefit of any Collateral or any Loan Document to Agent or any Lender or (b) any other Material Contract to which it is a party or any Permit which it possesses if the same would reasonably be expected to have a Material Adverse Effect or if the same could adversely affect any right or remedy of Agent or any Lender, the validity or enforceability of any Lien or the value or benefit of any Collateral or any Loan Document to Agent or any Lender.

A. Section Bank Accounts. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to, create or maintain any bank accounts other than those listed on Schedule 7.23 hereto or consented to in writing by Agent.

A. Section ERISA. Each of Borrower, Holdings and Wholesale will not, and will not permit any of its Subsidiaries to:

        1. allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $500,000 with respect to any such Plan or $1,000,000 with respect to all such Plans in the aggregate; or

        1. with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.

                                 I.   ARTICLE

                              Financial Covenants

     Each of Borrower, Holdings and Wholesale covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit remains outstanding, such Loan Party will perform and observe the following covenants:

A. Section Consolidated Current Ratio. Borrower, Holdings and Wholesale will, as of the end of each fiscal quarter of Borrower commencing with the fiscal quarter ended April 22, 1996, maintain a Consolidated Current Ratio of not less than 2.00 to 1.00.

A. Section Consolidated Interest Coverage Ratio. Borrower, Holdings and Wholesale will not, as of the end of each fiscal quarter of Borrower commencing with the fiscal quarter ended April 22, 1996, and calculated for the four fiscal quarters of Borrower then ended, permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.

A. Section Leverage Ratio. Borrower, Holdings and Wholesale will not, as of the end of each fiscal quarter of Borrower commencing with the fiscal quarter ended April 22, 1996, permit the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth to be greater than 1.50 to 1.00.

A. Section Capital Expenditures. Borrower, Holdings and Wholesale will not permit the aggregate Capital Expenditures of Borrower, Holdings, Wholesale and their Subsidiaries during any fiscal year of Borrower to exceed $10,000,000.

A. Section Consolidated Net Income. Borrower, Holdings and Wholesale will ensure that Consolidated Net Income for each fiscal year of Borrower is greater than zero.

                                  I.  ARTICLE

                                    Default

A.             Section   Events of Default.  Each of the following shall be
deemed an "Event of Default":

               1. Borrower shall fail to pay, repay or prepay when due any amount of any principal or interest owing to Agent or any Lender pursuant to this Agreement or any other Loan Document, or shall fail to pay within five days after the due date thereof any fee, expense or other amount or Obligation owing to Agent or any Lender pursuant to this Agreement or any other Loan Document.

               1. Any representation or warranty made or deemed made by any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

               1. Any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 2.7(a), 5.1, 5.2, 8.1(e), 8.1(i), 8.1(l), 8.2 (other than the last sentence of Section 8.2), 8.3, 8.6, 8.7, 8.8, 8.9, Article 9 or Article 10 of this Agreement; any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 2.7(b) or 8.12 and such failure is not remedied or waives within two Business Days after such failure commenced; any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Sections 5.3, 8.1 (other than Sections 8.1(e), 8.1(i) or 8.1(l)), 8.4, 8.5 or 8.10 and such failure is not remedied or waived within 20 days after such failure commenced; Borrower, Holdings or Wholesale shall fail to perform, observe or comply with any covenant, agreement or term contained in the Borrower Security Agreement, the Holdings Security Agreement or the Wholesale Security Agreement, respectively, or Holdings or Wholesale shall fail to perform, observe or comply with any covenant, agreement or term contained in the Holdings Guaranty or the Wholesale Guaranty, respectively, provided, however, that if and to the extent that such failure also constitutes a failure under this Agreement for which a grace period is applicable under this Agreement, then such grace period shall also be applicable to such failure under such other Loan Document; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, within such applicable grace period.

               1. Any of the Loan Parties shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

               1. Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U. S. bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

               1. A proceeding or case shall be commenced, without the application, approval or consent of any of the Loan Parties in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any of the Loan Parties or of all or any substantial part of its Property, or (iii) similar relief in respect of any of the Loan Parties under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Loan Parties shall be entered in an involuntary case under the Bankruptcy Code.

               1. Any of the Loan Parties shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $100,000 against any of its Properties.

               1. A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court or courts against the Loan Parties or any of them on claims not covered by insurance or as to which the insurance carrier has denied responsibility and the same shall not be discharged, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Loan Parties shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

               1. Any of the Loan Parties shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $100,000, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

               1. This Agreement, any Note, any Security Document or any other material Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any of its shareholders, or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (except for Permitted Liens, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of Agent) upon any of the Collateral purported to be covered thereby.

               1. Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under
               Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan; or
               (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency or termination of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Lenders subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $500,000.

               1.             The occurrence of a Material Adverse Effect.

A.             Section   Remedies.  If any Event of Default shall occur and be
continuing, Agent may and, if directed by the Required Lenders, Agent shall do any one or more of the following:

               1. Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Loans and all other Obligations immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by each of Borrower, Holdings and Wholesale;

               1. Termination of Commitments. Terminate the Commitments (including, without limitation, the obligation of Issuing Bank to issue Letters of Credit) without notice to any Loan Party;

               1.             Judgment. Reduce any claim to judgment;

               1. Foreclosure. Foreclose or otherwise enforce any Lien granted to Agent for the benefit of itself and Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

               1. Rights. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity or otherwise (including, without limitation, the right of setoff referred to in Section 5.4);

provided, however, that upon the occurrence of an Event of Default under Section 11.1(e) or Section 11.1(f), the Commitments of all of Lenders (including, without limitation, the obligation of Issuing Bank to issue Letters of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other Obligations shall thereupon become immediately and automatically due and payable, all without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by each of Borrower, Holdings and Wholesale.

A.        Section   Cash Collateral.  If an Event of Default shall have
occurred and be continuing, Borrower shall, if requested by Agent or the Required Lenders, pledge to Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account satisfactory to Agent without any right of withdrawal by Borrower.

A.        Section   Performance by Agent.  If any Loan Party shall fail to
perform any covenant or agreement in accordance with the terms of the Loan Documents, Agent may, upon two Business Days' prior written notice to such Loan Party unless Agent believes, in its good faith judgment, that the delay resulting from such notice could adversely affect Agent or Lenders (in which case no such notice shall be required), perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, Borrower shall, at the request of Agent, within ten Business Days after

Borrower's receipt of an invoice therefor pay any amount expended by Agent or Lenders in connection with such performance or attempted performance to Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Borrower or any other Loan Party under this Agreement or any of the other Loan Documents.

                                 I.   ARTICLE

                                     Agent

A. Section Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, (d) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder,
(e) may consult with legal counsel (including counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and
(f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

A. Section Rights of Agent as a Lender. With respect to its Commitments, the Loans made by it and the Note issued to it, NBC (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Loan Parties or any of their Affiliates and any other Person who may do business with or own securities of the Loan Parties or any of their Affiliates, all as if it were not acting as Agent and without any duty to account therefor to Lenders.

A. Section Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default, other than the non-payment of principal of or interest on the Loans or of commitment fees, unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or is otherwise aware of a Default consisting of non-payment of principal of or interest on the Loans or of Commitment fees, the violation of a financial covenant contained in Article 10, a fraudulent misrepresentation or any Event of Default as to which the loan officer(s) of Agent who have specific responsibility for the administration of this Agreement have current actual knowledge as constituting an Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of Lenders.

A.             Section  INDEMNIFICATION.  EACH LENDER HEREBY AGREES TO
INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES), ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF LENDERS THAT AGENT SHALL BE SO INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS,

DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY BORROWER.

A. Section Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the other Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Except to the extent (if any) that failure to do so would constitute Agent's gross negligence or wilful misconduct, Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or performance or business of any Loan Party (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates; provided, however, that, upon reasonable request from time to time made by any Lender, Agent shall, if and to the extent that it possesses such information and such information is not of a confidential or privileged nature as to Agent, NBC or its or their counsel, provide such Lender with (a) any information to be provided by Borrower to Agent and Lenders in accordance with Section 8.1 which has not (for whatever reason) been timely provided to such Lender and (b) any other material information (other than the Agent's Letter) relating to Borrower or the Loan Documents which has not been previously provided to such Lender (including, without limitation, any (if any) of Agent's credit reports and appraisals of the Collateral).

A. Section Several Commitments. The Commitments and other obligations of Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

A. Section Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation, Required Lenders, with the consent of Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), will have the right to appoint another Lender as a successor Agent; provided, however, that, so long as Compass Bank is a Lender hereunder and has a Commitment amount (or aggregate outstanding principal amount of Loans and Letter of Credit Liabilities) of at least $10,000,000, it shall have the right to be appointed as successor Agent. Borrower hereby consents, in advance to Compass Bank as a successor Agent so long as Compass Bank is a Lender hereunder. If no successor Agent shall have been so appointed by Required Lenders (with Borrower's consent) and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may (without the necessity of any consent of Borrower) appoint a successor Agent, which shall be a commercial lender organized under the laws of the U.S. or any state thereof and having combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents (except for such duties and obligations which arose prior to such resignation). After any Agent's resignation as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent.

                                 I.   ARTICLE

                                 Miscellaneous

A. Section Expenses. Borrower hereby agrees, on demand, to pay or reimburse Agent and each of Lenders for paying (without duplication): (a) all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and any and all waivers, amendments, modifications, renewals, extensions and supplements thereof and thereto, and the syndication of the Commitments and the Loans, including, without limitation, the reasonable fees and expenses of legal counsel for Agent, (b) all out-of-pocket costs and expenses of Agent and Lenders in connection with any Default, the exercise of any right or remedy or any enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of legal counsel for Agent and Lenders, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all out-of-pocket costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, insurance, consultants and search reports and incurred by any Lender in connection with any Collateral audit or field exam which may be conducted by such Lender after (and only after) the occurrence of a Default specified in, and in accordance with, Section 8.6.

A. Section INDEMNIFICATION. EACH OF BORROWER, HOLDINGS AND WHOLESALE SHALL INDEMNIFY AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OR PROPOSED USE OF ANY LOAN OR LETTER OF CREDIT, (E) ANY AND ALL TAXES, LEVIES, DEDUCTIONS AND CHARGES IMPOSED ON AGENT, ISSUING BANK OR ANY LENDER IN RESPECT OF ANY LOAN OR

LETTER OF CREDIT, (F) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF ANY LOAN PARTY, EXCEPT TO THE EXTENT THAT THE LOSS, DAMAGE OR CLAIM IS THE DIRECT RESULT OF AN INTENTIONAL AND AFFIRMATIVE ACT BY THE PERSON TO BE INDEMNIFIED THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, OR (G) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF BORROWER, HOLDINGS AND WHOLESALE UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS, LETTER OF CREDIT LIABILITIES AND OTHER OBLIGATIONS AND TERMINATION OF THE COMMITMENTS (PROVIDED, HOWEVER, THAT THE POSSIBILITY OF A THEN UNKNOWN FUTURE INDEMNIFICATION OBLIGATION SHALL NOT AFFECT ANY LOAN PARTY'S RIGHT TO OBTAIN A RELEASE OF ANY COLLATERAL IN ACCORDANCE WITH APPLICABLE LAW UPON PAYMENT AND PERFORMANCE OF THE OBLIGATIONS IN FULL AND TERMINATION OF THIS AGREEMENT).

A. Section LIMITATION OF LIABILITY. NONE OF AGENT, ANY LENDER OR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR AGENT THEREOF SHALL BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE IN GOOD FAITH, OR BE OTHERWISE LIABLE OR RESPONSIBLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING SUCH PERSON'S NEGLIGENCE), EXCEPT IF AND TO THE EXTENT THAT THE SAME CONSTITUTES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. NONE OF AGENT, ANY LENDER OR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR AGENT THEREOF SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH OF BORROWER, HOLDINGS AND WHOLESALE HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE ANY OF THEM

UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY BORROWER OR ANY OTHER LOAN PARTY IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH OF BORROWER, HOLDINGS AND WHOLESALE HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR EXEMPLARY OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

A. Section No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by Agent and Lenders shall have the right to act exclusively in the interest of Agent and Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to any Loan Party or any of its shareholders or any other Person.

A.             Section  No Fiduciary Relationship.  The relationship between
(a) each of Borrower, Holdings and Wholesale, and (b) each Lender, is solely that of debtor and creditor, and neither Agent nor any Lender has any fiduciary or other special relationship with Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, Holdings or Wholesale and any Lender, or any other Loan Party and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among Lenders or among Borrower, Holdings, Wholesale or any other Loan Party and Lenders.

A. Section Equitable Relief. Each of Borrower, Holdings and Wholesale recognizes that in the event it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Agent and Lenders. Each of Borrower, Holdings and Wholesale therefore agrees that Agent and Lenders, if Agent or Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

A. Section No Waiver; Cumulative Remedies. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

A.             Section  Successors and Assigns.

1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Borrower, Holdings nor Wholesale may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders. Any Lender may sell participations to one or more banks or other institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Note for all purposes of this Agreement, (iv) each of Borrower, Holdings and Wholesale shall only be required to continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not, without the prior written consent of Agent and Borrower, sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than (if and to the extent that such Lender so agrees) the right to vote upon or consent to (A) any increase of such Lender's Commitment (other than an increase resulting from an assignment to or in favor of such Lender from another Lender in accordance with this Agreement), (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document if and to the extent that such reduction would decrease the fee or other amount payable to the participant, (D) any postponement of any date for the payment of any amount payable in respect of the Loans of such Lender, (E) any release of a material portion of the Collateral from the Liens created by the Security Documents and not otherwise expressly authorized by the Loan Documents, and (F) any release of any Loan Party from liability under the Loan Documents.

1. Each of Borrower, Holdings and Wholesale and each Lender agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, Loans and Letters of Credit) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a constant, and may not be of a varying, percentage of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents and shall involve a Commitment amount (or aggregate outstanding principal amount of Loans and Letter of Credit Liabilities) of at least the lesser of $5,000,000 or 16-2/3% of the aggregate Commitments (or aggregate outstanding principal amount of Loans and Letter of Credit Liabilities) and (ii) the parties to each such assignment shall execute and deliver to Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall (unless Agent otherwise agrees) be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by Agent, (A) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and (B) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4, Article 12 and Article 13 accrued through the effective date of assignment shall continue). NBC shall, so long as it is Agent hereunder and the Commitments or the Loans or any Letter of Credit Liabilities are outstanding, continue to own a Commitment amount or an aggregate principal amount of Loans and Letter of Credit Liabilities equal to or exceeding the Commitment amount or the aggregate principal amount of Loans of any other Lender.

1. By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of any Loan Party or the performance or observance by any Loan Party of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1. Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice, and Agent shall deliver a photocopy of the Register to any Lender from time to time upon the request of such Lender.

1. Upon its receipt of an Assignment and Acceptance executed by the Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Note subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five Business Days after its receipt of such notice Borrower, at its expense, shall execute and deliver to Agent in exchange for the surrendered Note evidencing particular Loans, a new Note evidencing each such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D hereto, as applicable.

1. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to any Loan Party or any of its Subsidiaries furnished to such Lender by or on behalf of such Loan Party or such Subsidiaries; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.20.

1. Any Lender may assign and pledge the Note held by it to any Federal Reserve Lender or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Lender; provided, that, any payment made by Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

1. In the event that (i) any Lender other than NBC receives from Borrower any reimbursement of any amounts aggregating in excess of $50,000 during any fiscal year of Borrower for (A) taxes, levies, duties, imposts, assessments or other charges pursuant to Section 3.5, (B) Additional Costs pursuant to Section 4.1, (C) increased costs due to capital requirements pursuant to Section 4.5, or (D) additional interest on Eurodollar Loans pursuant to Section 4.7, and (ii) the aggregate of such amounts reimbursed to such Lender exceeds the aggregate of such amounts reimbursed to NBC during such fiscal year by an amount equal to $25,000 or more, then, within 30 days after any request therefor made by Borrower to such Lender and Agent after the occurrence of such event or as of such later date as Borrower may request, such Lender receiving such reimbursement shall assign, in accordance with this Section 13.8, to one or more Eligible Assignees (if any) approved by Borrower and Agent who desire to receive such assignment, all of such Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, Loans and Letters of Credit) for and in consideration of such Lender's receipt of (A) the outstanding principal amount of its Loans and Letter of Credit Liabilities and all interest accrued thereon to the date of such assignment and (B) all fees and other amounts payable (whether or not then otherwise due) to such Lender to the date of such assignment pursuant to this Agreement and the other Loan Documents.

A. Section Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower, Holdings and/or Wholesale hereunder, the obligations of Borrower, Holdings and Wholesale under Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments.

A. Section ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS (INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER), AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

A. Section Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which Borrower or any other Loan Party is a party, nor any consent to any departure by Borrower or such Loan Party, respectively, therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and Borrower or such Loan Party (as applicable) in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all of Lenders and Borrower, Holdings and Wholesale, do any of the following: (a) increase the Commitment of any Lender or subject such Lender to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions precedent specified in Article 6; (e) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of Lenders which shall be required for Lenders or any of them to take any action under this Agreement;
(f) change any provision contained in Section 9.14 or this Section 13.11 or modify the definition of "Borrowing Base", "Eligible Inventory" or "Required Lenders" contained in Section 1.1; or (g) except as expressly authorized by this Agreement, release any Collateral from any of the Liens created by the Security Documents; and provided, further, that no amendment, waiver or consent relating to Sections 12.1, 12.2, 12.3, 12.4 or 12.5 (except if and to the extent that any such amendment, waiver or consent would adversely affect a Loan Party) shall require the agreement of Borrower, Holdings or Wholesale. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to Article 12 hereof without the prior written consent of Agent.

A.             Section  Maximum Interest Rate.

1. No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

1. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower, Agent and Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Agent and/or Lenders, as appropriate, shall refund to Borrower the amount of such excess and, in such event, Agent and Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

1. If and to the extent that such statute might otherwise be applicable to this Agreement or the parties hereto, pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas 1925, as amended, each of Borrower, Holdings and Wholesale agrees that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

A. Section Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower, Holdings and/or Wholesale is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that notices to Agent shall be deemed given when received by Agent.

A. Section GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY, AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

A. Section Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

A. Section Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

A. Section Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

A. Section Construction. Each of Borrower, Holdings, Wholesale, Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

A. Section Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

A. Section Confidentiality. Agent and each Lender agrees to exercise its reasonable efforts to keep any information delivered or made available by any Loan Party to it which is confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent Agent or any Lender from disclosing confidential information (a) to Agent or any Lender,
(b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) in connection with any litigation to which Agent, any Lender or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any right or remedy under the Loan Documents, (g) to such Lender's legal counsel and independent auditors, and (h) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this
Section 13.20.

A. Section WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

A. Section Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement or the other Loan Documents where the approval, consent or exercise of judgment of Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Agent and such Lender, and Agent and such Lender shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of Agent or such Lender, and (b) no approval or consent of Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                             BORROWER:

                             OLD AMERICA STORE, INC.


                             By:
                             Name:    Jim D. Schultz
                             Title:   Vice President and Chief Financial Officer

                             Address for Notices:

                             811 North Collins Freeway
                             Highway 75 North
                             Howe, Texas  75459
                             Telecopy No.:   903/532-3080
                             Telephone No.:  903/532-5547
                             Attention:      Jim D.Schultz


                             HOLDINGS:

                             OLD AMERICA STORES, INC.


                             By:
                             Name:  Jim D. Schultz
                             Title: Vice President and Chief Financial Officer

                             Address for Notices:

                             811 North Collins Freeway
                             Highway 75 North
                             Howe, Texas  75459
                             Telecopy No.:   903/532-3080
                             Telephone No.:  903/532-5547
                             Attention:      Jim D. Schultz

                             WHOLESALE:

                             OLD AMERICA WHOLESALE, INC.


                             By:
                             Name:  Paul D. Sammons
                             Title: President

                             Address for Notices:

                             811 North Collins Freeway
                             Highway 75 North
                             Howe, Texas  75459
                             Telecopy No.:   903/532-3080
                             Telephone No.:  903/532-5547
                             Attention:   Paul D. Sammons


                             AGENT AND A LENDER:

COMMITMENT OF                 NATIONAL BANK OF CANADA,
NATIONAL BANK                  Individually and as Agent
CANADA: $18,000,000

                              By:
                              Name:  Larry L. Sears
                              Title: Group Vice President


                              By:
                              Name:  William W. Handley
                              Title: Vice President

                              Address for Notices:

                              National Bank of Canada
                              125 W. 55th Street
                              New York, New York  10019
                              Telecopy No.:  212/632-8548
                              Telephone No.: 212/632-8509
                              Attention:  Kristin Tang
                              with a copy to:

                              National Bank of Canada
                              2121 San Jacinto, Suite 1850
                              Dallas, Texas 75201
                              Telecopy No.:  214/871-2015
                              Telephone No.: 214/871-1208
                              Attention: William W. Handley
                                         Vice President

                              Lending Office for Prime Rate Loans:

                              National Bank of Canada
                              125 W. 55th Street
                              New York, New York  10019
                              Telecopy No.:   212/632-8548
                              Telephone No.:  212/632-8509
                              Attention: Kristin Tang

                              Lending Office for Eurodollar Loans:

                              National Bank of Canada
                              125 W. 55th Street
                              New York, New York  10019
                              Telecopy No.:  212/632-8548
                              Telephone No.: 212/632-8509
                              Attention: Kristin Tang

                              ADDITIONAL LENDERS:

COMMITMENT OF                 COMPASS BANK
COMPASS BANK:
$12,000,000

                              By:
                                    Nancy Morgan
                                    Vice President

                              Address for Notices:

                              Compass Bank
                              15 South 20th Street, Suite 1601
                              Birmingham, Alabama 35233
                              Telecopy No.:  205/558-5076
                              Telephone No.: 205/558-5939
                              Attention: Asset-Based Loan Administration

                              with a copy to

                              Compass Bank
                              8080 North Central Expressway, Suite 250
                              Dallas, Texas 75206
                              Telecopy No.:  214/869-8025
                              Telephone No.: 214/891-8000
                              Attention: Robert B. Hydeman, Jr.

                              Lending Office for Prime Rate Loans:

                              Compass Bank
                              15 South 20th Street, Suite 1601
                              Birmingham, Alabama 35233
                              Telecopy No.:  205/558-5076
                              Telephone No.: 205/558-5939
                              Attention: Asset-Based Loan Administration

                              Lending Office for Eurodollar Loans:

                              Compass Bank
                              15 South 20th Street, Suite 1601
                              Birmingham, Alabama 35233
                              Telecopy No.:  205/558-5076
                              Telephone No.: 205/558-5939

                              Attention:   Asset-Based Loan Administration

                                   EXHIBIT A

                       Form of Assignment and Acceptance

                                   EXHIBIT B

                         Form of Borrowing Base Report

                                   EXHIBIT C


                        Form of Compliance Certificate

                                   EXHIBIT D


                                 Form of Note

                                   EXHIBIT E


    Form of Notice of Borrowings, Conversions, Continuations or Prepayments

                                SCHEDULE 1.1(a)

                                Permitted Liens

                                SCHEDULE 1.1(b)

                                  Projections

                                 SCHEDULE 7.4

               Permits, Franchises, Licenses and Authorizations

                                 SCHEDULE 7.5

                             Intellectual Property

                                 SCHEDULE 7.6

                           Litigation and Judgments

                                 SCHEDULE 7.10

                                 Existing Debt

                                 SCHEDULE 7.11

                                     Taxes

                                 SCHEDULE 7.13

                                     Plans

                                 SCHEDULE 7.15

                              Stock Options, Etc.

                                 SCHEDULE 7.22

                              Material Contracts

                                 SCHEDULE 7.23

                                 Bank Accounts

                                 SCHEDULE 7.26

                               Employee Matters

                                 SCHEDULE 7.27

                                   Insurance

                                 SCHEDULE 9.5

                              Existing Investments

                              GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this "Guaranty"), dated effective as of May 31, 1996, is executed and delivered by OLD AMERICA STORES, INC., a Delaware corporation ("Guarantor"), to and in favor of NATIONAL BANK OF CANADA, a Canadian chartered banking association, as agent for itself and the other Lenders (as such term is hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, "Agent").

                              W I T N E S S E T H:

     WHEREAS, Old America Store, Inc. ("Borrower"), Guarantor, Old America Wholesale, Inc., the lenders named therein (together with their successors and assigns, "Lenders") and Agent are, concurrently herewith, entering into that certain Credit Agreement dated as of May 31, 1996 (as the same may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, the "Credit Agreement") and, in connection therewith, inter alia, Borrower is, concurrently herewith, executing and delivering (a) that certain Revolving Credit Note dated May 31, 1996, in the original principal amount of $18,000,000 payable to the order of National Bank of Canada and (b) that certain Revolving Credit Note dated May 31, 1996, in the original principal amount of $12,000,000 payable to the order of Compass Bank (such promissory notes, as they may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, are hereinafter individually called a "Note" and collectively called the "Notes"; the Credit Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications and the other Loan Documents (as such terms are defined in the Credit Agreement), including, without limitation, any and all security agreements, pledge agreements, assignments, guaranties, licenses, lien waivers, collection account agreements and other agreements, documents, instruments and certificates now or hereafter executed and/or delivered in connection therewith, and any and all amendments, modifications, renewals, extensions, restatements and/or supplements thereto from time to time, are hereinafter collectively called the "Loan Documents");

     WHEREAS, Guarantor has directly and indirectly benefitted and will directly and indirectly benefit from the loans and the letters of credit evidenced and governed by the Credit Agreement, the Notes and the other Loan Documents and the other transactions evidenced by and contemplated in the Loan Documents; and

     WHEREAS, execution and delivery of this Guaranty is a condition to Agent and Lenders entering into the Credit Agreement and the making of Loans and issuance of Letters of Credit pursuant thereto;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:
I. Definitions. Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty shall have the meanings ascribed to such terms in the Credit Agreement.

I. Guaranty of Indebtedness, Liabilities and Obligations. Guarantor hereby irrevocably and unconditionally guarantees (a) payment to Agent and Lenders when due, whether at stated maturity, by acceleration or otherwise, of any and all Obligations (as such term is defined in the Credit Agreement), which Obligations include, without limitation, (i) any and all interest, penalties, fees and expenses (specifically including, but not limited to, attorneys' fees and expenses) which Borrower may now or at any time hereafter owe to Agent or any Lender (whether or not such interest, penalties, fees and expenses were originally contracted with Agent or any Lender or with another or others and whether or not such interests, penalties, fees and expenses are enforceable against Borrower) pursuant to the Credit Agreement, any Note, any Letter of Credit or any other Loan Document plus (ii) the principal amount of any and all indebtedness, liabilities and other obligations, whether primary, absolute, secondary, direct, indirect, fixed, contingent, liquidated, unliquidated, secured or unsecured, matured or unmatured, joint, several or joint and several, due or to become due and whether arising by agreement, note, discount, acceptance, overdraft or otherwise, which Borrower may now or at any time hereafter owe to Agent or any Lender (whether or not such indebtedness, liabilities and obligations were originally contracted with Agent or any Lender or with another or others and whether or not such indebtedness, liabilities or obligations are enforceable against Borrower) pursuant to the Credit Agreement, any Note, any Letter of Credit or any other Loan Document and (b) the faithful prompt and complete compliance by Borrower with all terms, conditions, covenants, agreements and undertakings of Borrower under the Credit Agreement, any Note, any Letter of Credit or any other Loan Document (the Obligations and the interest, penalties, fees, expenses, indebtedness, liabilities and obligations, etc. referred to in clauses (a) and (b) preceding as to which payment, performance and compliance are guaranteed pursuant to this Guaranty are hereinafter individually and collectively called the "Guaranteed Obligations").

     Notwithstanding that Borrower may not be liable or obligated to Agent or any Lender for interest and/or attorneys' fees and expenses on, or in connection with, the Guaranteed Obligations from and after the Petition Date (as hereinafter defined) as a result of the provisions of the federal bankruptcy laws or otherwise, the Guaranteed Obligations for which Guarantor shall be liable and obligated under this Guaranty shall include (to the extent permitted by law or a court of competent jurisdiction) interest accruing on the Guaranteed Obligations at the highest rate provided for in the Credit Agreement from and after the date on which Borrower files for protection under the federal bankruptcy laws or from and after the date on which an involuntary proceeding is filed against Borrower under the federal bankruptcy laws (herein collectively referred to as the "Petition Date") and all attorneys' fees and expenses incurred by Agent or any Lender from and after the Petition Date in connection with the Guaranteed Obligations.

I. Continuing Guaranty of Payment. This Guaranty is and shall be an absolute, irrevocable and continuing guaranty of payment, and not merely of collection, and from time to time or at any time the Guaranteed Obligations may be increased, reduced or paid in full without affecting the liability or obligation of Guarantor with respect to indebtedness, liabilities and obligations of Borrower to Agent or any Lender thereafter incurred. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated (if a release or discharge has occurred), as the case may be, if at any time any payment (or any part thereof) to Agent or any Lender in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by Agent or any Lender pursuant to any bankruptcy, insolvency, reorganization, receivership or other debtor relief granted to Borrower or its successors or assigns. In the event that Agent or any Lender must rescind or restore any payment received by Agent or any Lender, respectively, in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Agent or such Lender, respectively, shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Agent, Lenders and Guarantor that Guarantor's liabilities and obligations hereunder shall not be discharged except by the full and complete payment and performance of the Guaranteed Obligations and then only to the extent of such payment and performance. This Guaranty is independent of, and in addition and without modification to, and does not impair or in any way affect any other guaranty, endorsement or other agreement executed in favor of Agent or any Lender, and this Guaranty and Guarantor's liabilities and obligations under this Guaranty shall not be impaired or otherwise affected by the execution, delivery or performance by Guarantor or any other Person of any other guaranty, endorsement or other agreement.

I. Absolute Guaranty. Guarantor's liabilities and obligations under this Guaranty shall be absolute and unconditional irrespective of, shall not be released, impaired, limited, reduced, conditioned upon or otherwise affected by and shall continue in full force and effect notwithstanding the occurrence of any event (other than an event consisting of payment and performance of such liabilities and obligations as provided in Paragraph 3 hereof) at any time or from time to time, including, without limitation, any one or more of the following events specified in clauses (a) through (o) of this Paragraph 4 below, and neither Agent nor any Lender shall be obligated or required to take or to refrain from taking any of such actions or inactions specified below and shall not have any liability, obligation or duty whatsoever with respect to such actions or inactions, it being acknowledged and agreed by Guarantor that all of such liabilities, obligations and duties (if any) of Agent or any Lender otherwise existing and all rights and remedies (if any) of Guarantor with respect thereto (whether such liabilities, obligations, duties, rights or remedies exist by virtue of agreement, common law, equity, statute or otherwise), and each and every defense which, under principles of guaranty or suretyship law, would otherwise operate to eliminate, impair, condition or restrict the liabilities and obligations of Guarantor for the Guaranteed Obligations, are hereby expressly waived by Guarantor:

        A. The taking or accepting of any security or other guaranty for any or all of the Guaranteed Obligations, whether heretofore, concurrently herewith or hereafter;

        A. Any failure to create or perfect or properly create or perfect any lien, security interest or assignment intended as security, or any release, surrender, exchange, substitution, subordination or loss of any security or guaranty at any time existing in connection with any or all of the Guaranteed Obligations for any reason;

A. Any partial or full release of the liability or obligation of Guarantor under any other guaranty whether or not similar to this Guaranty;

A. The entering into, delivery of, modification of, amendment to or waiver of compliance with the Credit Agreement, any Note, any Letter of Credit or any other Loan Document, or any agreement, document or instrument evidencing, securing or otherwise affecting all or part of the Guaranteed Obligations, without the notification of Guarantor, the right of such notification being hereby specifically waived by Guarantor;

A. The bankruptcy, insolvency, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust or relating to any other entity or Person) of Borrower, Guarantor or any other Person at any time liable or obligated for the payment of any or all of the Guaranteed Obligations, whether now existing or hereafter arising;

A. Any renewal, extension, modification, refunding and/or rearrangement of the payment of any or all of the Guaranteed Obligations at any time and from time to time, whether on one or more occasions, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance or compromise that might be granted or given by Agent or any Lender to Borrower or Guarantor;

A. Any neglect, delay, omission, failure or refusal of Agent or any Lender to (i) exercise or properly or diligently exercise any right or remedy with respect to any or all of the Guaranteed Obligations or the collection thereof or any collateral, security or guaranty therefor, whether under the Credit Agreement, any Note, any Letter of Credit or any other Loan Document or otherwise, (ii) take or prosecute or properly or diligently take or prosecute any action for the collection of any or all of the Guaranteed Obligations against Borrower, Guarantor or any other guarantor of any or all of the Guaranteed Obligations and/or any other Person, (iii) foreclose or prosecute or properly or diligently foreclose or prosecute any action in connection with any agreement, document or instrument or arrangement evidencing, securing or otherwise affecting all or any part of the Guaranteed Obligations, or (iv) mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations;

A. Any failure of Agent or any Lender to give notice to Borrower and/or Guarantor of, or obtain the consent of Borrower and/or Guarantor with respect to, (i) demand, presentment, protest, nonpayment, intention to accelerate, acceleration, lack of diligence or delay in collection of all or any part of the Guaranteed Obligations or any other matter, or the absence thereof, (ii) any renewal, extension or assignment of the Guaranteed Obligations or any part thereof, (iii) the disposition or release of all or any part of any security for the Guaranteed Obligations (whether or not such disposition is commercially reasonable) or (iv) any other action taken or refrained from being taken by Agent or any Lender against Borrower, it being agreed that (except as may be expressly provided in the other Loan Documents) that neither Agent nor any Lender shall be required to give Borrower or Guarantor any notice of any kind or to obtain Borrower's or Guarantor's consent under any circumstances whatsoever with respect to or in connection with the Guaranteed Obligations;

A. The unenforceability, illegality or uncollectibility of all or any part of the Guaranteed Obligations against Borrower by reason of the fact that the interest contracted for, charged, collected or received in respect of the Guaranteed Obligations exceeds the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers, directors, partners, trustees or representatives creating the Guaranteed Obligations acted in excess of their authority, the Loan Agreement, any Note, any Letter of Credit or any other Loan Document evidencing the Guaranteed Obligations has been forged or otherwise is irregular or is not genuine or authentic, expiration of the applicable statute of limitations of the Guaranteed Obligations;

A. Any payment by Borrower to Agent or any Lender is held to constitute a preferential transfer or a fraudulent conveyance or transfer under any applicable law, or for any reason Agent or any Lender is required to refund such payment or pay such amount to Borrower or any other Person;

A. Any merger, reorganization, consolidation or dissolution of Borrower, any sale, lease or transfer of any or all of the assets of Borrower, or any change in name, business, location, composition, structure or any change in the shareholders, partners or members (whether by accession, secession, death, dissolution, transfer of assets or otherwise) of Borrower;

A. Any failure of Agent or any Lender to notify Guarantor of the acceptance of this Guaranty or of the making of Loans by any Lender in reliance on this Guaranty or of the failure of Borrower to make any payment due by Borrower to Agent or any Lender;

A. Any existing or future offset, claim or defense of Borrower against Agent or any Lender or against payment of all or any part of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise;

A. Any full or partial release of the liability of Borrower, any guarantor of all or any part of the Guaranteed Obligations or any other Person for all or any part of the Guaranteed Obligations, it being acknowledged and agreed by Guarantor that it may be required to pay the Guaranteed Obligations in full without assistance or support, whether from Borrower, any other guarantor or any other Person; or

A. Any other action taken or omitted to be taken with respect to any of the Credit Agreement, any Note, any Letter of Credit or any other Loan Document, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay all or any part of the Guaranteed Obligations pursuant to the terms hereof.

Without limiting the foregoing or Guarantor's liability under this Guaranty, to the extent that Agent and Lenders (or any of them) have advanced funds or extended credit to Borrower and do not receive payments or benefits thereon in the amounts and at the times required or provided by or in connection with the Credit Agreement, any Notes, any Letter of Credit or any other Loan Document, Guarantor is absolutely liable to make such payments and to confer such benefits on the Lenders on a timely basis.

I. Representations and Warranties. In connection with this Guaranty, Guarantor hereby represents and warrants to Agent and Lenders that:

A. Guarantor and Borrower are members of an affiliated and integrated group of corporations and are engaged in related businesses and supporting lines of business; Guarantor has received and will receive a direct and indirect material benefit from the transactions evidenced by and contemplated in the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents; this Guaranty is given by Guarantor in furtherance of the direct and indirect business interests and corporate purposes of Guarantor, and is necessary to the conduct, promotion and attainment of the businesses of Borrower and Guarantor; and the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor hereunder;

A. The execution and delivery of this Guaranty and the performance of and compliance with the terms hereof will not constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material contract, agreement or instrument to which Guarantor is a party or which may be applicable to Guarantor or any of its assets;

A. This Guaranty, when executed and delivered by Guarantor, will constitute the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity;

A. As of the date of this Guaranty, and after giving effect to this Guaranty and the contingent obligation evidenced by this Guaranty, Guarantor is not, on either an unconsolidated basis or a consolidated basis with Borrower and Guarantor's subsidiaries, insolvent, as such term is used or defined in any applicable bankruptcy, fraudulent conveyance, fraudulent transfer or similar law, and Guarantor has and will have assets which, fairly valued, exceed its indebtedness, liabilities and obligations; Guarantor is not executing this Guaranty with any intention to hinder, delay or defraud any present or future creditor or creditors of Guarantor; Guarantor is not engaged in any business or transaction (including, without limitation, the execution of this Guaranty) which will leave Guarantor with unreasonably small capital or assets which are unreasonably small in relation to the business or transactions engaged in by Guarantor, and Guarantor does not intend to engage in any such business or transaction; Guarantor does not intend to incur, nor does Guarantor believe that it will incur, debts beyond Guarantor's ability to repay such debts as they mature;

A. All acts and conditions required to be performed and satisfied prior to the creation and issuance of this Guaranty, and to constitute this Guaranty as the legal, valid and binding obligation of Guarantor in accordance with its terms, have been performed and satisfied in due and strict compliance with all applicable laws;

A. Guarantor is familiar with, and has independently received books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral (if any) intended to secure the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or any such collateral (if any) as an inducement to enter into this Guaranty;

A. Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any Person other than Guarantor will be liable to pay the Guaranteed Obligations;

A. Except for the execution of the Credit Agreement, neither Agent, any Lender nor any other Person has made any representation, warranty or statement to, or promise, covenant or agreement with, Guarantor in order to induce Guarantor to execute this Guaranty; and

A.      Borrower is a wholly-owned Subsidiary of Guarantor.

I. Default. Upon the occurrence and during the continuation of an Event of Default, Guarantor shall, on demand by Agent and without further notice of dishonor and without notice of any kind (including, without limitation, notice of acceptance by Agent or any Lender of this Guaranty) having been given to Borrower, Guarantor or any other Person previous to such demand, promptly (i.e., not later than 1:00 p.m., New York, New York time, on the date of such demand or, if such demand is made after 12:00 noon, on the next succeeding Business
Day) pay, in immediately
available funds, the full unpaid amount of the Guaranteed Obligations, or such lesser amount, if any, as may be specifically demanded by Agent from time to time, to Agent at Agent's Principal Office located in New York, New York or at such other place as Agent may specify to Guarantor in writing. If acceleration of the time for payment of any amount payable by Borrower under or with respect to any of the Guaranteed Obligations is stayed or otherwise delayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Obligations shall nonetheless be payable by Guarantor hereunder promptly on demand by Agent.

I. Cumulative Remedies; No Election. If Guarantor is or becomes liable or obligated for the Guaranteed Obligations, by endorsement or otherwise, other than under this Guaranty, such liability or obligation shall not be in any manner impaired or affected hereby, and the rights and remedies of Agent or any Lender hereunder shall be cumulative of any and all other rights and remedies that Agent or such Lender may ever have against Guarantor. The exercise by Agent or any Lender of any right or remedy hereunder or under any other agreement, document or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Without in any way limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty or security to any and all other guaranties or security heretofore, concurrently herewith or hereafter executed and/or delivered by Guarantor to or in favor of Agent or any Lender relating to the Guaranteed Obligations, and nothing herein shall ever be deemed to in any way negate or replace any such other guaranties or security; provided, however, that Agent and Lenders shall have all of their rights and remedies under this Guaranty irrespective of anything to the contrary contained in any such other guaranties or security. This Guaranty may be enforced from time to time as often as occasion therefor may arise, and it is agreed and understood that it shall not be necessary for Agent or any Lender, in order to enforce this Guaranty against Guarantor, first to exercise any rights or remedies against Borrower or any other Person or institute suit or exhaust any available rights or remedies against security in Agent's or any Lender's possession or under Agent's or any Lender's control, or to resort to any other sources or means of obtaining payment of the Guaranteed Obligations.

I. Joint and Several Obligation. Guarantor agrees that Agent and Lenders, in their sole discretion, may (a) bring suit against all guarantors or other Persons liable or obligated to Agent or any Lender or against any one or more of them, for interest, penalties, expenses, fees, indebtedness, liabilities and obligations owed to Agent or any Lender and apply any amounts obtained by Agent or any Lender in such a manner as Agent or any Lender may elect, (b) bring suit against all guarantors of the Guaranteed Obligations jointly and severally or against any one or more of them, (c) settle fully or in part with any one or more of such guarantors for such consideration as Agent or any Lender may deem proper, and (d) partially or fully release one or more of such guarantors from liability under any guaranty agreement, and that no such action shall impair the rights of Agent or any Lender to collect the Guaranteed Obligations (or the unpaid balance thereof) from other guarantors (including, without limitation, Guarantor), or any of them, not so sued, settled with, or released.

I. Release of Collateral, etc. If all or any part of the Guaranteed Obligations is at any time secured, Guarantor agrees that Agent or any Lender may, at any time and from time to time in its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security without impairing or diminishing the liabilities or obligations of Guarantor hereunder. Guarantor further agrees that, if Borrower or any other Person executes in favor of Agent or any Lender any collateral agreement, mortgage, deed of trust, collateral assignment, security agreement or other security instrument, the exercise by Agent or any Lender of any right or remedy thereby conferred on Agent or any Lender shall be wholly discretionary with Agent and such Lender, respectively, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that (except to the extent prohibited by applicable law notwithstanding an agreement of the parties to the contrary) neither Agent nor any Lender shall be liable for its failure to use diligence or care in the collection of the Guaranteed Obligations, in the creation or perfection of any lien, security interest or assignment intended as security or in preserving the liability of any Person liable or obligated on the Guaranteed Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof, and diligence in bringing suit against any Person liable on the Guaranteed Obligations or any part thereof.

I. Binding Effect. This Guaranty is for the benefit of Agent and Lenders and their successors and assigns, and in the event of an assignment by Agent or any Lender or its successors or assigns of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness, liabilities and obligations so assigned, may be transferred with such indebtedness, liabilities and obligations. This Guaranty is binding, not only upon Guarantor, but upon its successors and assigns.

I. WAIVER OF SUBROGATION, CONTRIBUTION AND OTHER RIGHTS. UPON PAYMENT BY GUARANTOR OF ANY SUMS IN RESPECT OF THE GUARANTEED OBLIGATIONS HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY AMOUNTS ADVANCED TO BORROWER BY GUARANTOR), ALL RIGHTS OF GUARANTOR AGAINST BORROWER OR ANY OTHER GUARANTOR OF THE GUARANTEED OBLIGATIONS ARISING AS A RESULT THEREFROM BY WAY OF RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION AND/OR OTHERWISE SHALL IN ALL RESPECTS BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT AND ENFORCEMENT TO THE PRIOR INDEFEASIBLE PAYMENT AND ENFORCEMENT IN FULL OF THE GUARANTEED OBLIGATIONS. GUARANTOR SHALL NOT HAVE, AND HEREBY IRREVOCABLY WAIVES, ANY AND ALL RIGHTS AND REMEDIES OF SUBROGATION,

REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION AND/OR OTHERWISE AGAINST OR FROM BORROWER UNLESS AND UNTIL ALL OF THE GUARANTEED OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL. IN ADDITION TO THE FOREGOING, GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS OR OTHER RIGHTS AND REMEDIES IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST AGENT, ANY LENDER, BORROWER OR ANY OTHER PERSON UNDER CHAPTER 34 OF THE TEXAS BUSINESS AND COMMERCE CODE, UNDER RULES 31 AND 163 OF THE TEXAS RULES OF CIVIL PROCEDURE, UNDER SECTION 17.001 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE AND UNDER ANY OTHER STATUTE OF ANY STATE OR OTHER JURISDICTION REQUIRING RECOURSE AGAINST THE PRIMARY OBLIGOR OR IMPOSING OTHER REQUIREMENTS AS A CONDITION TO RECOURSE AGAINST A GUARANTOR IF AND TO THE EXTENT THAT THE SAME MAY BE APPLICABLE TO THIS GUARANTY. Except as expressly otherwise provided in this Paragraph 11, Guarantor shall have all rights of subrogation, reimbursement, exoneration, contribution and indemnification that may exist under currently applicable law.

I. Subordination of Indebtedness and Liens. The payment of any and all principal of and interest on all indebtedness of Borrower, whether primary, absolute, secondary, direct, indirect, fixed, contingent, liquidated, unliquidated, secured or unsecured, matured or unmatured, joint, several or joint and several, now or hereafter existing, due or to become due to Guarantor (the "Subordinated Debt"), shall in all respects be subordinate and junior in right of payment and enforcement to the prior payment and enforcement in full of the Guaranteed Obligations as provided in this Paragraph 12. Except as may be expressly permitted by the Credit Agreement, no payment shall be made on or with respect to the Subordinated Debt (whether owed to Guarantor or any Affiliate of Guarantor) unless and until the Guaranteed Obligations shall have been paid and performed in full. In the event that Guarantor or any Affiliate of Guarantor shall receive any payment on account of the Subordinated Debt in violation of this Paragraph 12, Guarantor will hold, or cause to be held (as the case may be), any amount so received in trust for the benefit of Agent and Lenders and will forthwith deliver, or cause to be delivered (as the case may be), such payment to Agent, in the form received, to be applied to the Guaranteed Obligations. All Liens (if any) securing payment of all or any part of the Subordinated Debt (the "Subordinated Liens") shall be and remain inferior and subordinate to the Liens securing payment of all or any part of the Guaranteed Obligations, regardless of whether such Subordinated Liens presently exist or are hereafter created or when such Subordinated Liens were created, perfected, filed or recorded. Guarantor shall not exercise or enforce any creditors' rights or remedies that it may have against Borrower or foreclose, repossess, sequester or otherwise institute any action or proceeding (whether judicial or otherwise, including, without limitation, the commencement of, or joinder in, any bankruptcy, insolvency, reorganization, liquidation, receivership or other debtor relief law) to enforce any Subordinated Lien on any assets of Borrower or any other Person unless and until the Guaranteed Obligations shall have been irrevocably paid and performed in full. The terms and provisions of this Paragraph 12 are given by Guarantor as additional rights, remedies and benefits to any and all other subordination agreements heretofore, concurrently herewith or hereafter executed by Guarantor to or in favor of Agent or any Lender, and nothing in this Guaranty shall ever be deemed to in any way negate or replace any other such previous, concurrent or subsequent subordination agreements. All promissory notes, accounts receivable ledgers and other evidences of the Subordinated Debt, and all mortgages, deed of trusts, security agreements, assignments and other security documents evidencing the Subordinated Liens, shall contain a specific written notice that the indebtedness and Liens evidenced thereby are subordinated as provided in this Paragraph 12.

I.      Right of Setoff.   Guarantor hereby grants to Agent and each Lender a
right of setoff upon any and all monies, securities or other property of Guarantor, and the proceeds therefrom, now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Guarantor, and any and all claims of Guarantor against Agent or any Lender at any time existing. The right of setoff granted pursuant to this Paragraph 13 shall be cumulative of and in addition to Agent's and each Lender's common law right of setoff.

I. Further Assurances. Upon the request of Agent or any Lender, Guarantor will, at any time and from time to time, duly execute and deliver to Agent any and all such further agreements, documents and instruments, and supply such additional information, as may be necessary or advisable, in the reasonable opinion of Agent or any Lender, to obtain the full benefits of this Guaranty.

I. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. No provision herein or in any other Loan Document evidencing the Guaranteed Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

I. Modification in Writing. No modification, consent, amendment or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of Agent and Guarantor and then shall be effective only in the specific instance and for the specific purpose for which given.

I. No Waiver, Etc. No notice to or demand on Guarantor or Agent in any case shall entitle Guarantor or Agent, respectively, to any other or further notice or demand in similar or other circumstances. No delay or omission by Agent, any Lender or Guarantor in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or right or remedy hereunder.

I. Cumulative Rights. All rights and remedies of Agent and Lenders hereunder are cumulative of each other and of every other right or remedy which Agent or any Lender may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

I. Expenses. Guarantor agrees to pay on demand by Agent all costs and expenses incurred by Agent or any Lender in connection with the negotiation, preparation, execution and performance of the terms and provisions of this Guaranty and any and all amendments, modifications, renewals, restatements and/or supplements hereto from time to time, including, without limitation, the reasonable fees and expenses of legal counsel to Agent. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay to Agent all costs and expenses incurred by Agent or any Lender in the enforcement of this Guaranty from time to time, including, without limitation, the reasonable fees and expenses of all legal counsel to Agent and Lenders.

I. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

I. NO ORAL AGREEMENTS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR AND AGENT AND LENDERS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG GUARANTOR AND AGENT OR ANY LENDER. THIS GUARANTY SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ORAL ARRANGEMENTS OR ORAL UNDERSTANDINGS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY.

I. Notices. All notices and other communications required or permitted to be given under this Guaranty shall be given or made in writing and shall be delivered in the manner and to the addresses, and shall be deemed to have been duly given when, specified in the Credit Agreement.

I. Survival. All representations, warranties, covenants and agreements of Guarantor in this Guaranty shall survive the execution of this Guaranty.

I. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty.

I. Limitation on Interest. Notwithstanding anything to the contrary contained or referred to in this Guaranty, none of the terms and provisions of this Guaranty, the Credit Agreement, the Notes, any Letter of Credit or any other Loan Document shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate, and neither Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations or the Guaranteed Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other indebtedness, liability or obligation provided for in this Guaranty, the Credit Agreement, the Notes, any Letter of Credit or any other Loan Document which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (a) the amount of such interest, charge, fee, expense or other indebtedness, liability or obligation that would be payable in the absence of this Paragraph 26 or (b) an amount, which when added to all other interest payable under this Guaranty, the Credit Agreement, the Notes, any Letter of Credit and any other Loan Document, equals the Maximum Rate. If, notwithstanding the foregoing, Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and the Guaranteed Obligations and treated hereunder as such, and if the Obligations and the Guaranteed Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Borrower, Guarantor or such other Person (as appropriate). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Guarantor, Borrower, Agent and Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations and the Guaranteed Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations and the Guaranteed Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Agent and Lenders shall refund to Borrower, Guarantor or such other Person (as appropriate) the amount of such excess and, in such event, neither Agent nor any Lender shall be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, receiving or applying interest in excess of the Maximum Rate.

I. Irrevocable Nature of Guaranty. This Guaranty may not be revoked by Guarantor; provided, however, in the event it shall be determined that Guarantor shall have the right, in accordance with applicable law and notwithstanding its express agreement herein to the contrary, to revoke this Guaranty, Guarantor may deliver to Agent, at its address for notices set forth in the Credit Agreement, written notice of Guarantor's intention not to be liable hereunder for any Guaranteed Obligations arising, created or incurred after Agent's receipt of such notice, whereupon such notice shall be effective to the extent (but only to the extent) provided hereinbelow as to Guarantor from and after (but not before) the time when such notice is actually delivered to and received by and receipted for in writing by Agent (the "Effective Revocation Time"); provided, further, however, that such notice shall not be effective as to, and shall not in any way restrict, limit, impair, release or otherwise affect, the indebtedness, liabilities or obligations of Guarantor under this Guaranty with respect to (a) any Guaranteed Obligations consisting of indebtedness, liabilities or obligations under the Credit Agreement, the Notes, the Letters of Credit or any other Loan Document, whether incurred before or after the Effective Revocation Time (including, without limitation, any loans, advances or extensions of credit at any time made or created under the Credit Agreement, whether or not agreed, committed or contemplated to be made by Agent or any Lender and whether or not discretionary with Agent or any Lender), (b) any Guaranteed Obligations arising, created or incurred prior to the Effective Revocation Time, (c) any amendments, modifications, renewals, extensions, restatements and/or supplements to or of the indebtedness, liabilities or obligations referred to in clauses (a) and (b) preceding, whether occurring before or after the Effective Revocation Time, or
(d) any interest or costs of collection with respect to any of the indebtedness, liabilities or obligations referred to in clauses (a), (b) or (c) preceding.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first written above.

                                                             GUARANTOR:

                                             OLD AMERICA STORES, INC.


                                             By:
                                             Name:  Jim D. Schultz
                                             Title:  Vice President and
                                                     Chief Financial Officer


     The undersigned has executed this Guaranty solely for the purpose of confirming receipt of this Guaranty and reliance on this Guaranty by Agent and Lenders as of the date first written above.

                                             NATIONAL BANK OF CANADA, as Agent

                                             By:
                                             Name:  Larry L. Sears
                                             Title:  Group Vice President


                                             By:
                                             Name:  William W. Handley
                                             Title:   Vice President

                              GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this "Guaranty"), dated effective as of May 31, 1996, is executed and delivered by OLD AMERICA WHOLESALE, INC., a Delaware corporation ("Guarantor"), to and in favor of NATIONAL BANK OF CANADA, a Canadian chartered banking association, as agent for itself and the other Lenders (as such term is hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, "Agent").

                              W I T N E S S E T H:

     WHEREAS, Old America Store, Inc. ("Borrower"), Old America Stores, Inc., Guarantor, the lenders named therein (together with their successors and assigns, "Lenders") and Agent are, concurrently herewith, entering into that certain Credit Agreement dated as of May 31, 1996 (as the same may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, the "Credit Agreement") and, in connection therewith, inter alia, Borrower is, concurrently herewith, executing and delivering (a) that certain Revolving Credit Note dated May 31, 1996, in the original principal amount of $18,000,000 payable to the order of National Bank of Canada and (b) that certain Revolving Credit Note dated May 31, 1996, in the original principal amount of $12,000,000 payable to the order of Compass Bank (such promissory notes, as they may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, are hereinafter individually called a "Note" and collectively called the "Notes"; the Credit Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications and the other Loan Documents (as such terms are defined in the Credit Agreement), including, without limitation, any and all security agreements, pledge agreements, assignments, guaranties, licenses, lien waivers, collection account agreements and other agreements, documents, instruments and certificates now or hereafter executed and/or delivered in connection therewith, and any and all amendments, modifications, renewals, extensions, restatements and/or supplements thereto from time to time, are hereinafter collectively called the "Loan Documents");

     WHEREAS, Guarantor has directly and indirectly benefitted and will directly and indirectly benefit from the loans and the letters of credit evidenced and governed by the Credit Agreement, the Notes and the other Loan Documents and the other transactions evidenced by and contemplated in the Loan Documents; and

     WHEREAS, execution and delivery of this Guaranty is a condition to Agent and Lenders entering into the Credit Agreement and the making of Loans and issuance of Letters of Credit pursuant thereto;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:
I. Definitions. Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty shall have the meanings ascribed to such terms in the Credit Agreement.

I. Guaranty of Indebtedness, Liabilities and Obligations. Guarantor hereby irrevocably and unconditionally guarantees (a) payment to Agent and Lenders when due, whether at stated maturity, by acceleration or otherwise, of any and all Obligations (as such term is defined in the Credit Agreement), which Obligations include, without limitation, (i) any and all interest, penalties, fees and expenses (specifically including, but not limited to, attorneys' fees and expenses) which Borrower may now or at any time hereafter owe to Agent or any Lender (whether or not such interest, penalties, fees and expenses were originally contracted with Agent or any Lender or with another or others and whether or not such interests, penalties, fees and expenses are enforceable against Borrower) pursuant to the Credit Agreement, any Note, any Letter of Credit or any other Loan Document plus (ii) the principal amount of any and all indebtedness, liabilities and other obligations, whether primary, absolute, secondary, direct, indirect, fixed, contingent, liquidated, unliquidated, secured or unsecured, matured or unmatured, joint, several or joint and several, due or to become due and whether arising by agreement, note, discount, acceptance, overdraft or otherwise, which Borrower may now or at any time hereafter owe to Agent or any Lender (whether or not such indebtedness, liabilities and obligations were originally contracted with Agent or any Lender or with another or others and whether or not such indebtedness, liabilities or obligations are enforceable against Borrower) pursuant to the Credit Agreement, any Note, any Letter of Credit or any other Loan Document and (b) the faithful prompt and complete compliance by Borrower with all terms, conditions, covenants, agreements and undertakings of Borrower under the Credit Agreement, any Note, any Letter of Credit or any other Loan Document (the Obligations and the interest, penalties, fees, expenses, indebtedness, liabilities and obligations, etc. referred to in clauses (a) and (b) preceding as to which payment, performance and compliance are guaranteed pursuant to this Guaranty are hereinafter individually and collectively called the "Guaranteed Obligations"); provided, however, notwithstanding anything to the contrary contained in this Paragraph 2, the Guaranteed Obligations of Guarantor hereunder shall not exceed an aggregate amount equal to the greatest amount that would not render Guarantor's obligations under this Guaranty subject to avoidance under Section 544, 548 or 550 of the Federal Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors; provided further, however, that for purposes of this proviso it shall be presumed that the Guaranteed Obligations of Guarantor under this Guaranty do not equal or exceed any aggregate amount which would render Guarantor's indebtedness, liabilities or obligations under this Guaranty subject to being so avoided, set aside or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary. Subject to, but without limiting the generality of the foregoing proviso, the provisions of this Guaranty are severable and, in any action or proceeding involving any state corporate law or any bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights, if the indebtedness, liabilities or obligations of Guarantor under this Guaranty would otherwise be held or determined to be void, invalid or unenforceable on account of the amount thereof under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount thereof shall, without any further action by Guarantor, Agent, any Lender or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable as determined in such action or proceeding

     Notwithstanding that Borrower may not be liable or obligated to Agent or any Lender for interest and/or attorneys' fees and expenses on, or in connection with, the Guaranteed Obligations from and after the Petition Date (as hereinafter defined) as a result of the provisions of the federal bankruptcy laws or otherwise, the Guaranteed Obligations for which Guarantor shall be liable and obligated under this Guaranty shall include (to the extent permitted by law or a court of competent jurisdiction) interest accruing on the Guaranteed Obligations at the highest rate provided for in the Credit Agreement from and after the date on which Borrower files for protection under the federal bankruptcy laws or from and after the date on which an involuntary proceeding is filed against Borrower under the federal bankruptcy laws (herein collectively referred to as the "Petition Date") and all attorneys' fees and expenses incurred by Agent or any Lender from and after the Petition Date in connection with the Guaranteed Obligations.

I. Continuing Guaranty of Payment. This Guaranty is and shall be an absolute, irrevocable and continuing guaranty of payment, and not merely of collection, and from time to time or at any time the Guaranteed Obligations may be increased, reduced or paid in full without affecting the liability or obligation of Guarantor with respect to indebtedness, liabilities and obligations of Borrower to Agent or any Lender thereafter incurred. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated (if a release or discharge has occurred), as the case may be, if at any time any payment (or any part thereof) to Agent or any Lender in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by Agent or any Lender pursuant to any bankruptcy, insolvency, reorganization, receivership or other debtor relief granted to Borrower or its successors or assigns. In the event that Agent or any Lender must rescind or restore any payment received by Agent or any Lender, respectively, in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Agent or such Lender, respectively, shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Agent, Lenders and Guarantor that Guarantor's liabilities and obligations hereunder shall not be discharged except by the full and complete payment and performance of the Guaranteed Obligations and then only to the extent of such payment and performance. This Guaranty is independent of, and in addition and without modification to, and does not impair or in any way affect any other guaranty, endorsement or other agreement executed in favor of Agent or any Lender, and this Guaranty and Guarantor's liabilities and obligations under this Guaranty shall not be impaired or otherwise affected by the execution, delivery or performance by Guarantor or any other Person of any other guaranty, endorsement or other agreement.

I. Absolute Guaranty. Guarantor's liabilities and obligations under this Guaranty shall be absolute and unconditional irrespective of, shall not be released, impaired, limited, reduced, conditioned upon or otherwise affected by and shall continue in full force and effect notwithstanding the occurrence of any event (other than an event consisting of payment and performance of such liabilities and obligations as provided in

Paragraph 3 hereof) at any time or from time to time, including, without limitation, any one or more of the following events specified in clauses (a) through (o) of this Paragraph 4 below, and neither Agent nor any Lender shall be obligated or required to take or to refrain from taking any of such actions or inactions specified below and shall not have any liability, obligation or duty whatsoever with respect to such actions or inactions, it being acknowledged and agreed by Guarantor that all of such liabilities, obligations and duties (if any) of Agent or any Lender otherwise existing and all rights and remedies (if any) of Guarantor with respect thereto (whether such liabilities, obligations, duties, rights or remedies exist by virtue of agreement, common law, equity, statute or otherwise), and each and every defense which, under principles of guaranty or suretyship law, would otherwise operate to eliminate, impair, condition or restrict the liabilities and obligations of Guarantor for the Guaranteed Obligations, are hereby expressly waived by Guarantor:

A. The taking or accepting of any security or other guaranty for any or all of the Guaranteed Obligations, whether heretofore, concurrently herewith or hereafter;

A. Any failure to create or perfect or properly create or perfect any lien, security interest or assignment intended as security, or any release, surrender, exchange, substitution, subordination or loss of any security or guaranty at any time existing in connection with any or all of the Guaranteed Obligations for any reason;

A. Any partial or full release of the liability or obligation of Guarantor under any other guaranty whether or not similar to this Guaranty;

A. The entering into, delivery of, modification of, amendment to or waiver of compliance with the Credit Agreement, any Note, any Letter of Credit or any other Loan Document, or any agreement, document or instrument evidencing, securing or otherwise affecting all or part of the Guaranteed Obligations, without the notification of Guarantor, the right of such notification being hereby specifically waived by Guarantor;

A. The bankruptcy, insolvency, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust or relating to any other entity or Person) of Borrower, Guarantor or any other Person at any time liable or obligated for the payment of any or all of the Guaranteed Obligations, whether now existing or hereafter arising;

A. Any renewal, extension, modification, refunding and/or rearrangement of the payment of any or all of the Guaranteed Obligations at any time and from time to time, whether on one or more occasions, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance or compromise that might be granted or given by Agent or any Lender to Borrower or Guarantor;

A. Any neglect, delay, omission, failure or refusal of Agent or any Lender to (i) exercise or properly or diligently exercise any right or remedy with respect to any or all of the Guaranteed Obligations or the collection thereof or any collateral, security or guaranty therefor, whether under the Credit Agreement, any Note, any Letter of Credit or any other Loan Document or otherwise, (ii) take or prosecute or properly or diligently take or prosecute any action for the collection of any or all of the Guaranteed Obligations against Borrower, Guarantor or any other guarantor of any or all of the Guaranteed Obligations and/or any other Person, (iii) foreclose or prosecute or properly or diligently foreclose or prosecute any action in connection with any agreement, document or instrument or arrangement evidencing, securing or otherwise affecting all or any part of the Guaranteed Obligations, or (iv) mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations;

A. Any failure of Agent or any Lender to give notice to Borrower and/or Guarantor of, or obtain the consent of Borrower and/or Guarantor with respect to, (i) demand, presentment, protest, nonpayment, intention to accelerate, acceleration, lack of diligence or delay in collection of all or any part of the Guaranteed Obligations or any other matter, or the absence thereof, (ii) any renewal, extension or assignment of the Guaranteed Obligations or any part thereof, (iii) the disposition or release of all or any part of any security for the Guaranteed Obligations (whether or not such disposition is commercially reasonable) or (iv) any other action taken or refrained from being taken by Agent or any Lender against Borrower, it being agreed that (except as may be expressly provided in the other Loan Documents) that neither Agent nor any Lender shall be required to give Borrower or Guarantor any notice of any kind or to obtain Borrower's or Guarantor's consent under any circumstances whatsoever with respect to or in connection with the Guaranteed Obligations;

A. The unenforceability, illegality or uncollectibility of all or any part of the Guaranteed Obligations against Borrower by reason of the fact that the interest contracted for, charged, collected or received in respect of the Guaranteed Obligations exceeds the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers, directors, partners, trustees or representatives creating the Guaranteed Obligations acted in excess of their authority, the Loan Agreement, any Note, any Letter of Credit or any other Loan Document evidencing the Guaranteed Obligations has been forged or otherwise is irregular or is not genuine or authentic, expiration of the applicable statute of limitations of the Guaranteed Obligations;

A. Any payment by Borrower to Agent or any Lender is held to constitute a preferential transfer or a fraudulent conveyance or transfer under any applicable law, or for any reason Agent or any Lender is required to refund such payment or pay such amount to Borrower or any other Person;

A. Any merger, reorganization, consolidation or dissolution of Borrower, any sale, lease or transfer of any or all of the assets of Borrower, or any change in name, business, location, composition, structure or any change in the shareholders, partners or members (whether by accession, secession, death, dissolution, transfer of assets or otherwise) of Borrower;

A. Any failure of Agent or any Lender to notify Guarantor of the acceptance of this Guaranty or of the making of Loans by any Lender in reliance on this Guaranty or of the failure of Borrower to make any payment due by Borrower to Agent or any Lender;

A. Any existing or future offset, claim or defense of Borrower against Agent or any Lender or against payment of all or any part of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise;

A. Any full or partial release of the liability of Borrower, any guarantor of all or any part of the Guaranteed Obligations or any other Person for all or any part of the Guaranteed Obligations, it being acknowledged and agreed by Guarantor that it may be required to pay the Guaranteed Obligations in full without assistance or support, whether from Borrower, any other guarantor or any other Person; or

A. Any other action taken or omitted to be taken with respect to any of the Credit Agreement, any Note, any Letter of Credit or any other Loan Document, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay all or any part of the Guaranteed Obligations pursuant to the terms hereof.

Without limiting the foregoing or Guarantor's liability under this Guaranty, to the extent that Agent and Lenders (or any of them) have advanced funds or extended credit to Borrower and do not receive payments or benefits thereon in the amounts and at the times required or provided by or in connection with the Credit Agreement, any Notes, any Letter of Credit or any other Loan Document, Guarantor is absolutely liable to make such payments and to confer such benefits on the Lenders on a timely basis.

I. Representations and Warranties. In connection with this Guaranty, Guarantor hereby represents and warrants to Agent and Lenders that:

A. Guarantor and Borrower are members of an affiliated and integrated group of corporations and are engaged in related businesses and supporting lines of business; Guarantor has received and will receive a direct and indirect material benefit from the transactions evidenced by and contemplated in the Credit Agreement, the Notes, the Letters of Credit and the other Loan

Documents; this Guaranty is given by Guarantor in furtherance of the direct and indirect business interests and corporate purposes of Guarantor, and is necessary to the conduct, promotion and attainment of the businesses of Borrower and Guarantor; and the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor hereunder;

A. The execution and delivery of this Guaranty and the performance of and compliance with the terms hereof will not constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material contract, agreement or instrument to which Guarantor is a party or which may be applicable to Guarantor or any of its assets;

A. This Guaranty, when executed and delivered by Guarantor, will constitute the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity;

A. As of the date of this Guaranty, and after giving effect to this Guaranty and the contingent obligation evidenced by this Guaranty, Guarantor is not, on either an unconsolidated basis or a consolidated basis with Borrower and Guarantor's subsidiaries, insolvent, as such term is used or defined in any applicable bankruptcy, fraudulent conveyance, fraudulent transfer or similar law, and Guarantor has and will have assets which, fairly valued, exceed its indebtedness, liabilities and obligations; Guarantor is not executing this Guaranty with any intention to hinder, delay or defraud any present or future creditor or creditors of Guarantor; Guarantor is not engaged in any business or transaction (including, without limitation, the execution of this Guaranty) which will leave Guarantor with unreasonably small capital or assets which are unreasonably small in relation to the business or transactions engaged in by Guarantor, and Guarantor does not intend to engage in any such business or transaction; Guarantor does not intend to incur, nor does Guarantor believe that it will incur, debts beyond Guarantor's ability to repay such debts as they mature;

A. All acts and conditions required to be performed and satisfied prior to the creation and issuance of this Guaranty, and to constitute this Guaranty as the legal, valid and binding obligation of Guarantor in accordance with its terms, have been performed and satisfied in due and strict compliance with all applicable laws;

A. Guarantor is familiar with, and has independently received books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral (if any) intended to secure the Guaranteed

Obligations; however, Guarantor is not relying on such financial condition or any such collateral (if any) as an inducement to enter into this Guaranty;

A. Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any Person other than Guarantor will be liable to pay the Guaranteed Obligations;

A. Except for the execution of the Credit Agreement, neither Agent, any Lender nor any other Person has made any representation, warranty or statement to, or promise, covenant or agreement with, Guarantor in order to induce Guarantor to execute this Guaranty; and

A.      Guarantor is a wholly-owned Subsidiary of Borrower.

I. Default. Upon the occurrence and during the continuation of an Event of Default, Guarantor shall, on demand by Agent and without further notice of dishonor and without notice of any kind (including, without limitation, notice of acceptance by Agent or any Lender of this Guaranty) having been given to Borrower, Guarantor or any other Person previous to such demand, promptly (i.e., not later than 1:00 p.m., New York, New York time, on the date of such demand or, if such demand is made after 12:00 noon, on the next succeeding Business
Day) pay, in immediately available funds, the full unpaid amount of the Guaranteed Obligations, or such lesser amount, if any, as may be specifically demanded by Agent from time to time, to Agent at Agent's Principal Office located in New York, New York or at such other place as Agent may specify to Guarantor in writing. If acceleration of the time for payment of any amount payable by Borrower under or with respect to any of the Guaranteed Obligations is stayed or otherwise delayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Obligations shall nonetheless be payable by Guarantor hereunder promptly on demand by Agent.

I. Cumulative Remedies; No Election. If Guarantor is or becomes liable or obligated for the Guaranteed Obligations, by endorsement or otherwise, other than under this Guaranty, such liability or obligation shall not be in any manner impaired or affected hereby, and the rights and remedies of Agent or any Lender hereunder shall be cumulative of any and all other rights and remedies that Agent or such Lender may ever have against Guarantor. The exercise by Agent or any Lender of any right or remedy hereunder or under any other agreement, document or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Without in any way limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty or security to any and all other guaranties or security heretofore, concurrently herewith or hereafter executed and/or delivered by Guarantor to or in favor of Agent or any Lender relating to the Guaranteed Obligations, and nothing herein shall ever be deemed to in any way negate or replace any such other guaranties or security; provided, however, that Agent and Lenders shall have all of their rights and remedies under this Guaranty irrespective of anything to the contrary contained in any such other guaranties or security. This Guaranty may be enforced from time to time as often as occasion therefor may arise, and it is agreed and understood that it shall not be necessary for Agent or any Lender, in order to enforce this Guaranty against Guarantor, first to exercise any rights or remedies against Borrower or any other Person or institute suit or exhaust any available rights or remedies against security in Agent's or any Lender's possession or under Agent's or any Lender's control, or to resort to any other sources or means of obtaining payment of the Guaranteed Obligations.

I. Joint and Several Obligation. Guarantor agrees that Agent and Lenders, in their sole discretion, may (a) bring suit against all guarantors or other Persons liable or obligated to Agent or any Lender or against any one or more of them, for interest, penalties, expenses, fees, indebtedness, liabilities and obligations owed to Agent or any Lender and apply any amounts obtained by Agent or any Lender in such a manner as Agent or any Lender may elect, (b) bring suit against all guarantors of the Guaranteed Obligations jointly and severally or against any one or more of them, (c) settle fully or in part with any one or more of such guarantors for such consideration as Agent or any Lender may deem proper, and (d) partially or fully release one or more of such guarantors from liability under any guaranty agreement, and that no such action shall impair the rights of Agent or any Lender to collect the Guaranteed Obligations (or the unpaid balance thereof) from other guarantors (including, without limitation, Guarantor), or any of them, not so sued, settled with, or released.

I. Release of Collateral, etc. If all or any part of the Guaranteed Obligations is at any time secured, Guarantor agrees that Agent or any Lender may, at any time and from time to time in its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security without impairing or diminishing the liabilities or obligations of Guarantor hereunder. Guarantor further agrees that, if Borrower or any other Person executes in favor of Agent or any Lender any collateral agreement, mortgage, deed of trust, collateral assignment, security agreement or other security instrument, the exercise by Agent or any Lender of any right or remedy thereby conferred on Agent or any Lender shall be wholly discretionary with Agent and such Lender, respectively, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that (except to the extent prohibited by applicable law notwithstanding an agreement of the parties to the contrary) neither Agent nor any Lender shall be liable for its failure to use diligence or care in the collection of the Guaranteed Obligations, in the creation or perfection of any lien, security interest or assignment intended as security or in preserving the liability of any Person liable or obligated on the Guaranteed Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof, and diligence in bringing suit against any Person liable on the Guaranteed Obligations or any part thereof.

II. Binding Effect. This Guaranty is for the benefit of Agent and Lenders and their successors and assigns, and in the event of an assignment by Agent or any Lender or its successors or assigns of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness, liabilities and obligations so assigned, may be transferred with such indebtedness, liabilities and obligations. This Guaranty is binding, not only upon Guarantor, but upon its successors and assigns.

I. WAIVER OF SUBROGATION, CONTRIBUTION AND OTHER RIGHTS. UPON PAYMENT BY GUARANTOR OF ANY SUMS IN RESPECT OF THE GUARANTEED OBLIGATIONS HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY AMOUNTS ADVANCED TO BORROWER BY GUARANTOR), ALL RIGHTS OF GUARANTOR AGAINST BORROWER OR ANY OTHER GUARANTOR OF THE GUARANTEED OBLIGATIONS ARISING AS A RESULT THEREFROM BY WAY OF RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION AND/OR OTHERWISE SHALL IN ALL RESPECTS BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT AND ENFORCEMENT TO THE PRIOR INDEFEASIBLE PAYMENT AND ENFORCEMENT IN FULL OF THE GUARANTEED OBLIGATIONS. GUARANTOR SHALL NOT HAVE, AND HEREBY IRREVOCABLY WAIVES, ANY AND ALL RIGHTS AND REMEDIES OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION AND/OR OTHERWISE AGAINST OR FROM BORROWER UNLESS AND UNTIL ALL OF THE GUARANTEED OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL. IN ADDITION TO THE FOREGOING, GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS OR OTHER RIGHTS AND REMEDIES IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST AGENT, ANY LENDER, BORROWER OR ANY OTHER PERSON UNDER CHAPTER 34 OF THE TEXAS BUSINESS AND COMMERCE CODE, UNDER RULES 31 AND 163 OF THE TEXAS RULES OF CIVIL PROCEDURE, UNDER SECTION 17.001 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE AND UNDER ANY OTHER STATUTE OF ANY STATE OR OTHER JURISDICTION REQUIRING RECOURSE AGAINST THE PRIMARY OBLIGOR OR IMPOSING OTHER REQUIREMENTS AS A CONDITION TO RECOURSE AGAINST A GUARANTOR IF AND TO THE EXTENT THAT THE SAME MAY BE APPLICABLE TO THIS GUARANTY. Except as expressly otherwise provided in this Paragraph 11, Guarantor shall have all rights of subrogation, reimbursement, exoneration, contribution and indemnification that may exist under currently applicable law.

I. Subordination of Indebtedness and Liens. The payment of any and all principal of and interest on all indebtedness of Borrower, whether primary, absolute, secondary, direct, indirect, fixed, contingent, liquidated, unliquidated, secured or unsecured, matured or unmatured, joint, several or joint and several, now or hereafter existing, due or to become due to Guarantor (the "Subordinated Debt"), shall in all respects be subordinate and junior in right of payment and enforcement to the prior payment and enforcement in full of the Guaranteed Obligations as provided in this Paragraph 12. Except as may be expressly permitted by the Credit Agreement and except for the payment of license fees payable by Borrower to Guarantor in the ordinary course of business in connection with Intellectual Property and payable when no Event of Default exists, no payment shall be made on or with respect to the Subordinated Debt (whether owed to Guarantor or any Affiliate of Guarantor) unless and until the Guaranteed Obligations shall have been paid and performed in full. In the event that Guarantor or any Affiliate of Guarantor shall receive any payment on account of the Subordinated Debt in violation of this Paragraph 12, Guarantor will hold, or cause to be held (as the case may be), any amount so received in trust for the benefit of Agent and Lenders and will forthwith deliver, or cause to be delivered (as the case may be), such payment to Agent, in the form received, to be applied to the Guaranteed Obligations. All Liens (if any) securing payment of all or any part of the Subordinated Debt (the "Subordinated Liens") shall be and remain inferior and subordinate to the Liens securing payment of all or any part of the Guaranteed Obligations, regardless of whether such Subordinated Liens presently exist or are hereafter created or when such Subordinated Liens were created, perfected, filed or recorded. Guarantor shall not exercise or enforce any creditors' rights or remedies that it may have against Borrower or foreclose, repossess, sequester or otherwise institute any action or proceeding (whether judicial or otherwise, including, without limitation, the commencement of, or joinder in, any bankruptcy, insolvency, reorganization, liquidation, receivership or other debtor relief law) to enforce any Subordinated Lien on any assets of Borrower or any other Person unless and until the Guaranteed Obligations shall have been irrevocably paid and performed in full. The terms and provisions of this Paragraph 12 are given by Guarantor as additional rights, remedies and benefits to any and all other subordination agreements heretofore, concurrently herewith or hereafter executed by Guarantor to or in favor of Agent or any Lender, and nothing in this Guaranty shall ever be deemed to in any way negate or replace any other such previous, concurrent or subsequent subordination agreements. All promissory notes, accounts receivable ledgers and other evidences of the Subordinated Debt, and all mortgages, deed of trusts, security agreements, assignments and other security documents evidencing the Subordinated Liens, shall contain a specific written notice that the indebtedness and Liens evidenced thereby are subordinated as provided in this Paragraph 12.

I.      Right of Setoff.   Guarantor hereby grants to Agent and each Lender a
right of setoff upon any and all monies, securities or other property of Guarantor, and the proceeds therefrom, now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Guarantor, and any and all claims of Guarantor against Agent or any Lender at any time existing. The right of setoff granted pursuant to this Paragraph 13 shall be cumulative of and in addition to Agent's and each Lender's common law right of setoff.

I. Further Assurances. Upon the request of Agent or any Lender, Guarantor will, at any time and from time to time, duly execute and deliver to Agent any and all such further agreements, documents and instruments, and supply such additional information, as may be necessary or advisable, in the reasonable opinion of Agent or any Lender, to obtain the full benefits of this Guaranty.

I. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. No provision herein or in any other Loan Document evidencing the Guaranteed Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

I. Modification in Writing. No modification, consent, amendment or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of Agent and Guarantor and then shall be effective only in the specific instance and for the specific purpose for which given.

I. No Waiver, Etc. No notice to or demand on Guarantor or Agent in any case shall entitle Guarantor or Agent, respectively, to any other or further notice or demand in similar or other circumstances. No delay or omission by Agent, any Lender or Guarantor in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or right or remedy hereunder.

I. Cumulative Rights. All rights and remedies of Agent and Lenders hereunder are cumulative of each other and of every other right or remedy which Agent or any Lender may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

I. Expenses. Guarantor agrees to pay on demand by Agent all costs and expenses incurred by Agent or any Lender in connection with the negotiation, preparation, execution and performance of the terms and provisions of this Guaranty and any and all amendments, modifications, renewals, restatements and/or supplements hereto from time to time, including, without limitation, the reasonable fees and expenses of legal counsel to Agent. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay to Agent all costs and expenses incurred by Agent or any Lender in the enforcement of this Guaranty from time to time, including, without limitation, the reasonable fees and expenses of all legal counsel to Agent and Lenders.

I. APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

I. NO ORAL AGREEMENTS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR AND AGENT AND LENDERS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG GUARANTOR AND AGENT OR ANY LENDER. THIS GUARANTY SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ORAL ARRANGEMENTS OR ORAL UNDERSTANDINGS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY.

I. Notices. All notices and other communications required or permitted to be given under this Guaranty shall be given or made in writing and shall be delivered in the manner and to the addresses, and shall be deemed to have been duly given when, specified in thE Credit Agreement.

I. Survival. All representations, warranties, covenants and agreements of Guarantor in this Guaranty shall survive the execution of this Guaranty.

I. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty.

I. Limitation on Interest. Notwithstanding anything to the contrary contained or referred to in this Guaranty, none of the terms and provisions of this Guaranty, the Credit Agreement, the Notes, any Letter of Credit or any other Loan Document shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate, and neither Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations or the Guaranteed Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other indebtedness, liability or obligation provided for in this Guaranty, the Credit Agreement, the Notes, any Letter of Credit or any other Loan Document which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (a) the amount of such interest, charge, fee, expense or other indebtedness, liability or obligation that would be payable in the absence of this Paragraph 26 or (b) an amount, which when added to all other interest payable under this Guaranty, the Credit Agreement, the Notes, any Letter of Credit and any other Loan Document, equals the Maximum Rate. If, notwithstanding the foregoing, Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and the Guaranteed Obligations and treated hereunder as such, and if the Obligations and the Guaranteed Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to Borrower, Guarantor or such other Person (as appropriate). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Guarantor, Borrower, Agent and Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations and the Guaranteed Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations and the Guaranteed Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Agent and Lenders shall refund to Borrower, Guarantor or such other Person (as appropriate) the amount of such excess and, in such event, neither Agent nor any Lender shall be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, receiving or applying interest in excess of the Maximum Rate.

I. Irrevocable Nature of Guaranty. This Guaranty may not be revoked by Guarantor; provided, however, in the event it shall be determined that Guarantor shall have the right, in accordance with applicable law and notwithstanding its express agreement herein to the contrary, to revoke this Guaranty, Guarantor may deliver to Agent, at its address for notices set forth in the Credit Agreement, written notice of Guarantor's intention not to be liable hereunder for any Guaranteed Obligations arising, created or incurred after Agent's receipt of such notice, whereupon such notice shall be effective to the extent (but only to the extent) provided hereinbelow as to Guarantor from and after (but not before) the time when such notice is actually delivered to and received by and receipted for in writing by Agent (the "Effective Revocation Time"); provided, further, however, that such notice shall not be effective as to, and shall not in any way restrict, limit, impair, release or otherwise affect, the indebtedness, liabilities or obligations of Guarantor under this Guaranty with respect to (a) any Guaranteed Obligations consisting of indebtedness, liabilities or obligations under the Credit Agreement, the Notes, the Letters of Credit or any other Loan Document, whether incurred before or after the Effective Revocation Time (including, without limitation, any loans, advances or extensions of credit at any time made or created under the Credit Agreement, whether or not agreed, committed or contemplated to be made by Agent or any Lender and whether or not discretionary with Agent or any Lender), (b) any Guaranteed Obligations arising, created or incurred prior to the Effective Revocation Time, (c) any amendments, modifications, renewals, extensions, restatements and/or supplements to or of the indebtedness, liabilities or obligations referred to in clauses (a) and (b) preceding, whether occurring before or after the Effective Revocation Time, or
(d) any interest or costs of collection with respect to any of the indebtedness, liabilities or obligations referred to in clauses (a), (b) or (c) preceding.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first written above.

                                              GUARANTOR:

                              OLD AMERICA WHOLESALE, INC.


                              By:
                              Name: Paul D. Sammons
                              Title:   President

     The undersigned has executed this Guaranty solely for the purpose of confirming receipt of this Guaranty and reliance on this Guaranty by Agent and Lenders as of the date first written above.

                              NATIONAL BANK OF CANADA, as Agent


                              By:
                              Name: Larry L. Sears
                              Title:  Group Vice President


                              By:
                              Name: William W. Handley
                              Title:  Vice President

                               SECURITY AGREEMENT
                           (Old America Store, Inc.)

     THIS SECURITY AGREEMENT (this "Agreement") dated as of May 31, 1996, is by and between OLD AMERICA STORE, INC., a Texas corporation ("Debtor"), whose address is 811 North Collins Freeway, Highway 75 North, Howe, Texas 75459, and whose Tax I.D. No. is 75-1699442, and NATIONAL BANK OF CANADA, a Canadian chartered banking association ("Secured Party"), as Agent for itself and the other lenders (the "Lenders") who may from time to time become parties to the hereinafter defined Credit Agreement, whose address is 125 W. 55th Street, New York, New York 10019.

                                R E C I T A L S:

     WHEREAS, Debtor, Old America Stores, Inc. and Old America Wholesale, Inc. are entering into that certain Credit Agreement dated as of May 31, 1996, with Secured Party and the Lenders (such agreement as it may be amended, renewed, extended, restated, replaced, substituted, supplemented, or otherwise modified from time to time is referred to herein as the "Credit Agreement");

     WHEREAS, Debtor has directly and indirectly benefitted and will directly and indirectly benefit from the loans evidenced and governed by the Credit Agreement and the other transactions evidenced by and contemplated in the Loan Documents (as defined in the Credit Agreement); and

     WHEREAS, execution and delivery of this Agreement is a condition to Secured Party and the Lenders entering into the Credit Agreement and the making of the loans pursuant thereto;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to make the loans and issue the letters of credit under the Credit Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

     "Account" has the meaning set forth in the Credit Agreement.

SECURITY AGREEMENT - Page 1
(Old America Store, Inc.)

     "Borrower" means Debtor.

     "Broker" means any "broker," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person defined as a broker or dealer under the federal securities laws, but without excluding a bank acting in that capacity.

     "Chattel Paper" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor (exclusive of any such "chattel paper" which does not in any way relate to any other Collateral).

     "Clearing Corporation" means any "clearing corporation," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any (a) Person that is registered as a "clearing agency" under the federal securities laws, (b) federal reserve bank, or (c) other Person that provides clearance or settlement services with respect to Financial Assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     "Collateral" has the meaning specified in Section 2.01 of this Agreement.

     "Deposit Accounts" means any and all deposit accounts, bank accounts or investment accounts now owned or hereafter acquired or opened by Debtor, including, without limitation, those set forth on Schedule 5 hereto, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments and other property deposited therein and all balances therein and all investments made with funds deposited therein or otherwise held in connection therewith, including, without limitation, indebtedness (howsoever evidenced) and/or securities issued or guaranteed by the government of the United States of America, certificates of deposit and all contract rights (exclusive of any such "contract rights" which do not in any way relate to any other Collateral), General Intangibles, Instruments, Investment Property, Security Entitlements, Financial Assets and other Documents now or hereafter existing with respect thereto, including, but not limited to, any and all renewals, extensions, reissuances and replacements and substitutions therefor with all earnings, profits or other Proceeds therefrom in the form of interest or otherwise.

     "Document" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor (exclusive of any such "documents" which do not in any way relate to any other Collateral).

     "Entitlement Holder" means any Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.

     "Financial Asset" means any financial asset, as such term is defined in
Section 8.102 of the Texas Business and Commerce Code, and in any event shall include, but not be limited to, any (a) Security, (b) obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, and (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article or Chapter 8 of the UCC.

     "General Intangibles" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor (but exclusive of trademarks, trade names, service marks, copyrights and patents) and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor's goodwill, franchises, licenses, permits (exclusive of any such "permits" which do not in any way relate to any other Collateral), proprietary information, customer lists, designs and inventions; (b) all of Debtor's cash registers, scanning systems, books and records (including, without limitation, records, disks, tapes and other media on which any information relating to Inventory, Inventory control systems or Accounts is stored or recorded), computer software, management information systems and other systems, information, lists and copies of any kind relating to any Inventory or Accounts or customer lists, and all of Debtor's contract rights (exclusive of any such "contract rights" which do not in any way relate to any other Collateral), Securities, deposit accounts, investment accounts and certificates of deposit;
(d) all rights of Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of Debtor; (f) all choses in action and causes of action of Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor; (g) all rights and claims of Debtor under warranties and indemnities; and (h) all rights of Debtor under any insurance, surety or similar contract or arrangement.

     "Instrument" means any "instrument," as such term is defined in Article or Chapter 9 of the UCC (exclusive of any such "instruments" which do not in any way relate to any other Collateral), now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of Debtor, whether now owned or hereafter acquired.

     "Inventory" has the meaning set forth in the Credit Agreement.

     "Investment Property" means any investment property, as such term is defined in Section 9.115 of the Texas Business and Commerce Code, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by
Debtor: (a) any Security, whether certificated or uncertificated; (b) any Security Entitlement; and (c) any Securities Account.

     "Issuer" means any "issuer," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person that, with respect to an obligation on or a defense to a Security, (a) places or authorizes the placing of its name on a Security Certificate, other than as authenticating trustee, registrar, transfer agent, or the like, to evidence a share, participation, or other interest in its property or in an enterprise, or to evidence its duty to perform an obligation represented by the certificate; (b) creates a share, participation, or other interest in its property or in an enterprise, or undertakes an obligation, that is an Uncertificated Security; (c) directly or indirectly creates a fractional interest in its rights or property, if the fractional interest is represented by a Security Certificate; or (d) becomes responsible for, or in the place of, another Issuer.

     "Obligations" means the Obligations, as such term is defined in the Credit Agreement, and the obligations, indebtedness and liabilities of Debtor under this Agreement.

     "Pledged Collateral" has the meaning specified in Section 4.15(b)(i) of this Agreement.

     "Pledged Shares" means the shares of capital stock or other equity, partnership or membership interests described on Schedule 3 attached hereto and incorporated herein by reference.

     "Proceeds" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to,
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Securities Account" means any account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

     "Securities Intermediary" means any (a) Clearing Corporation, or (b) Person, including a bank or Broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

     "Security" means any "security," as such term is defined in Article or Chapter 8 of the UCC and, in any event, shall include, but not be limited to, any obligation of an Issuer or a share, participation, or other interest in an Issuer or in property or an enterprise or an Issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and (c) which (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article or Chapter 8 of the UCC.

     "Security Certificate" means any certificate representing a Security.

      "Security Entitlement" means any rights and property interest of an Entitlement Holder with respect to a Financial Asset.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

     "Uncertificated Security" means any "uncertificated security," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Security that is not represented by a certificate.

     Section 1.02. Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

                                  ARTICLE II

                               Security Interest

     Section 2.01. Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), Debtor hereby pledges and assigns (as collateral) to Secured

Party, and grants to Secured Party a continuing lien on and security interest in, all of Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Instruments;

     (d) all General Intangibles (including, without limitation, the cash registers, scanning systems, books and records, computer software, management information systems and other systems, information, lists and copies included in the definition of the term "General Intangibles" as defined in this Agreement, whether or not such Collateral constitutes general intangibles, equipment or any other classifications of property under the UCC);

     (e)  all Documents;

     (f) all Inventory (including, without limitation, Inventory at the locations set forth on Schedule 1 hereto);

     (g)  all Investment Property;

     (h) all Deposit Accounts of Debtor and all funds, certificates, Documents, Instruments, checks, drafts, wire transfer receipts and other earnings, profits or other Proceeds from time to time representing, evidencing, deposited into or held in the Deposit Accounts (including, without limitation, in the form of interest);

     (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares;

     (j) all additional shares of stock of the Subsidiaries of Debtor from time to time owned or acquired by Debtor in any manner, and the certificates and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

     (k) all indebtedness from time to time owed to Debtor by the Subsidiaries of Debtor and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such indebtedness;

     (l) all other goods and personal property of Debtor of any kind or character, whether tangible or intangible, to the extent such goods and personal property are related to any of the property described in the foregoing clauses (a) through (k) including, without limitation, any and all rights in and claims under insurance policies, judgments and rights thereunder, and tort claims; and

     (m) all Proceeds and products, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (l) and all liens, security, rights, remedies and claims of Debtor with respect thereto.

     Section 2.02. Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) Secured Party shall not have any indebtedness, liability or obligation under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 2.03. Delivery of Collateral. All certificates or instruments representing or evidencing the Pledged Shares, any Instruments or Chattel Paper or any other Collateral including, without limitation, any Investment Property, promptly upon Debtor gaining any rights therein, shall be delivered to and held by or on behalf of Secured Party pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. After the occurrence and during the continuation of a Default or an Event of Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.

                                  ARTICLE III

                        Representations and Warranties

     To induce Secured Party to enter into this Agreement and the Credit Agreement, Debtor represents and warrants to Secured Party that:

     Section 3.01. Title. Debtor is, and with respect to Collateral acquired after the date hereof Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for Permitted Liens in favor of Secured Party.

     Section 3.02. Accounts. Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an Account, Debtor shall be deemed to have represented and warranted to Secured Party as to each of its Accounts that (a) each Account is genuine and in all respects what it purports to be, (b) each Account represents the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor, (c) except for defenses and business disputes arising in the ordinary course of business which in the aggregate are not material, the amount of each Account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (d) except for defenses and business disputes arising in the ordinary course of business which in the aggregate are not material, no Account is subject to any offset, counterclaim or other defense.

     Section 3.03. Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party pursuant to this Agreement and except for financing statements evidencing Permitted Liens in favor of Secured Party. Except as otherwise disclosed on
Schedule 4 hereto, Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

     Section 3.04. Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown at the beginning of this Agreement.

     Section 3.05. Location of Collateral. All Inventory (except Inventory in transit) of Debtor is located at the places specified on Schedule 1 hereto. If any such location is leased by Debtor, the name and address of the landlord leasing such location is identified on Schedule 1 hereto. Debtor has exclusive possession and control of its Inventory. None of the Inventory of Debtor is evidenced by a Document (including, without limitation, a negotiable document of title). All Instruments, Chattel Paper and Security Certificates of Debtor have been delivered to Secured Party.

     Section 3.06. Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2 attached hereto, and upon Secured Party's obtaining possession of the Pledged Shares and all other Instruments, Chattel Paper and Security Certificates of Debtor, the security interest in favor of Secured Party created herein will constitute a valid and perfected Lien upon and security interest in the Collateral, subject to no equal or prior Liens except for those (if any) which constitute Permitted Liens in favor of Secured Party.

     Section 3.07. Inventory. All production (if any) and purchase of Inventory by Debtor has been in compliance with all requirements of the Fair Labor Standards Act.

     Section 3.08.  Pledged Shares.

     (a) The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership or partnership interests (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof.

     (b) Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Lien created by this Agreement), and Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares.

     (c) On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership interests or membership interests of the issuers thereof indicated on Schedule 3, as such Schedule 3 may from time to time be supplemented, amended or modified.

     Section 3.9. Common Enterprise. Debtor and each other Loan Party are members of an affiliated corporate group and are engaged in a common enterprise, and the expertise and efforts of Debtor and each other Loan Party support and benefit the other members of such affiliated group. Debtor and each other Loan Party expect to derive substantial benefit (and Debtor and each other Loan Party may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans, Letters of Credit and the other transactions contemplated by the Credit Agreement, both in their separate capacities and as a member of an affiliated and integrated corporate group. Debtor and each other Loan Party will receive reasonably equivalent value in exchange for the collateral and guaranty (if any) being provided by it pursuant to the Loan Documents to which it is a party as security for the payment and performance of the Obligations.

                                  ARTICLE IV

                                   Covenants

     Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full, all Commitments of Secured Party to Debtor have expired or have been terminated and no Letter of Credit remains outstanding:

     Section 4.01. Encumbrances. Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral except for Permitted Liens, and shall defend Debtor's rights in the Collateral and Secured Party's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.

     Section 4.02. Modification of Accounts. Debtor shall, in accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. Without the prior written consent of Secured Party, Debtor shall not (a) grant any extension of time for any payment with respect to any of the Accounts, (b) compromise, compound or settle any of the Accounts for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade discounts granted in the ordinary course of business, or (e) release any Lien or guaranty securing any Account.

     Section 4.03. Disposition of Collateral. Except as expressly permitted by the terms of the Credit Agreement, Debtor shall not sell, lease, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof without the prior written consent of Secured Party.

     Section 4.04. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, and, to the extent any of the Collateral is at any time in the custody of a Clearing Corporation or of a "custodian bank" or a nominee of either, as defined in the UCC, or any other Securities Intermediary, then Debtor shall cause a pledge of such Collateral to be effected hereunder by causing appropriate entries to be made on the books of such Clearing Corporation, custodian bank or other Securities Intermediary reducing the account of Debtor and increasing the account of Secured Party in the manner and with the effect provided in applicable law, including, without limitation, the UCC. Debtor and Secured Party agree that a pledge effected by the making of such entries shall have the effect of a delivery of such securities pursuant to applicable law, including, without limitation, the UCC, and the effect of a taking of delivery by Secured Party of such Collateral. In the event any applicable law provides that perfection of a security interest in any Collateral is subject to Secured Party obtaining "control," as such term may be defined in such applicable law, Debtor agrees to take such further action as Secured Party may reasonably deem necessary or appropriate to comply with such applicable law. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens in favor of Secured Party, Debtor agrees to defend the title to the Collateral and the Lien thereon of Secured Party against the claim of any other Person and to maintain and preserve such Lien. Without limiting the generality of the foregoing, Debtor shall (a) execute and deliver to Secured Party such financing statements as Secured Party may from time to time require; (b) deliver and pledge to Secured Party all Documents evidencing Inventory and cause Secured Party to be named as lienholder on all such Documents; (c) deliver and pledge to Secured Party all Instruments and Chattel Paper of Debtor with any necessary endorsements; and (d) execute and deliver to Secured Party such other agreements, documents and instruments as Secured Party may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents. Debtor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

     Section 4.05. Insurance. Debtor shall maintain insurance in the types and amounts, and under the terms and conditions, specified in Section 8.5 of the Credit Agreement. Recoveries under any such policy of insurance shall be paid as provided in Section 8.5 of the Credit Agreement.

     Section 4.06. Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors, Debtor shall, at the request of Secured Party, notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such Person to hold such Collateral for Secured Party's account subject to Secured Party's instructions.

     Section 4.07. Inspection Rights. Debtor shall permit Secured Party and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit Debtor's books and records at any reasonable time, and as the Secured Party may desire. Secured Party may at any time and from time to time contact account debtors to verify the existence, amounts and terms of the Accounts.

     Section 4.08. Mortgagee and Landlord Waivers. Subject to the provisions of the Credit Agreement, Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives its rights, if any, in any of the Collateral.

     Section 4.09. Corporate Changes. Debtor shall not change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to protect its Liens and the perfection and priority thereof. Debtor shall not change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

     Section 4.10. Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP. Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. To the extent required by Section
4.04 of this Agreement, Debtor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

     Section 4.11.  Inventory.

     (a) Debtor shall keep Inventory (other than Inventory in transit) at the locations specified on Schedule 1 hereto or, upon thirty (30) days prior written notice to Secured Party, at such other places within the United States of America where all action required to perfect Secured Party's security interest in the Inventory with the priority required by this Agreement shall have been taken.

     (b) Debtor shall maintain the Inventory in good condition. Debtor shall not permit any waste or destruction of the Inventory or any part thereof. Debtor shall not permit the Inventory to be used in violation of any law, rule or regulation or the terms of any policy of insurance. Debtor shall not use or permit any of the Inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.

     (c) Debtor shall comply with all requirements of the Fair Labor Standards Act in producing or purchasing Inventory.

     Section 4.12. Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7.104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

     Section 4.13.  Notification.  Debtor shall promptly notify Secured Party of
(a) any Lien, encumbrance or claim that has attached to or been made or asserted against any of the Collateral, (b) any material change in any of the Collateral, including, without limitation any material damage to or loss of Collateral, and
(c) the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could have a material adverse effect on the Collateral or the security interest created hereunder.

     Section 4.14. Collection of Accounts. Debtor shall cause all collections of Accounts and sales of Inventory to be conducted in compliance with the terms of Section 8.12 of the Credit Agreement. Until such Proceeds are delivered to the Concentration Account, such Proceeds shall be held in trust by Debtor for the benefit of Secured Party and shall not be commingled with any other funds or property of Debtor. All Proceeds of Collateral received by Secured Party pursuant to this Section 4.14 will be applied by Secured Party to the Obligations as provided by Section 8.12 of the Credit Agreement.

     Section 4.15.   Voting Rights; Distributions, Etc.

     (a) So long as no Default or Event of Default shall have occurred and be continuing:

          (i) Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of any of the Pledged Collateral) pertaining to any of the Pledged Collateral or any part thereof; provided, however, that without the prior written consent of Secured Party, no vote shall be cast or consent, waiver or ratification given or action taken which would (x) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (y) amend, modify or waive any term, provision or condition of the certificate of incorporation, by-laws, certificate of formation or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any Collateral; and provided further that Debtor shall give Secured Party at least five (5) Business Days' prior written notice in the form of an officer's certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof; and

          (ii) Unless a Default or an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any and all dividends and interest paid in respect to any of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all

          (A) dividends, interest or other distributions paid or payable in violation of Section 9.4 of the Credit Agreement,

          (B) dividends, interest or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

          (C) dividends, interest or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

          (D) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

     shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement). All amounts (other than amounts described in clauses (ii) (A)-(D) above) received by Secured Party in respect of any Pledged Collateral shall be either (1) promptly released to Debtor, so long as no Default or Event of Default shall have occurred and be continuing or (2) if any Default or Event of Default shall have occurred and be continuing, held by Secured Party and (if an Event of Default shall have occurred and be continuing) applied as provided by Section 8.12 of the Credit Agreement. During the continuance of any Default, any dividends, interest or other distributions (whether in cash, securities, property or otherwise) received by Debtor with respect to any Pledged Collateral shall be held by Debtor in trust for the benefit of Secured Party and, upon the request of

     Secured Party, shall be delivered promptly to Secured Party to hold as Collateral or shall be applied by Secured Party toward payment of the Obligations, as Secured Party may in its discretion determine. If such Default is waived or cured to the satisfaction of Secured Party, any such distributions (except those of the types described in clauses (ii)(A)-(D) above) shall be returned promptly to Debtor (provided that no other Default or Event of Default exists). If such Default remains uncured and becomes an Event of Default, any such distributions will be applied by Secured Party as provided in Section 8.12 of the Credit Agreement.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

          (i) Secured Party may, without notice to Debtor, transfer or register in the name of Secured Party or any of its nominees any or all of the Collateral described in Section 2.01(i) through (k) of this Agreement, the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of Debtor with respect thereto (collectively, the "Pledged Collateral") held by Secured Party hereunder, and Secured Party or its nominee may thereafter, after delivery of notice to Debtor, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options, and Secured Party shall not be responsible for any failure to do so or delay in so doing.

          (ii) All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Subsection 4.15(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.15(a)(ii) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions.

          (iii) All dividends, interest and other distributions which are received by Debtor contrary to the provisions of this Subsection 4.15(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

          (iv) Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this Subsection 4.15(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Subsection 4.15(b). The foregoing shall not in any way limit Secured Party's power and authority granted pursuant to Section 5.01.

     Section 4.16.  Transfers and Other Liens; Additional Investments.

     (a) Except as may be expressly permitted by the terms of the Credit Agreement, Debtor shall not grant any option with respect to, exchange, sell or otherwise dispose of any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral except for the Liens created hereby.

     (b) Debtor agrees that it will (i) cause each issuer of any of the Pledged Collateral not to issue any shares of stock, notes or other securities or instruments in addition to or in substitution for any of the Pledged Collateral, except, with the written consent of Secured Party, to Debtor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such shares of stock, membership interests, partnership interests, notes or instruments, and (iii) promptly (and in any event within three Business
Days) deliver to Secured Party an Amendment, duly executed by Debtor, in substantially the form of Exhibit A hereto (an "Amendment"), in respect of such shares of stock, membership interests, partnership interests, notes or instruments, together with all certificates, notes or other instruments representing or evidencing the same. Debtor hereby (i) authorizes Secured Party to attach each Amendment to this Agreement, (ii) agrees that all such shares of stock, membership interests, partnership interests, notes or instruments listed on any Amendment delivered to Secured Party shall for all purposes hereunder constitute Pledged Collateral, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article III with respect to such Pledged Collateral.

     Section 4.17. Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, Secured Party shall have the right to hold in its possession all Pledged Collateral pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. Secured Party may, from time to time, in its sole discretion, appoint one or more agents (which in no case shall be Debtor or an affiliate of Debtor) to hold physical custody, for the account of Secured Party, of any or all of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence of an Event of Default, Secured Party shall be entitled to take possession of the Collateral.

     Section 4.18. Acknowledgment of Pledge. Debtor shall deliver to Secured Party, concurrently with the execution hereof, acknowledgment by each financial institution in which any Deposit Account is held or maintained that the pledge of such Deposit Account has been recorded in the books and records of the financial institution, and that Secured Party shall have dominion and control over such Deposit Account, such acknowledgment to be in form and substance satisfactory to Secured Party.

                                   ARTICLE V

                            Rights of Secured Party

     Section 5.01. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and from time to time thereafter, without notice to or the consent of Debtor:

          (i) to demand, sue for, collect or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

          (ii) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

         (iii) to notify post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of mail addressed to Debtor;

          (iv) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral;
     (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property; (K) to endorse Debtor's name on all applications, documents, papers and instruments necessary or desirable in order for Secured Party to use any of the Intellectual Property; (L) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party's security interest therein.

     This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

     Section 5.02. Setoff. Secured Party shall have the right to setoff and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general, time or demand, provisional or final) or other sums at any time credited by or owing from Secured Party to Debtor whether or not the Obligations are then due. The rights and remedies of Secured Party hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) that Secured Party may have.

     Section 5.03. Assignment by Secured Party. In accordance with the provisions of the Credit Agreement, Secured Party may at any time assign or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Loan Documents, in connection with an assignment of the Obligations, to any other Person, and such Person shall thereupon become vested with all the benefits thereof granted to Secured Party herein or otherwise.

     Section 5.04. Performance by Secured Party. If Debtor shall fail to perform any covenant or agreement contained in this Agreement, Secured Party may perform or attempt to perform such covenant or agreement on behalf of Debtor.
In such event, Debtor shall, at the request of Secured Party, promptly pay any amount expended by Secured Party in connection with such performance or attempted performance to Secured Party, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

     Section 5.05. License. If no Event of Default shall have occurred and be continuing, Debtor shall have the exclusive, non-transferrable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration. Debtor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted under this Section 5.05 without the prior written consent of Secured Party.

     Section 5.06. Change of Depository. In the event of the termination by any financial institution in which any Deposit Account is maintained of any agreement with or for the benefit of Secured Party, or if any such financial institution shall fail to comply with any provisions of any such agreement or any instructions of Secured Party in accordance with any such agreement or this Agreement, or if Secured Party determines in its sole discretion that the financial condition of any such financial institution has materially deteriorated, Debtor agrees to transfer the affected Deposit Account(s) to another financial institution acceptable to Secured Party and cause such substitute financial institution to execute such agreements as Secured Party may require, in form and substance reasonably acceptable to Secured Party, to ensure that Secured Party has a perfected, first priority security interest in the Deposit Account(s) held with such substitute financial institution. If any affected Deposit Account is a lockbox account, Debtor agrees to notify its account debtors promptly to remit all payments which were being sent to the terminated Deposit Account directly to the substitute Deposit Account.

     Section 5.07. Collection of Deposit Accounts. Upon written demand from Secured Party to any financial institution in which any of the Deposit Accounts are maintained, each such financial institution is hereby authorized and directed by Debtor to make payment directly to Secured Party of the funds in or credited to the Deposit

Accounts, or such part thereof as Secured Party may request, and each such financial institution shall be fully protected in relying upon the written statement of Secured Party that the Deposit Accounts are at the time of such demand assigned hereunder and that Secured Party is entitled to payment of the Obligations therefrom. Secured Party's receipt for sums paid it pursuant to such demand shall be a full and complete release, discharge and acquittance to the Depository or other financial institution making such payment to the extent of the amount so paid. Debtor hereby authorizes Secured Party upon the occurrence and during the continuation of an Event of Default and so long as any part of the Obligations remain unpaid, (i) to withdraw, collect and receipt for any and all funds, securities or other investments on deposit in or payable on the Deposit Accounts; (ii) on behalf of Debtor to endorse the name of Debtor upon any checks, drafts or other instruments payable to Debtor evidencing payment on the Deposit Accounts; and (iii) to surrender or present for notation of withdrawal the passbook, certificate or other documents issued to Debtor in connection with the Deposit Accounts. No power granted herein to Secured Party by Debtor shall terminate upon any disability of Debtor.

                                  ARTICLE VI

                                    Default

     Section 6.01. Rights and Remedies. If an Event of Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies:

          (i) In addition to all other rights and remedies granted to Secured Party in this Agreement or in any other Loan Document or by applicable law, Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, Secured Party may (A) without demand or notice to Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of Debtor, which right or equity of redemption is hereby expressly waived and released by Debtor. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agrees that Secured Party shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale or the like, and all attorneys' fees, legal expenses and other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations in such order as Secured Party shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided that Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

          (ii) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

         (iii) Secured Party may exercise any and all rights and remedies of Debtor under or in respect of the Collateral, including, without limitation, any and all rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

          (iv) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

          (v) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

     6.02.  Registration Rights, Private Sales, Etc.

     (a) If Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.01, Debtor agrees that, upon the request of Secured Party (which request may be made by Secured Party in its sole discretion), Debtor will, at its own expense:

          (i) execute and deliver, and cause each issuer of any of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such agreements, documents and instruments, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act (as hereinafter defined) and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (ii) use its best efforts to qualify such Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Collateral, as requested by Secured Party;

         (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law; and

          (v) bear all reasonable costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 6.02.

     (b) Debtor recognizes that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended from time to time (the "Securities Act"), and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Secured Party shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

     (c) Debtor further agrees to do or cause to be done, to the extent that Debtor may do so under applicable law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Debtor's expense. Debtor further agrees that a breach of any of the covenants contained in this Section
6.02 will cause irreparable injury to Secured Party and that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6.02 shall be specifically enforceable against Debtor, and Debtor hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) Debtor's failure to perform such covenants will not cause irreparable injury to Secured Party or
(ii) Secured Party has an adequate remedy at law in respect of such breach. Debtor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party by reason of a breach of any of the covenants contained in this Section 6.02 and, consequently, agrees that, if Debtor shall breach any of such covenants and Secured Party shall sue for damages for such breach, Debtor shall pay to Secured Party, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral on the date Secured Party shall demand compliance with this
Section 6.02.

          (D) DEBTOR HEREBY AGREES TO INDEMNIFY, PROTECT AND SAVE HARMLESS SECURED PARTY AND ANY CONTROLLING PERSONS THEREOF WITHIN THE MEANING OF THE SECURITIES ACT FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) ARISING UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, ANY APPLICABLE STATE SECURITIES STATUTE, OR AT COMMON LAW, OR PURSUANT TO ANY OTHER APPLICABLE LAW IN CONNECTION WITH THE AFORESAID REGISTRATION, INSOFAR AS SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT RELATING TO ANY PART OF THE COLLATERAL, OR SUCH REGISTRATION STATEMENT AS AMENDED OR SUPPLEMENTED, OR ARISES OUT

     OF, OR IS BASED UPON, THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING; PROVIDED, HOWEVER, THAT DEBTOR SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE AFORESAID REGISTRATION STATEMENT OR THE AFORESAID REGISTRATION STATEMENT AS AMENDED OR SUPPLEMENTED, IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO DEBTOR BY SECURED PARTY SPECIFICALLY FOR INCLUSION THEREIN. THE FOREGOING INDEMNITY AGREEMENT IS IN ADDITION TO ANY INDEBTEDNESS, LIABILITY OR OBLIGATION THAT DEBTOR MAY OTHERWISE HAVE TO SECURED PARTY OR ANY SUCH CONTROLLING PERSON.

                                  ARTICLE VII

                                 Miscellaneous


     Section 7.01. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

     Section 7.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

     Section 7.03. Amendment; Entire Agreement. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 7.04. Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section 7.04. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that notices to Secured Party shall be deemed given when received by Secured Party.

     Section 7.05. Governing Law; Submission to Jurisdiction; Service of Process. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN THE CREDIT AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. DEBTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. DEBTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO DEBTOR AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 7.06. Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 7.07. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

     Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.09. Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

     Section 7.10. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.11. Construction. Debtor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Party.

     Section 7.12. Termination. If all of the Obligations shall have been paid and performed in full, all Commitments of Secured Party to Debtor shall have expired or terminated and no Letters of Credit shall remain outstanding, Secured Party shall, upon the written request of Debtor, execute and deliver to Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

     Section 7.13. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.




   [The Remainder of this Page has been Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                             DEBTOR:

                                             OLD AMERICA STORE, INC.


                                             By: _______________________________
                                                 Jim D. Schultz
                                                 Vice President and
                                                 Chief Financial Officer

                                             Address for Notices:

                                             811 North Collins Freeway
                                             Highway 75 North
                                             Howe, Texas  75459
                                             Fax No.: (903) 532-3080
                                             Telephone No.: (903) 532-5547
                                             Attention:  Paul D. Sammons
                                                         Treasurer


                                             SECURED PARTY:

                                             NATIONAL BANK OF CANADA,
                                             as Agent


                                             By: _______________________________
                                                 Larry L. Sears
                                                 Group Vice President


                                             By: _______________________________
                                                 William W. Handley
                                                 Vice President


                                             Address for Notices:

                                             National Bank of Canada
                                             125 W. 55th Street
                                             New York, New York  10019
                                             Fax No.:(212) 632-8548
                                             Telephone No.: (212) 632-8509
                                             Attention:  Kristin Tang

                                             With a copy to:

                                             National Bank of Canada

                                             2121 San Jacinto, Suite 1850
                                             Dallas, Texas  75201
                                             Fax No.: (214) 871-2015
                                             Telephone No.: (214) 871-1208
                                             Attention:  William W. Handley

Schedule 1

                            Locations of Inventory






SECURITY AGREEMENT
(Old America Store,Inc.)

                                   Schedule 2

                            Jurisdictions for Filing
                           UCC-1 Financing Statements

Alabama Secretary of State                                              Arizona Secretary of State

California Secretary of State                                           Colorado Secretary of State

Office of the Department of State of Florida                            Clerk of the Superior Court of Fulton County, Georgia

Iowa Secretary of State                                                 Idaho Secretary of State

Kansas Secretary of State                                               Office of the County Clerk, Jefferson County, Kentucky

Clerk of Caddo Parish, Louisiana                                        Michigan Secretary of State

Mennesota Secretary of State                                            Mississippi Secretary of State

Office of the Chancery Clerk, Harrison County, Mississippi              Office of the Chancery Clerk, Lauderdale County, Mississippi

North Carolina Secretay of State                                        New Mexico Secretary of State

Ohio Secretary of State                                                 County Recorder, Mahoning County, Ohio

County Recorder Franklin County, Ohio                                   Oregon Secretary of State

South Carolina Secretary of State                                       Tennessee Secretary of State

Texas Secretary of State                                                Office of the State Corporation Commission of Virgina

Office of the Department of Licensing of Washington                     Wisconsin Secretary of State

Wyoming Secretary of State                                              Office of the County Clerk, Laramie County, Wyoming




SECURITY AGREEMENT
(Old America Store, Inc.)

SCHEDULE 3

                                Pledged Shares



                               Class      Stock
                                of     Certificate    Par       Number of
Stock Issuer                   Stock      No(s).      Value       Shares
================================================================================
Old America Wholesale, Inc.   Common       1          $0.01         100
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

==============================================================================





SECURITY AGREEMENT
(Old America Store, Inc.)

                                  Schedule 4

                             Trade and other Names


Old America
Old America Store
Old America Pottery






SECRITY AGREEMENT
(Old America Store, Inc.)

                                  Schedule 5

                               Deposit Accounts






SECURITY AGREEMENT
(Old America Store, Inc.)

                                   EXHIBIT A








SECURITY AGREEMENT
(Old America Store, Inc.)

                               SECURITY AGREEMENT
                         (Old America Wholesale, Inc.)

     THIS SECURITY AGREEMENT (this "Agreement") dated as of May 31, 1996, is by and between OLD AMERICA WHOLESALE, INC., a Delaware corporation ("Debtor"), whose address is 811 North Collins Freeway, Highway 75 North, Howe, Texas 75459, and whose Tax I.D. No. is 75-2476406, and NATIONAL BANK OF CANADA, a Canadian chartered banking association ("Secured Party"), as Agent for itself and the other lenders (the "Lenders") who may from time to time become parties to the hereinafter defined Credit Agreement, whose address is 125 W. 55th Street, New York, New York 10019.

                                R E C I T A L S:

     WHEREAS, Debtor, Old America Stores, Inc. and Old America Store, Inc. are entering into that certain Credit Agreement dated as of May 31, 1996, with Secured Party and the Lenders (such agreement as it may be amended, renewed, extended, restated, replaced, substituted, supplemented, or otherwise modified from time to time is referred to herein as the "Credit Agreement");

     WHEREAS, Debtor has directly and indirectly benefitted and will directly and indirectly benefit from the loans evidenced and governed by the Credit Agreement and the other transactions evidenced by and contemplated in the Loan Documents (as defined in the Credit Agreement); and

     WHEREAS, execution and delivery of this Agreement is a condition to Secured Party and the Lenders entering into the Credit Agreement and the making of the loans pursuant thereto;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to make the loans and issue the letters of credit under the Credit Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

     "Account" has the meaning set forth in the Credit Agreement.


SECURITY AGREEMENT - Page 1
(Old America Wholesale, Inc.)

     "Borrower" means Old America Store, Inc.

      "Broker" means any "broker," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person defined as a broker or dealer under the federal securities laws, but without excluding a bank acting in that capacity.

      "Chattel Paper" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor (exclusive of any such "chattel paper" which does not in any way relate to any other Collateral).

      "Clearing Corporation" means any "clearing corporation," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any (a) Person that is registered as a "clearing agency" under the federal securities laws, (b) federal reserve bank, or (c) other Person that provides clearance or settlement services with respect to Financial Assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     "Collateral" has the meaning specified in Section 2.01 of this Agreement.

      "Deposit Accounts" means any and all deposit accounts, bank accounts or investment accounts now owned or hereafter acquired or opened by Debtor, including, without limitation, those set forth on Schedule 5 hereto, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments and other property deposited therein and all balances therein and all investments made with funds deposited therein or otherwise held in connection therewith, including, without limitation, indebtedness (howsoever evidenced) and/or securities issued or guaranteed by the government of the United States of America, certificates of deposit and all contract rights (exclusive of any such "contract rights" which do not in any way relate to any other Collateral), General Intangibles, Instruments, Investment Property, Security Entitlements, Financial Assets and other Documents now or hereafter existing with respect thereto, including, but not limited to, any and all renewals, extensions, reissuances and replacements and substitutions therefor with all earnings, profits or other Proceeds therefrom in the form of interest or otherwise.

      "Document" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor (exclusive of any such "documents" which do not in any way relate to any other Collateral).

      "Entitlement Holder" means any Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.

      "Financial Asset" means any financial asset, as such term is defined in
Section 8.102 of the Texas Business and Commerce Code, and in any event shall include, but not be limited to, any (a) Security, (b) obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, and (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article or Chapter 8 of the UCC.

      "General Intangibles" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor (but exclusive of trademarks, trade names, service marks, copyrights and patents) and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor's goodwill, franchises, licenses, permits (exclusive of any such "permits" which do not in any way relate to any other Collateral), proprietary information, customer lists, designs and inventions; (b) all of Debtor's cash registers, scanning systems, books and records (including, without limitation, records, disks, tapes and other media on which any information relating to Inventory, Inventory control systems or Accounts is stored or recorded), computer software, management information systems and other systems, information, lists and copies of any kind relating to any Inventory or Accounts or customer lists, and all of Debtor's contract rights (exclusive of any such "contract rights" which do not in any way relate to any other Collateral), Securities, deposit accounts, investment accounts and certificates of deposit;
(d) all rights of Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of Debtor; (f) all choses in action and causes of action of Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor; (g) all rights and claims of Debtor under warranties and indemnities; and (h) all rights of Debtor under any insurance, surety or similar contract or arrangement.

      "Instrument" means any "instrument," as such term is defined in Article or Chapter 9 of the UCC (exclusive of any such "instruments" which do not in any way relate to any other Collateral), now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of Debtor, whether now owned or hereafter acquired.

     "Inventory" has the meaning set forth in the Credit Agreement.

      "Investment Property" means any investment property, as such term is defined in Section 9.115 of the Texas Business and Commerce Code, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by

Debtor: (a) any Security, whether certificated or uncertificated; (b) any Security Entitlement; and (c) any Securities Account.

      "Issuer" means any "issuer," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person that, with respect to an obligation on or a defense to a Security, (a) places or authorizes the placing of its name on a Security Certificate, other than as authenticating trustee, registrar, transfer agent, or the like, to evidence a share, participation, or other interest in its property or in an enterprise, or to evidence its duty to perform an obligation represented by the certificate;
(b) creates a share, participation, or other interest in its property or in an enterprise, or undertakes an obligation, that is an Uncertificated Security; (c) directly or indirectly creates a fractional interest in its rights or property, if the fractional interest is represented by a Security Certificate; or (d) becomes responsible for, or in the place of, another Issuer.

      "Obligations" means the Obligations, as such term is defined in the Credit Agreement, and the obligations, indebtedness and liabilities of Debtor under this Agreement.

     "Pledged Collateral" has the meaning specified in Section 4.15(b)(i) of this Agreement.

     "Pledged Shares" means the shares of capital stock or other equity, partnership or membership interests described on Schedule 3 attached hereto and incorporated herein by reference.

      "Proceeds" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to,
(a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Securities Account" means any account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

      "Securities Intermediary" means any (a) Clearing Corporation, or (b) Person, including a bank or Broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

      "Security" means any "security," as such term is defined in Article or Chapter 8 of the UCC and, in any event, shall include, but not be limited to, any obligation of an Issuer or a share, participation, or other interest in an Issuer or in property or an enterprise or an Issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and (c) which (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article or Chapter 8 of the UCC.

     "Security Certificate" means any certificate representing a Security.

     "Security Entitlement" means any rights and property interest of an Entitlement Holder with respect to a Financial Asset.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

      "Uncertificated Security" means any "uncertificated security," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Security that is not represented by a certificate.

     Section 1.02. Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

                                   ARTICLE II

                               Security Interest

     Section 2.01. Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), Debtor hereby pledges and assigns (as collateral) to Secured

Party, and grants to Secured Party a continuing lien on and security interest in, all of Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Instruments;

     (d) all General Intangibles (including, without limitation, the cash registers, scanning systems, books and records, computer software, management information systems and other systems, information, lists and copies included in the definition of the term "General Intangibles" as defined in this Agreement, whether or not such Collateral constitutes general intangibles, equipment or any other classifications of property under the UCC);

     (e)  all Documents;

     (f) all Inventory (including, without limitation, Inventory at the locations set forth on Schedule 1 hereto);

     (g)  all Investment Property;

     (h) all Deposit Accounts of Debtor and all funds, certificates, Documents, Instruments, checks, drafts, wire transfer receipts and other earnings, profits or other Proceeds from time to time representing, evidencing, deposited into or held in the Deposit Accounts (including, without limitation, in the form of interest);

     (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares;

     (j) all additional shares of stock of the Subsidiaries of Debtor from time to time owned or acquired by Debtor in any manner, and the certificates and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

     (k) all indebtedness from time to time owed to Debtor by the Subsidiaries of Debtor and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such indebtedness;

     (l) all other goods and personal property of Debtor of any kind or character, whether tangible or intangible, to the extent such goods and personal property are related to any of the property described in the foregoing clauses (a) through (k) including, without limitation, any and all rights in and claims under insurance policies, judgments and rights thereunder, and tort claims; and

     (m) all Proceeds and products, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (l) and all liens, security, rights, remedies and claims of Debtor with respect thereto.

     Section 2.02. Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) Secured Party shall not have any indebtedness, liability or obligation under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 2.03. Delivery of Collateral. All certificates or instruments representing or evidencing the Pledged Shares, any Instruments or Chattel Paper or any other Collateral including, without limitation, any Investment Property, promptly upon Debtor gaining any rights therein, shall be delivered to and held by or on behalf of Secured Party pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. After the occurrence and during the continuation of a Default or an Event of Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.

                                  ARTICLE III

                         Representations and Warranties

     To induce Secured Party to enter into this Agreement and the Credit Agreement, Debtor represents and warrants to Secured Party that:

     Section 3.01. Title. Debtor is, and with respect to Collateral acquired after the date hereof Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for Permitted Liens in favor of Secured Party.

     Section 3.02. Accounts. Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an Account, Debtor shall be deemed to have represented and warranted to Secured Party as to each of its Accounts that (a) each Account is genuine and in all respects what it purports to be, (b) each Account represents the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor, (c) except for defenses and business disputes arising in the ordinary course of business which in the aggregate are not material, the amount of each Account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (d) except for defenses and business disputes arising in the ordinary course of business which in the aggregate are not material, no Account is subject to any offset, counterclaim or other defense.

     Section 3.03. Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party pursuant to this Agreement and except for financing statements evidencing Permitted Liens in favor of Secured Party. Except as otherwise disclosed on
Schedule 4 hereto, Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

     Section 3.04. Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown at the beginning of this Agreement.

     Section 3.05. Location of Collateral. All Inventory (except Inventory in transit) of Debtor is located at the places specified on Schedule 1 hereto. If any such location is leased by Debtor, the name and address of the landlord leasing such location is identified on Schedule 1 hereto. Debtor has exclusive possession and control of its Inventory. None of the Inventory of Debtor is evidenced by a Document (including, without limitation, a negotiable document of title). All Instruments, Chattel Paper and Security Certificates of Debtor have been delivered to Secured Party.

     Section 3.06. Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2 attached hereto, and upon Secured Party's obtaining possession of the Pledged Shares and all other Instruments, Chattel Paper and Security Certificates of Debtor, the security interest in favor of Secured Party created herein will constitute a valid and perfected Lien upon and security interest in the Collateral, subject to no equal or prior Liens except for those (if any) which constitute Permitted Liens in favor of Secured Party.

     Section 3.07. Inventory. All production (if any) and purchase of Inventory by Debtor has been in compliance with all requirements of the Fair Labor Standards Act.

     Section 3.08.  Pledged Shares.

     (a) The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership or partnership interests (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof.

     (b) Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Lien created by this Agreement), and Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares.

     (c) On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership interests or membership interests of the issuers thereof indicated on Schedule 3, as such Schedule 3 may from time to time be supplemented, amended or modified.

     Section 3.9. Common Enterprise. Debtor and each other Loan Party are members of an affiliated corporate group and are engaged in a common enterprise, and the expertise and efforts of Debtor and each other Loan Party support and benefit the other members of such affiliated group. Debtor and each other Loan Party expect to derive substantial benefit (and Debtor and each other Loan Party may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans, Letters of Credit and the other transactions contemplated by the Credit Agreement, both in their separate capacities and as a member of an affiliated and integrated corporate group. Debtor and each other Loan Party will receive reasonably equivalent value in exchange for the collateral and guaranty (if any) being provided by it pursuant to the Loan Documents to which it is a party as security for the payment and performance of the Obligations.

                                   ARTICLE IV

                                   Covenants

     Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full, all Commitments of Secured Party to Debtor have expired or have been terminated and no Letter of Credit remains outstanding:

     Section 4.01. Encumbrances. Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral except for Permitted Liens, and shall defend Debtor's rights in the Collateral and Secured Party's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.

     Section 4.02. Modification of Accounts. Debtor shall, in accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. Without the prior written consent of Secured Party, Debtor shall not (a) grant any extension of time for any payment with respect to any of the Accounts, (b) compromise, compound or settle any of the Accounts for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade discounts granted in the ordinary course of business, or (e) release any Lien or guaranty securing any Account.

     Section 4.03. Disposition of Collateral. Except as expressly permitted by the terms of the Credit Agreement, Debtor shall not sell, lease, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof without the prior written consent of Secured Party.

     Section 4.04. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, and, to the extent any of the Collateral is at any time in the custody of a Clearing Corporation or of a "custodian bank" or a nominee of either, as defined in the UCC, or any other Securities Intermediary, then Debtor shall cause a pledge of such Collateral to be effected hereunder by causing appropriate entries to be made on the books of such Clearing Corporation, custodian bank or other Securities Intermediary reducing the account of Debtor and increasing the account of Secured Party in the manner and with the effect provided in applicable law, including, without limitation, the UCC. Debtor and Secured Party agree that a pledge effected by the making of such entries shall have the effect of a delivery of such securities pursuant to applicable law, including, without limitation, the UCC, and the effect of a taking of delivery by Secured Party of such Collateral. In the event any applicable law provides that perfection of a security interest in any Collateral is subject to Secured Party obtaining "control," as such term may be defined in such applicable law, Debtor agrees to take such further action as Secured Party may reasonably deem necessary or appropriate to comply with such applicable law. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens in favor of Secured Party, Debtor agrees to defend the title to the Collateral and the Lien thereon of Secured Party against the claim of any other Person and to maintain and preserve such Lien. Without limiting the generality of the foregoing, Debtor shall (a) execute and deliver to Secured Party such financing statements as Secured Party may from time to time require; (b) deliver and pledge to Secured Party all Documents evidencing Inventory and cause Secured Party to be named as lienholder on all such Documents; (c) deliver and pledge to Secured Party all Instruments and Chattel Paper of Debtor with any necessary endorsements; and (d) execute and deliver to Secured Party such other agreements, documents and instruments as Secured Party may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents. Debtor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

     Section 4.05. Insurance. Debtor shall maintain insurance in the types and amounts, and under the terms and conditions, specified in Section 8.5 of the Credit Agreement. Recoveries under any such policy of insurance shall be paid as provided in Section 8.5 of the Credit Agreement.

     Section 4.06. Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors, Debtor shall, at the request of Secured Party, notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such Person to hold such Collateral for Secured Party's account subject to Secured Party's instructions.

     Section 4.07. Inspection Rights. Debtor shall permit Secured Party and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit Debtor's books and records at any reasonable time, and as the Secured Party may desire. Secured Party may at any time and from time to time contact account debtors to verify the existence, amounts and terms of the Accounts.

     Section 4.08. Mortgagee and Landlord Waivers. Subject to the provisions of the Credit Agreement, Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives its rights, if any, in any of the Collateral.

     Section 4.09. Corporate Changes. Debtor shall not change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to protect its Liens and the perfection and priority thereof. Debtor shall not change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

     Section 4.10. Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP. Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. To the extent required by Section
4.04 of this Agreement, Debtor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

     Section 4.11.  Inventory.

     (a) Debtor shall keep Inventory (other than Inventory in transit) at the locations specified on Schedule 1 hereto or, upon thirty (30) days prior written notice to Secured Party, at such other places within the United States of America where all action required to perfect Secured Party's security interest in the Inventory with the priority required by this Agreement shall have been taken.

     (b) Debtor shall maintain the Inventory in good condition. Debtor shall not permit any waste or destruction of the Inventory or any part thereof. Debtor shall not permit the Inventory to be used in violation of any law, rule or regulation or the terms of any policy of insurance. Debtor shall not use or permit any of the Inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.

     (c) Debtor shall comply with all requirements of the Fair Labor Standards Act in producing or purchasing Inventory.

     Section 4.12. Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7.104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

     Section 4.13.  Notification.  Debtor shall promptly notify Secured Party of
(a) any Lien, encumbrance or claim that has attached to or been made or asserted against any of the Collateral, (b) any material change in any of the Collateral, including, without limitation any material damage to or loss of Collateral, and
(c) the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could have a material adverse effect on the Collateral or the security interest created hereunder.

     Section 4.14. Collection of Accounts. Debtor shall cause all collections of Accounts and sales of Inventory to be conducted in compliance with the terms of Section 8.12 of the Credit Agreement. Until such Proceeds are delivered to the Concentration Account, such Proceeds shall be held in trust by Debtor for the benefit of Secured Party and shall not be commingled with any other funds or property of Debtor. All Proceeds of Collateral received by Secured Party pursuant to this Section 4.14 will be applied by Secured Party to the Obligations as provided by Section 8.12 of the Credit Agreement.

     Section 4.15.   Voting Rights; Distributions, Etc.

     (a) So long as no Default or Event of Default shall have occurred and be continuing:

         (i) Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of any of the Pledged Collateral) pertaining to any of the Pledged Collateral or any part thereof; provided, however, that without the prior written consent of Secured Party, no vote shall be cast or consent, waiver or ratification given or action taken which would (x) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (y) amend, modify or waive any term, provision or condition of the certificate of incorporation, by-laws, certificate of formation or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any Collateral; and provided further that Debtor shall give Secured Party at least five (5) Business Days' prior written notice in the form of an officer's certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof; and

         (ii) Unless a Default or an Event of Default shall have occurred and be continuing, Debtor shall be entitled to receive and retain any and all dividends and interest paid in respect to any of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all

         (A) dividends, interest or other distributions paid or payable in violation of Section 9.4 of the Credit Agreement,

         (B) dividends, interest or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

         (C) dividends, interest or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

         (D) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

     shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement). All amounts (other than amounts described in clauses (ii) (A)-(D) above) received by Secured Party in respect of any Pledged Collateral shall be either (1) promptly released to Debtor, so long as no Default or Event of Default shall have occurred and be continuing or (2) if any Default or Event of Default shall have occurred and be continuing, held by Secured Party and (if an Event of Default shall have occurred and be continuing) applied as provided by Section 8.12 of the Credit Agreement. During the continuance of any Default, any dividends, interest or other distributions (whether in cash, securities, property or otherwise) received by Debtor with respect to any Pledged Collateral shall be held by Debtor in trust for the benefit of Secured Party and, upon the request of

     Secured Party, shall be delivered promptly to Secured Party to hold as Collateral or shall be applied by Secured Party toward payment of the Obligations, as Secured Party may in its discretion determine. If such Default is waived or cured to the satisfaction of Secured Party, any such distributions (except those of the types described in clauses (ii)(A)-(D) above) shall be returned promptly to Debtor (provided that no other Default or Event of Default exists). If such Default remains uncured and becomes an Event of Default, any such distributions will be applied by Secured Party as provided in Section 8.12 of the Credit Agreement.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

         (i) Secured Party may, without notice to Debtor, transfer or register in the name of Secured Party or any of its nominees any or all of the Collateral described in Section 2.01(i) through (k) of this Agreement, the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of Debtor with respect thereto (collectively, the "Pledged Collateral") held by Secured Party hereunder, and Secured Party or its nominee may thereafter, after delivery of notice to Debtor, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options, and Secured Party shall not be responsible for any failure to do so or delay in so doing.

         (ii) All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Subsection 4.15(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.15(a)(ii) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions.

         (iii) All dividends, interest and other distributions which are received by Debtor contrary to the provisions of this Subsection 4.15(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

         (iv) Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this Subsection 4.15(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Subsection 4.15(b). The foregoing shall not in any way limit Secured Party's power and authority granted pursuant to Section 5.01.

     Section 4.16.  Transfers and Other Liens; Additional Investments.

     (a) Except as may be expressly permitted by the terms of the Credit Agreement, Debtor shall not grant any option with respect to, exchange, sell or otherwise dispose of any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral except for the Liens created hereby.

     (b) Debtor agrees that it will (i) cause each issuer of any of the Pledged Collateral not to issue any shares of stock, notes or other securities or instruments in addition to or in substitution for any of the Pledged Collateral, except, with the written consent of Secured Party, to Debtor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such shares of stock, membership interests, partnership interests, notes or instruments, and (iii) promptly (and in any event within three Business
Days) deliver to Secured Party an Amendment, duly executed by Debtor, in substantially the form of Exhibit A hereto (an "Amendment"), in respect of such shares of stock, membership interests, partnership interests, notes or instruments, together with all certificates, notes or other instruments representing or evidencing the same. Debtor hereby (i) authorizes Secured Party to attach each Amendment to this Agreement, (ii) agrees that all such shares of stock, membership interests, partnership interests, notes or instruments listed on any Amendment delivered to Secured Party shall for all purposes hereunder constitute Pledged Collateral, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article III with respect to such Pledged Collateral.

     Section 4.17. Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, Secured Party shall have the right to hold in its possession all Pledged Collateral pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. Secured Party may, from time to time, in its sole discretion, appoint one or more agents (which in no case shall be Debtor or an affiliate of Debtor) to hold physical custody, for the account of Secured Party, of any or all of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence of an Event of Default, Secured Party shall be entitled to take possession of the Collateral.

     Section 4.18. Acknowledgment of Pledge. Debtor shall deliver to Secured Party, concurrently with the execution hereof, acknowledgment by each financial institution in which any Deposit Account is held or maintained that the pledge of such Deposit Account has been recorded in the books and records of the financial institution, and that Secured Party shall have dominion and control over such Deposit Account, such acknowledgment to be in form and substance satisfactory to Secured Party.

                                   ARTICLE V

                            Rights of Secured Party

     Section 5.01. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and from time to time thereafter, without notice to or the consent of Debtor:

         (i) to demand, sue for, collect or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

         (ii) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

         (iii) to notify post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of mail addressed to Debtor;

         (iv) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral;
     (D) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (I) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (J) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property; (K) to endorse Debtor's name on all applications, documents, papers and instruments necessary or desirable in order for Secured Party to use any of the Intellectual Property; (L) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party's security interest therein.

     This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

     Section 5.02. Setoff. Secured Party shall have the right to setoff and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general, time or demand, provisional or final) or other sums at any time credited by or owing from Secured Party to Debtor whether or not the Obligations are then due. The rights and remedies of Secured Party hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) that Secured Party may have.

     Section 5.03. Assignment by Secured Party. In accordance with the provisions of the Credit Agreement, Secured Party may at any time assign or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Loan Documents, in connection with an assignment of the Obligations, to any other Person, and such Person shall thereupon become vested with all the benefits thereof granted to Secured Party herein or otherwise.

     Section 5.04. Performance by Secured Party. If Debtor shall fail to perform any covenant or agreement contained in this Agreement, Secured Party may perform or attempt to perform such covenant or agreement on behalf of Debtor.
In such event, Debtor shall, at the request of Secured Party, promptly pay any amount expended by Secured Party in connection with such performance or attempted performance to Secured Party, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

     Section 5.05. License. If no Event of Default shall have occurred and be continuing, Debtor shall have the exclusive, non-transferrable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration. Debtor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted under this Section 5.05 without the prior written consent of Secured Party.

     Section 5.06. Change of Depository. In the event of the termination by any financial institution in which any Deposit Account is maintained of any agreement with or for the benefit of Secured Party, or if any such financial institution shall fail to comply with any provisions of any such agreement or any instructions of Secured Party in accordance with any such agreement or this Agreement, or if Secured Party determines in its sole discretion that the financial condition of any such financial institution has materially deteriorated, Debtor agrees to transfer the affected Deposit Account(s) to another financial institution acceptable to Secured Party and cause such substitute financial institution to execute such agreements as Secured Party may require, in form and substance reasonably acceptable to Secured Party, to ensure that Secured Party has a perfected, first priority security interest in the Deposit Account(s) held with such substitute financial institution. If any affected Deposit Account is a lockbox account, Debtor agrees to notify its account debtors promptly to remit all payments which were being sent to the terminated Deposit Account directly to the substitute Deposit Account.

     Section 5.07. Collection of Deposit Accounts. Upon written demand from Secured Party to any financial institution in which any of the Deposit Accounts are maintained, each such financial institution is hereby authorized and directed by Debtor to make payment directly to Secured Party of the funds in or credited to the Deposit

Accounts, or such part thereof as Secured Party may request, and each such financial institution shall be fully protected in relying upon the written statement of Secured Party that the Deposit Accounts are at the time of such demand assigned hereunder and that Secured Party is entitled to payment of the Obligations therefrom. Secured Party's receipt for sums paid it pursuant to such demand shall be a full and complete release, discharge and acquittance to the Depository or other financial institution making such payment to the extent of the amount so paid. Debtor hereby authorizes Secured Party upon the occurrence and during the continuation of an Event of Default and so long as any part of the Obligations remain unpaid, (i) to withdraw, collect and receipt for any and all funds, securities or other investments on deposit in or payable on the Deposit Accounts; (ii) on behalf of Debtor to endorse the name of Debtor upon any checks, drafts or other instruments payable to Debtor evidencing payment on the Deposit Accounts; and (iii) to surrender or present for notation of withdrawal the passbook, certificate or other documents issued to Debtor in connection with the Deposit Accounts. No power granted herein to Secured Party by Debtor shall terminate upon any disability of Debtor.

                                   ARTICLE VI

                                    Default

     Section 6.01. Rights and Remedies. If an Event of Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies:

         (i) In addition to all other rights and remedies granted to Secured Party in this Agreement or in any other Loan Document or by applicable law, Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, Secured Party may (A) without demand or notice to Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of Debtor, which right or equity of redemption is hereby expressly waived and released by Debtor. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agrees that Secured Party shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale or the like, and all attorneys' fees, legal expenses and other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations in such order as Secured Party shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided that Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

         (ii) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

         (iii) Secured Party may exercise any and all rights and remedies of Debtor under or in respect of the Collateral, including, without limitation, any and all rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

         (iv) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

         (v) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

     6.02.  Registration Rights, Private Sales, Etc.

         (a) If Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.01, Debtor agrees that, upon the request of Secured Party (which request may be made by Secured Party in its sole discretion), Debtor will, at its own expense:

             (i) execute and deliver, and cause each issuer of any of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such agreements, documents and instruments, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act (as hereinafter defined) and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

             (ii) use its best efforts to qualify such Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Collateral, as requested by Secured Party;

             (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

             (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law; and

             (v) bear all reasonable costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 6.02.

         (b) Debtor recognizes that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended from time to time (the "Securities Act"), and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Secured Party shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

         (c) Debtor further agrees to do or cause to be done, to the extent that Debtor may do so under applicable law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Debtor's expense. Debtor further agrees that a breach of any of the covenants contained in this Section 6.02 will cause irreparable injury to Secured Party and that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6.02 shall be specifically enforceable against Debtor, and Debtor hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) Debtor's failure to perform such covenants will not cause irreparable injury to Secured Party or (ii) Secured Party has an adequate remedy at law in respect of such breach. Debtor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party by reason of a breach of any of the covenants contained in this Section 6.02 and, consequently, agrees that, if Debtor shall breach any of such covenants and Secured Party shall sue for damages for such breach, Debtor shall pay to Secured Party, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral on the date Secured Party shall demand compliance with this Section 6.02.

         (d) DEBTOR HEREBY AGREES TO INDEMNIFY, PROTECT AND SAVE HARMLESS SECURED PARTY AND ANY CONTROLLING PERSONS THEREOF WITHIN THE MEANING OF THE SECURITIES ACT FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) ARISING UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, ANY APPLICABLE STATE SECURITIES STATUTE, OR AT COMMON LAW, OR PURSUANT TO ANY OTHER APPLICABLE LAW IN CONNECTION WITH THE AFORESAID REGISTRATION, INSOFAR AS SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT RELATING TO ANY PART OF THE COLLATERAL, OR SUCH REGISTRATION STATEMENT AS AMENDED OR SUPPLEMENTED, OR ARISES OUT

     OF, OR IS BASED UPON, THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING; PROVIDED, HOWEVER, THAT DEBTOR SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE AFORESAID REGISTRATION STATEMENT OR THE AFORESAID REGISTRATION STATEMENT AS AMENDED OR SUPPLEMENTED, IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO DEBTOR BY SECURED PARTY SPECIFICALLY FOR INCLUSION THEREIN. THE FOREGOING INDEMNITY AGREEMENT IS IN ADDITION TO ANY INDEBTEDNESS, LIABILITY OR OBLIGATION THAT DEBTOR MAY OTHERWISE HAVE TO SECURED PARTY OR ANY SUCH CONTROLLING PERSON.

                                  ARTICLE VII

                                 Miscellaneous

     Section 7.01. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

     Section 7.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

     Section 7.03. Amendment; Entire Agreement. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 7.04. Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section 7.04. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that notices to Secured Party shall be deemed given when received by Secured Party.

     Section 7.05. Governing Law; Submission to Jurisdiction; Service of Process. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN THE CREDIT AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S. DEBTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. DEBTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO DEBTOR AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 7.06. Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 7.07. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

     Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.09. Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

     Section 7.10. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.11. Construction. Debtor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Party.

     Section 7.12. Termination. If all of the Obligations shall have been paid and performed in full, all Commitments of Secured Party to Debtor shall have expired or terminated and no Letters of Credit shall remain outstanding, Secured Party shall, upon the written request of Debtor, execute and deliver to Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

     Section 7.13. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

       [The Remainder of this Page has been Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                         DEBTOR:

                                         OLD AMERICA WHOLESALE, INC.


                                         By:
                                              Paul D. Sammons
                                              President

                                         Address for Notices:
                                         811 North Collins Freeway
                                         Highway 75 North
                                         Howe, Texas  75459
                                         Fax No.: (903) 532-3080
                                         Telephone No.: (903) 532-5547
                                         Attention:  Paul D. Sammons
                                                     President

                                         SECURED PARTY:

                                         NATIONAL BANK OF CANADA,
                                         as Agent


                                         By:
                                              Larry L. Sears
                                              Group Vice President


                                         By:
                                              William W. Handley
                                              Vice President


                                         Address for Notices:
                                         National Bank of Canada
                                         125 W. 55th Street
                                         New York, New York  10019
                                         Fax No.:(212) 632-8548
                                         Telephone No.: (212) 632-8509
                                         Attention:  Kristin Tang

                                         With a copy to:
                                         National Bank of Canada
                                         2121 San Jacinto, Suite 1850

                                         Dallas, Texas  75201
                                         Fax No.: (214) 871-2015
                                         Telephone No.: (214) 871-1208
                                         Attention:  William W. Handley

                                  Schedule 1

                            Locations of Inventory



                                     None


SECURITY AGREEMENT
(Old America Wholesale, Inc.)

                                  Schedule 2

                            Jurisdictions for Filing
                           UCC-1 Financing Statements



Arizona Secretary of State
Delaware Secretary of State
Texas Secretary of State


SECURITY AGREEMENT
(Old America Wholesale, Inc.)

                                  Schedule 3


                                Pledged Shares



                                     None

SECURITY AGREEMENT
(Old America Wholesale, Inc.)

                                  Schedule 4

                             Trade and other Names


Old America
Old America Store
Old America Pottery




SECURITY AGREEMENT
(Old America Wholesale, Inc.)

                                  Schedule 5

                                Deposit Accounts



SECURITY AGREEMENT
(Old America Wholesale, Inc.)

                                   EXHIBIT A

SECURITY AGREEMENT
(Old America Wholesale, Inc.)

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement"), dated as of May 31, 1996, is executed and delivery by OLD AMERICA STORE, INC., a Texas corporation ("Borrower"), OLD AMERICA STORES, INC., a Delaware corporation ("Holdings"), and OLD AMERICA WHOLESALE, INC., a Delaware corporation ("Wholesale"), to and in favor of NATIONAL BANK OF CANADA, a Canadian chartered banking association, as agent for itself and the other Lenders (as such term is hereinafter defined) (in such capacity, together with its successors in such capacity, "Agent").

     WHEREAS, Borrower, Holdings, Wholesale, the lenders named therein (together with their successors and assigns, "Lenders") and Agent are, concurrently herewith, entering into that certain Credit Agreement dated as of May 31, 1996 (as the same may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which a $30,000,000 senior secured revolving credit facility, with a sublimit of $5,000,000 for letters of credit, is being made available to Borrower by Lenders and, in connection therewith, inter alia, Borrower is, concurrently herewith, executing and delivering (a) that certain Revolving Credit Note dated May 31, 1996, in the original principal amount of $18,000,000 payable to the order of National Bank of Canada and (b) that certain Revolving Credit Note dated May 31, 1996, in the original principal amount of $12,000,000 payable to the order of Compass Bank;

     WHEREAS, one or more of Borrower, Holdings and/or Wholesale (individually, an "Old America Company" and, collectively, the "Old America Companies") is the owner of certain trademarks, service marks, logos and trade names (the "Marks"), registrations of such rights (the "Registrations") and other Intellectual Property, as more specifically identified on Schedule 1 attached hereto and incorporated herein by reference;

     WHEREAS, the execution and delivery of this Agreement by the Old America Companies is a condition to the entering into the Credit Agreement by Agent and Lenders and the making of Loans and issuance of Letters of Credit pursuant thereto, and each Old America Company desires to grant to and in favor of Agent, for and on behalf of itself and Lenders, certain rights and licenses to use the Marks, Registrations and other Intellectual Property as set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual promises, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

     1. Definitions. (a) "Marks" shall mean the trademarks, service marks, logos and trade names identified on Schedule 1 attached hereto.

     (b)  "Registrations" shall mean the U.S. Registrations identified on
Schedule 1 attached hereto.

     (c) "Intellectual Property" shall have the meaning ascribed to such term in the Credit Agreement, and shall include, without limitation, the Marks, the Registrations and the other intellectual property identified on Schedule 1 attached hereto.

     (d) Unless otherwise defined in this Agreement, each capitalized term used in this Agreement shall have the meaning ascribed to such term in the Credit Agreement.

     2. License Grants. Subject to Paragraph 3 hereof, each Old America Company hereby grants to and in favor of Agent, for the benefit of itself and Lenders, a perpetual (but subject to Paragraph 5 hereof), non-exclusive, royalty-free right and license to use the Marks, the Registrations and all other Intellectual Property in which such Old America Company may now or hereafter have any right, title or interest, solely for purposes of or in connection with (a) the advertisement, promotion, distribution and sale of any Inventory or any other Collateral and (b) the exercise of any other right or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document (the "License"). The License granted herein includes, without limitation, the right to use the Marks, the Registrations and other Intellectual Property to identify and advertise any Inventory, either individually or as a group, for sale to the general public or to any other Person(s), and to identify any location of Agent's sole selection with and by the Marks, the Registrations and the other Intellectual Property for use in connection with such advertisement, promotion, distribution, sale or other right or remedy, but in each case only for the purposes specified in this Paragraph 2. Each of Wholesale, Borrower and Holdings hereby jointly and severally agrees that each of the Prior License Agreements will remain in full force and effect and may not be terminated, modified or amended without the prior written consent of Agent until after this Agreement is terminated. In addition, each of Borrower and Holdings hereby agrees that, in the event of any bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts of Wholesale, then Borrower and Holdings will not elect or otherwise agree or allow the license granted to it under the Prior License Agreements to be treated as terminated without the prior written consent of Agent until after this Agreement is terminated.

     3. Condition to Exercise of License. Agent shall not exercise or utilize the License unless and until and Event of Default has occurred.

     4. Consideration. Each Old America Company agrees that no compensation or consideration (other than the consideration consisting of the execution and delivery of the Credit Agreement by Agent and Lenders) will be due or payable to any Old America Company by Agent or any Lender in connection with the License or any exercise or utilization thereof any by Agent or any Lender.

     5. Term and Termination. (a) This Agreement and the License shall commence as of May 31, 1996 (the "Effective Date") and shall continue in full force and effect until all Loans, Reimbursement Obligations and other Obligations are irrevocably paid and performed in full and all Commitments have terminated or expired.

     (b) Upon the termination of this Agreement and License, the License will revert to the Old America Companies and neither Agent nor any Lender shall thereafter make any further use of the License or have any other right or interest in the License or any Intellectual Property by virtue of this Agreement.

     6. Representations and Warranties. Each Old America Company hereby represents and warrants to Agent and each Lender as follows:

     (a) it is the owner and/or licensee of all Marks and Registrations and rights relating thereto indicated as being owned and/or licensed by it on
Schedule 1 attached hereto;

     (b) Each of Borrower, pursuant to that certain License Agreement dated as of September 12, 1995, between Borrower and Wholesale, and Wholesale, pursuant to that certain License Agreement dated as of September 12, 1995, between Wholesale and Holdings (collectively, the "Prior License Agreements"), which Prior License Agreements were executed in connection with the transfer of such Intellectual Property by Borrower to Wholesale, has been granted a license to use the Intellectual Property designated as being licensed by it on Schedule 1 attached hereto;

     (c) it has full right to grant the License granted by it herein in and to the Marks and the Registrations and the other Intellectual Property that is owned by it (it being understood that no representation or warranty is made with respect to other Intellectual Property not owned by an Old America Company);

     (d) use of the Marks and Registrations pursuant to exercise of the License by Agent in accordance with the terms and conditions of this Agreement will not infringe on any proprietary rights of any Person; and

     (e) no claim, regardless of whether embodied in an action past or present, of infringement of any of the Marks or Registrations has been made or is pending against any Old America Company or any Person from which any Old America Company has obtained its rights relative to the Marks and Registrations.

     7. Indemnities. Each Old America Company jointly and severally agrees that it shall indemnify Agent and each Lender and hold Agent and each Lender harmless from and against and defend any claim, suit or proceeding, and pay any settlement amounts or damages awarded by a court of final jurisdiction, arising out of claims by any Person that any Mark, Registration or other Intellectual Property owned by any Old America Company infringes on any U.S. trademark, service mark, logo or trade name or other Intellectual Property of any other Person. Agent shall notify Borrower in writing of the existence of any such claim, suit or proceeding of which

Agent becomes aware, shall permit Borrower to control the defense or settlement thereof prior to the occurrence of an Event of Default if Borrower's counsel is reasonably acceptable to Agent and is also representing Agent without conflict and shall cooperate in the defense or settlement thereof; provided, however, that Agent shall, at the expense of Borrower on and after the occurrence of an Event of Default, have the option of being represented by separate legal counsel in connection with any such claim, suit or proceeding.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors or assigns; provided, however, that none of the Old America Companies may transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders and none of Agent or any of Lenders may transfer, assign, license or sublicense or otherwise dispose of any interest it may have in this Agreement, the License or any Intellectual Property of the Old America Companies without the prior written consent of Borrower in its sole discretion except to a successor Agent or another Lender in connection with an assignment of its interest under the Credit Agreement and the other Loan Documents, in each case under and in accordance with the terms of the Credit Agreement. Each Old America Company agrees that any (if any) grant, sale, lease, assignment, transfer or other disposition by it of any Intellectual Property or any license, right or interest therein shall not, in any way, impair any term or provision of this Agreement (provided, however, that this sentence shall not be construed to authorize any such grant, sale, lease, assignment, transfer or other disposition prohibited by the Credit Agreement or the other Loan Documents).

     9. Notices. All notices and other communications between or among any Old America Company and Agent relating to this Agreement shall be given or made in writing in the manner, and shall be effective, specified in Section 13.13 of the Credit Agreement.

     10. Miscellaneous. (a) This Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall not be amended or modified except by a subsequently dated written amendment or modification of this Agreement executed by the Old America Companies and Agent.

     (b) If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, or otherwise unenforceable, the remaining provisions hereof shall remain in full force and effect and a court of competent jurisdiction shall supply a term or provision which most closely approximate(s) the original intent of the parties to replace the affected term or provision.

     (c) No term or provision of this Agreement shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived, consented or excused. In the event Agent waives, consents or excuses a breach by any Old America Party, such waiver, consent or excuse shall not constitute a waiver of, consent to or excuse of any other different or subsequent breach whether or not of the same kind as the original breach.

     (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE UNITED STATES.

     (e) Each of the Old America Companies jointly and severally represents and warrants to Agent and each Lender that (a) it has full power and authority to enter into this Agreement and perform its obligations hereunder, and (b) all necessary corporate action has been duly taken to authorize the individual executing below to execute this Agreement for and on behalf of such Old America Company.

     (f) The terms and provisions of Paragraphs 6 and 7 of this Agreement shall survive the termination or expiration of this Agreement and continue according to their terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

                             OLD AMERICA STORE, INC.


                             By:
                             Name:  Jim D. Schultz
                             Title: Vice President and Chief Financial Officer


                             OLD AMERICA STORES, INC.


                             By:
                             Name:  Jim D. Schultz
                             Title: Vice President and Chief Financial Officer

                             OLD AMERICA WHOLESALE, INC.


                             By:
                             Name:   Paul D. Sammons
                             Title:  President


                             NATIONAL BANK OF CANADA,
                              Individually and as Agent


                             By:
                             Name:  Larry L. Sears
                             Title: Group Vice President


                             By:
                             Name:  William W. Handley
                             Title: Vice President

                                   EXHIBIT A

              MARKS, REGISTRATIONS AND OTHER INTELLECTUAL PROPERTY